Exhibit 10.1
EXECUTION VERSION

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
This Fifth Amendment to Second Amended and Restated Credit Agreement (the “Amendment”), is made this 30th day of November 2022 among CROCS, INC., a Delaware corporation (“Crocs”), CROCS RETAIL, LLC, a Colorado limited liability company (“Crocs Retail”), JIBBITZ, INC., a Colorado corporation (formerly known as JIBBITZ, LLC, a Colorado limited liability company (“Jibbitz”), COLORADO FOOTWEAR C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands and registered with the Dutch trade register under number 27302818 (“Colorado Footwear”), CROCS EUROPE B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and registered with the Dutch trade register under number 27276812 (“Crocs Europe”, together with Crocs, Crocs Retail, Jibbitz, Colorado Footwear and each Person joined to the Credit Agreement (as hereinafter defined) as a borrower from time to time, collectively referred to herein as, the “Borrowers” or “Borrower”), the Guarantors party hereto, the Lenders (as hereinafter defined), BANK OF AMERICA, NA, LONDON BRANCH, as Alternative Currency Swing Loan Lender, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”), U.S. Dollar Swing Loan Lender and Issuing Lender.
BACKGROUND
    A.    On July 26, 2019, Borrowers, Lenders, Joint Lead Arrangers (as defined in the Credit Agreement) and Administrative Agent entered into, inter alia, that certain Second Amended and Restated Credit Agreement (as same has been amended, modified, renewed, extended, restated, amended and restated or supplemented from time to time, the “Credit Agreement”) to reflect certain financing arrangements among the parties thereto. The Credit Agreement and all other documents executed in connection therewith to the date hereof (including all of the Loan Documents) are collectively referred to as the “Existing Financing Agreements”. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement, as amended hereby.
B.    Borrowers have requested, and Administrative Agent and Lenders have agreed, to (i) increase the Revolving Credit Commitments pursuant to Section 2.10 of the Credit Agreement, and (ii) modify certain other terms and provisions of the Credit Agreement, in each case, on the terms and subject to the conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Amendments to Credit Agreement.
(a)    Increase in Revolving Credit Commitments. Pursuant to Section 2.10 of the Credit Agreement, Borrowers hereby request, and the current Lenders have agreed, to increase the Revolving Credit Commitments in an aggregate amount equal to $150,000,000. In furtherance thereof, on the Effective Date, (x) Schedule 1.1(B) to the Credit Agreement is amended and restated in its entirety to be as set forth on Schedule 1.1(B) attached hereto, and the Revolving Credit Commitment of each Lender is as set forth therein, and (y) the aggregate Revolving Credit Commitments of all Lenders shall equal $750,000,000.

(b)    Amendment of the Credit Agreement. On the Effective Date (as defined below), (i) the Credit Agreement shall be hereby amended to be as set forth in the Credit Agreement attached as Exhibit A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”) and (ii) Schedule 8.1.10 hereto shall be added as Schedule 8.1.10 of the Amended Credit Agreement.
Section 2.    Amendments to Other Loan Documents.
(a)    On the Effective Date, the Security Agreement is amended as follows:
(i)    The definition of “Excluded Account” shall be deleted.
(ii) Section 6(o) is amended and restated as follows:
“(o)    Each Grantor agrees to comply with the requirements of Section 8.1.10 of the Credit Agreement.”
(iii)    Section 6(e)(v) is amended to add the following immediately after “(v)”: “subject to the limitations set forth herein and in the Credit Agreement,”.
(b)    On the Effective Date, Section 3(iii) of the Fourth Amendment is amended and restated as follows: “(iii) [reserved].”
Section 3.    Alternative Currency Swing Loan Lender.    By its execution of this Amendment, Bank of America, NA, London Branch hereby agrees to act as Alternative Currency Swing Loan Lender and agrees that it shall have all rights and obligations of the Alternative Currency Swing Loan Lender under the Loan Documents.
Section 4.     Conditions Precedent. This Amendment shall be effective upon (the “Effective Date”):
(a)    Administrative Agent’s receipt of the following:
(i)    this Amendment fully executed by each of the Loan Parties, the Administrative Agent, the Swing Loan Lenders and each of the Lenders;
(ii) Notes in favor of each Lender that has requested a Note evidencing the increase of the Revolving Credit Commitments set forth herein; and
(iii) certifications of each Loan Party’s corporate secretaries with attached resolutions certifying that (x) the increase in the Revolving Credit Commitments has been approved by such Loan Parties and (y) the organizational documents of the Loan Parties have not been amended, supplemented, modified, restated or revoked since the Fourth Amendment Date (or to the extent any such documents have been amended, supplemented or modified since the Fourth Amendment Date, attaching such amended supplemented, modified or restated organizational documents) and attaching certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in its state of organization (other than in respect of any Borrower incorporated under Dutch law);
(b)    Administrative Agent shall have received, for the account of the Lenders, commitment fees in the amounts separately agreed, which fees shall be fully earned, due and payable on the Effective Date;
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(c)    Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in jurisdictions satisfactory to the Administrative Agent;
(d)    Administrative Agent shall have received at least three Business Days prior to the Effective Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act, reasonably requested by the Administrative Agent or any Lender at least ten Business Days prior to the Effective Date;
(e)    Administrative Agent shall have received a written opinion of counsel from each of (x) Perkins Coie LLP, (y) Loyens & Loeff N.V. and (z) DLA Piper Nederland N.V., in each case, in form and substance acceptable to Administrative Agent in its reasonable discretion;
(f)    No Potential Default or Event of Default shall have occurred and be continuing;
(g)    Administrative Agent shall have received the financial statements, reports and Compliance Certificate described in Section 8.3.1 of the Credit Agreement with respect to the fiscal quarter ending September 30, 2022;
(h)    Administrative Agent shall have received a solvency certificate from the chief financial officer (or other Authorized Officer with similar responsibilities) of Crocs dated as of the Effective Date and certifying as to the matters set forth therein; and
(i)    Administrative Agent shall have received a certificate of an Authorized Officer of Crocs dated as of the Effective Date and certifying as to certain matters set forth therein.
Section 5.    Acknowledgment of Guarantors. With respect to the amendments to the Credit Agreement effected by this Amendment (including without limitation the increase in the Revolving Credit Commitments), each Guarantor signatory hereto hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty Agreement (as modified and supplemented in connection with this Amendment) and any other Loan Document to which it is a party is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty or Loan Document to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment. Although Administrative Agent and the Lenders have informed the Guarantors of the matters set forth above, and the Guarantors have acknowledged the same, each Guarantor understands and agrees that neither Administrative Agent nor any Lender has any duty under the Credit Agreement, the Guaranty Agreements or any other Loan Document to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.
Section 6.    Representations and Warranties. Each Borrower:
(a)    reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Loan Documents and confirms that all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);
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(b)    reaffirms all of the covenants contained in the Credit Agreement, covenants to abide thereby until Payment in Full of the Obligations;
(c)    represents and warrants to the Administrative Agent and the Lenders that no Potential Default or Event of Default has occurred and is continuing under any of the Loan Documents;
(d)    represents and warrants to the Administrative Agent and the Lenders that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and
(e)    represents and warrants to the Administrative Agent and the Lenders that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.
Section 7.     General Provisions.
(a)    Payment of Expenses. Borrowers shall pay or reimburse Administrative Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto in accordance with Section 11.4.1 of the Credit Agreement.
(b)    Reaffirmation of Credit Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all of the other Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written. The Collateral Documents and each other Loan Document are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Collateral Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Credit Agreement and the Amended Credit Agreement. Without limiting the generality of the foregoing, the Collateral Documents and all of the Liens on the Collateral described therein do and shall continue to secure the payment of all Obligations (including, the Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment) and each Parallel Liability. Without prejudice to the foregoing, the entire legal relationship (rechtsverhouding) of Crocs General Partner, LLC under the Dutch law deed of pledge of shares in the capital of Crocs Europe, dated as of August 23, 2019, by and among Crocs General Partner, LLC as pledgor, the Administrative Agent as pledgee and Crocs Europe as company has been transferred to Crocs Malta Holdings by way of transfer of contract (contractsoverneming) pursuant to a Dutch law deed of sale, purchase and transfer of shares dated December 15, 2020, and as a result, such obligations are enforceable against Crocs Malta Holdings.
(c)    Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.
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(d)    Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(e)    Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(f)    Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Section 11.12.2 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
(g)    Loan Documents. This Amendment (including the schedules and exhibits hereto) is a “Loan Document” as defined in and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
(h)    Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 8.    Existing Notes. Administrative Agent and Lenders shall, upon request from Borrowers, return the existing Notes to Borrowers or provide Borrowers with a receipt of an affidavit of an officer of the Administrative Agent or applicable Lender and an indemnity related thereto as to the loss, theft, destruction or mutilation of such Note in each case as reasonably acceptable to Borrowers.
Section 9.    No Novation.    This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Existing Financing Agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. This Amendment shall not constitute a novation of the Credit Agreement or any other Existing Financing Agreement. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Existing Financing Agreement from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Existing Financing Agreement.
(Signature Pages Follow)
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                    BORROWERS:

CROCS, INC. By: /s/ Anne Mehlman Name: Anne Mehlman Title: Executive Vice President and Chief Financial Officer
CROCS RETAIL, LLC By: /s/ Anne Mehlman Name: Anne Mehlman Title: Manager
JIBBITZ, INC. By: /s/ Anne Mehlman Name: Anne Mehlman Title: Treasurer
COLORADO FOOTWEAR C.V. By: Crocs General Partner, LLC as General Partner of Colorado Footwear C.V. By: /s/ Jeffrey Michael Timmers Name: Jeffrey Michael Timmers Title: Member of Management Committee
CROCS EUROPE B.V. By: /s/ Mark Meijer Name: Mark Meijer Title: Director

[SIGNATURE PAGE TO FIFTH AMENDMENT TO 2ND A&R CREDIT AGREEMENT]

GUARANTORS:

WESTERN BRANDS HOLDING COMPANY, LLC By: /s/ Anne Mehlman Name: Anne Mehlman Title: Chief Financial Officer & Manager
WESTERN BRANDS NETHERLANDS HOLDING C.V.

By:     Western Brands Holding Company, LLC, as General Partner of Western Brands Netherlands Holding C.V.

By: /s/ Jeffrey Michael Timmers
Name: Jeffrey Michael Timmers
Title: Member of Management Committee

CROCS GENERAL PARTNER, LLC By: /s/ Jeffrey Michael Timmers Name: Jeffrey Michael Timmers Title: Member of Management Committee of Western Brands Netherlands Holding C.V., its sole member
CROCS MALTA LTD. By: /s/ Jeffrey Michael Timmers Name: Jeffrey Michael Timmers Title: Company Secretary
[SIGNATURE PAGE TO FIFTH AMENDMENT TO 2ND A&R CREDIT AGREEMENT]

CROCS MALTA HOLDINGS LTD. By: /s/ Jeffrey Michael Timmers Name: Jeffrey Michael Timmers Title: Company Secretary
LUCKY TOP INC. By: /s/ Anne Mehlman Name: Anne Mehlman Title: Treasurer
HEY DUDE (US) LLC By: /s/ Anne Mehlman Name: Anne Mehlman Title: Manager
HEY DUDE INC. By: /s/ Anne Mehlman Name: Anne Mehlman Title: Treasurer
[SIGNATURE PAGE TO FIFTH AMENDMENT TO 2ND A&R CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND LENDERS:
PNC BANK, NATIONAL ASSOCIATION,
as a Lender, U.S. Dollar Swing Loan Lender, Issuing Lender and Administrative Agent
By: /s/ Geoffrey C. Goodwin
Name:    Geoffrey C. Goodwin
Title:    Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO 2ND A&R CREDIT AGREEMENT]

BANK OF AMERICA, NA, LONDON BRANCH as Alternative Currency Swing Loan Lender By: /s/ Joanne Hilliard Name: Joanne Hilliard Title: Director
BANK OF AMERICA, N.A. as a Lender By: /s/ John Sletten Name: John Sletten Title: Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO 2ND A&R CREDIT AGREEMENT]

HSBC BANK USA, N.A., as a Lender and Issuing Lender By: /s/ Andrew Wulff Name: Andrew Wulff Title: Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO 2ND A&R CREDIT AGREEMENT]

CITIBANK, N.A., as a Lender By: /s/ Jonathan Eng Name: Jonathan “Jonny” Eng Title: Director

[SIGNATURE PAGE TO FIFTH AMENDMENT TO 2ND A&R CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as a Lender and Issuing Lender By: /s/ Marianne T. Meil Name: Marianne T. Meil Title: Sr. Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO 2ND A&R CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Courtney A. Boltz Name: Courtney A. Boltz Title: Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO 2ND A&R CREDIT AGREEMENT]

MORGAN STANLEY BANK, N.A., as a Lender By: /s/ Michael King Name: Michael King Title: Authorized Signatory

[SIGNATURE PAGE TO FIFTH AMENDMENT TO 2ND A&R CREDIT AGREEMENT]

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans
PNC Bank, National Association 1144 15th St, Suite 2800 Denver, CO 80202 Attention: Geoffrey C. Goodwin Telephone: 303-729-1934	$160,000,000
Bank of America, N.A. Bank of America ATTN: John Sletten 370 17th St Suite 5195 Denver, CO 80202 Email: john.sletten@bofa.com	$120,000,000
Citibank, N.A. 99 Wood Avenue South Iselin, NJ 08830 Attention: Michael Dantuono Telephone: 732-650-3670 Email: michael.dantuono@citi.com	$120,000,000
HSBC Bank USA, N.A. 452 Fifth Avenue New York, NY 10018 Attention: Alexis Romano Telephone: 610-653-8215 Email: alexis.romano@us.hsbc.com	$120,000,000
KeyBank National Association Commercial Banking 1675 Broadway, Suite 1400 Denver, CO 80202 Attention: Ryan Theret Telephone: 619-889-4706 Email: ryan_m_theret@keybank.com	$120,000,000
U.S. Bank National Association Commercial Banking 950 17th Street Floor 12 Denver, CO 80202 Attn: Courtney Boltz Telephone 303-585-4396 Facsimile 303-585-6949	$65,000,000

Morgan Stanley Bank, N.A. 1300 Thames Street Thames Street Wharf, 4th Floor Baltimore, MD 21231 Attn: Ross Nabewaniec Phone: 443-627-4355 Email: MSLOANSERVICING@MorganStanley.com	$45,000,000
Total	$750,000,000

EXHIBIT A
Amended Credit Agreement
[See attached.]

Exhibit A to the Fifth Amendment
Customer CUSIP 22704NAA0
Facility CUSIP 22704NAB8

$750,000,000 REVOLVING CREDIT FACILITY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

by and among
CROCS, INC.
CROCS RETAIL, LLC
JIBBITZ, INC.
COLORADO FOOTWEAR C.V.
CROCS EUROPE B.V.
and

THE GUARANTORS PARTY HERETO

and
THE LENDERS PARTY HERETO
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, U.S. Dollar Swing Loan Lender and Issuing Lender

PNC CAPITAL MARKETS LLC,
as Joint Lead Arranger, Co-Syndication Agent and Sole Bookrunner
BANK OF AMERICA, NA, LONDON BRANCH
as Alternative Currency Swing Loan Lender

BANK OF AMERICA, N.A., CITIBANK N.A., HSBC BANK USA, N.A. and KEYBANK NATIONAL ASSOCIATION
as Joint Lead Arrangers and Co-Syndication Agents
Dated as of July 26, 2019
and as amended on March 26, 2020, November 13, 2020, July 23, 2021, February 17, 2022 and
November 30, 2022

TABLE OF CONTENTS

Page
ARTICLE 1 CERTAIN DEFINITIONS    1
1.1    Certain Definitions    1
1.2    Construction    48
1.3    Accounting Principles; Changes in GAAP    48
1.4    Uniform Commercial Code Terms    48
1.5    Dutch Terms    49
1.6    Divisions    50
1.7    Benchmark Notification    50
1.8    Conforming Changes Relating to Term SOFR Rate    50
1.9    Exchange Rates; Currency Equivalents    50
ARTICLE 2 REVOLVING CREDIT AND SWING LOAN FACILITIES    51
2.1    Revolving Credit Commitments.    51
2.1.1    Revolving Credit Loans    51
2.1.2    Swing Loan Subfacilities    51
2.2    Nature of Lenders’ Obligations with Respect to Revolving Credit Loans    51
2.3    Commitment Fees    51
2.4    Revolving Credit Loan Requests; Swing Loan Requests    52
2.4.1    Revolving Credit Loan Requests    52
2.4.2    Swing Loan Requests    52
2.5    Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.    52
2.5.1    Making Revolving Credit Loans    52
2.5.2    Presumptions by the Administrative Agent    53
2.5.3    Making Swing Loans    53
2.5.4    Repayment of Revolving Credit Loans    54
2.5.5    Borrowings to Repay Swing Loans    54
2.5.6    Swing Loans Under Cash Management Agreements    54
2.6    Notes    55
2.7    Use of Proceeds    55
2.8    Letter of Credit Subfacility    55
2.8.1    Issuance of Letters of Credit    55
2.8.2    Letter of Credit Fees    56
2.8.3    Disbursements, Reimbursement    56
2.8.4    Repayment of Participation Advances.    57
2.8.5    Documentation    57
2.8.6    Determinations to Honor Drawing Requests    58
2.8.7    Nature of Participation and Reimbursement Obligations    58
2.8.8    Indemnity    59
2.8.9    Liability for Acts and Omissions    59
2.8.10    Issuing Lender Reporting Requirements    60
2.9    Defaulting Lenders    60
2.10    Increase in Revolving Credit Commitments    62
2.10.1    Increasing Lenders and New Lenders    62
2.11    Reduction of Revolving Credit Commitment    63
2.12    Illegality    63
2.13    MIRE Events    64
ARTICLE 3 RESERVED    64
ARTICLE 4 INTEREST RATES    64
4.1    Interest Rate Options    64
4.1.1    Revolving Credit Interest Rate Options; Swing Loan Interest Rate    64
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4.1.2    [Reserved]    65
4.1.3    Rate Quotations    65
4.2    Interest Periods    65
4.2.1    Amount of Borrowing Tranche    65
4.2.2    Renewals    65
4.3    Interest After Default    65
4.3.1    Letter of Credit Fees, Interest Rate    65
4.3.2    Other Obligations    65
4.3.3    Acknowledgment    66
4.4    Term SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting    66
4.4.1    Unascertainable; Increased Costs    66
4.4.2    Illegality    66
4.4.3    Administrative Agent’s and Lender’s Rights    66
4.4.4    Benchmark Replacement    67
4.5    Selection of Interest Rate Options    68
ARTICLE 5 PAYMENTS    68
5.1    Payments    68
5.2    Pro Rata Treatment of Lenders    69
5.3    Sharing of Payments by Lenders    69
5.4    Presumptions by Administrative Agent    70
5.5    Interest Payment Dates    70
5.6    Voluntary Prepayments    70
5.6.1    Right to Prepay    70
5.6.2    Replacement of a Lender    71
5.7    Mandatory Prepayments    72
5.8    Increased Costs    72
5.8.1    Increased Costs Generally    72
5.8.2    Capital Requirements    72
5.8.3    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans    73
5.8.4    Delay in Requests    73
5.9    Taxes.    73
5.9.1    Issuing Lender    73
5.9.2    Payments Free of Taxes    73
5.9.3    Payment of Other Taxes by the Loan Parties    73
5.9.4    Indemnification by the Loan Parties    73
5.9.5    Indemnification by the Lenders    73
5.9.6    Evidence of Payments    74
5.9.7    Status of Lenders    74
5.9.8    Treatment of Certain Refunds    75
5.9.9    Survival    76
5.10    Indemnity    76
5.11    Settlement Date Procedures    76
5.12    Mitigation Obligations    77
5.13    Cash Collateral    77
ARTICLE 6 REPRESENTATIONS AND WARRANTIES    78
6.1    Representations and Warranties    78
6.1.1    Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default    78
6.1.2    Subsidiaries and Owners; Investment Companies    78
6.1.3    Validity and Binding Effect    78
6.1.4    No Conflict; Material Agreements; Consents    78

6.1.5    Litigation    79
6.1.6    Financial Statements    79
6.1.7    Margin Stock    79
6.1.8    Full Disclosure    80
6.1.9    Taxes    80
6.1.10    Patents, Trademarks, Copyrights, Licenses, Etc    80
6.1.11    Liens in the Collateral    80
6.1.12    Insurance    81
6.1.13    ERISA Compliance    81
6.1.14    Environmental Matters    81
6.1.15    Solvency    81
6.1.16    Anti-Terrorism and Sanctions Laws    82
6.1.17    Fiscal Unity    82
6.1.18    403 Statement    82
6.1.19    COMI    82
6.1.20    EEA    82
6.1.21    Certificate of Beneficial Ownership    82
6.1.22    DAC6    82
6.1.23    Deposit Accounts, Securities Accounts and Commodity Accounts    82
6.2    Updates to Schedules    82
ARTICLE 7 CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT    83
7.1    First Loans.    83
7.1.1    Deliveries    83
7.1.2    Payment of Fees    84
7.2    Each Loan or Letter of Credit    84
ARTICLE 8 COVENANTS    84
8.1    Affirmative Covenants    84
8.1.1    Preservation of Existence, Etc    84
8.1.2    Payment of Liabilities, Including Taxes, Etc    84
8.1.3    Maintenance of Insurance    85
8.1.4    Maintenance of Properties and Leases    85
8.1.5    Visitation Rights    85
8.1.6    Keeping of Records and Books of Account    85
8.1.7    Compliance with Laws; Use of Proceeds    86
8.1.8    Additional Subsidiaries; Further Assurances    86
8.1.9    Anti-Terrorism and Sanctions Laws    87
8.1.10    Deposit Accounts, Securities Accounts, and Commodities Accounts    87
8.1.11    Certificate of Beneficial Ownership and Other Additional Information    88
8.1.12    Keepwell    88
8.2    Negative Covenants    88
8.2.1    Indebtedness    88
8.2.2    Liens; Lien Covenants    91
8.2.3    Guaranties    91
8.2.4    Loans and Investments    91
8.2.5    Dividends and Related Distributions    92
8.2.6    Liquidations, Mergers, Consolidations, Acquisitions    93
8.2.7    Dispositions of Assets or Subsidiaries    93
8.2.8    Affiliate Transactions    94
8.2.9    Subsidiaries, Partnerships and Joint Ventures    94
8.2.10    Continuation of or Change in Business    95
8.2.11    Fiscal Year    95
8.2.12    Changes in Organizational Documents    95

8.2.13    Reserved.    95
8.2.14    Interest Coverage Ratio    95
8.2.15    Maximum Leverage Ratio    95
8.2.16    Fiscal Unity    95
8.2.17    403 Statement    95
8.2.18    COMI    96
8.3    Reporting Requirements    96
8.3.1    Quarterly Financial Statements    96
8.3.2    Annual Financial Statements    96
8.3.3    Certificate of the Borrowers    96
8.3.4    Supplemental Perfection Certificate    96
8.3.5    Notices    97
ARTICLE 9 DEFAULT    98
9.1    Events of Default    98
9.1.1    Payments Under Loan Documents    98
9.1.2    Breach of Warranty    98
9.1.3    Breach of Negative Covenants or Visitation Rights    98
9.1.4    Breach of Other Covenants    98
9.1.5    Defaults in Other Agreements    98
9.1.6    Final Judgments or Orders    98
9.1.7    Loan Document Unenforceable    99
9.1.8    Uninsured Losses; Proceedings Against Assets    99
9.1.9    Events Relating to Plans    99
9.1.10    Change of Control    99
9.1.11    Relief Proceedings    99
9.2    Consequences of Event of Default.    99
9.2.1    Events of Default    99
9.2.2    Enforcement of Rights and Remedies    100
9.2.3    Set-off    100
9.2.4    Application of Proceeds    100
9.3    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    102
ARTICLE 10 THE ADMINISTRATIVE AGENT    102
10.1    Appointment and Authority    102
10.2    Rights as a Lender    102
10.3    Exculpatory Provisions    102
10.4    Reliance by Administrative Agent    103
10.5    Delegation of Duties    103
10.6    Resignation of Administrative Agent    104
10.7    Non-Reliance on Administrative Agent and Other Lenders    104
10.8    No Other Duties, etc    105
10.9    Administrative Agent’s Fee    105
10.10    Authorization to Release Collateral and Guarantors    105
10.11    No Reliance on Administrative Agent’s Customer Identification Program    105
10.12    Administrative Agent May File Proofs of Claim    105
10.12.1    Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products    106
10.13    Parallel Liability    106
10.14    Erroneous Payments    107
10.15    Intercreditor Agreements and First Lien Security Documents    109
10.16    ERISA Matters    109
ARTICLE 11 MISCELLANEOUS    111
11.1    Joint and Several Obligations    111
11.2    Modifications, Amendments or Waivers    111

11.2.1    Increase of Commitment    111
11.2.2    Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment    111
11.2.3    Release of Collateral or Guarantor    112
11.2.4    Foreign Borrower or Loan Party and or Foreign Currency    112
11.2.5    Miscellaneous    112
11.2.6    Reserved    113
11.2.7    Release of Trademarks, Patents and other Intellectual Property    113
11.3    No Implied Waivers; Cumulative Remedies    113
11.4    Expenses; Indemnity; Damage Waiver    113
11.4.1    Costs and Expenses    113
11.4.2    Indemnification by the Borrowers    113
11.4.3    Reimbursement by Lenders    114
11.4.4    Waiver of Consequential Damages, Etc    114
11.4.5    Payments    114
11.4.6    Survival    114
11.5    Holidays    114
11.6    Notices; Effectiveness; Electronic Communication    115
11.6.1    Notices Generally    115
11.6.2    Electronic Communications    115
11.6.3    Change of Address, Etc    115
11.6.4    Platform    115
11.7    Severability    116
11.8    Duration; Survival    116
11.9    Successors and Assigns    116
11.9.1    Successors and Assigns Generally    116
11.9.2    Assignments by Lenders    116
11.9.3    Register    118
11.9.4    Participations    118
11.9.5    Certain Pledges; Successors and Assigns Generally    119
11.10    Confidentiality    119
11.10.1    General    119
11.10.2    Sharing Information With Affiliates of the Lenders    119
11.11    Counterparts; Integration; Effectiveness    120
11.12    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL    120
11.12.1    Governing Law    120
11.12.2    SUBMISSION TO JURISDICTION    120
11.12.3    WAIVER OF VENUE    121
11.12.4    SERVICE OF PROCESS    121
11.12.5    WAIVER OF JURY TRIAL    121
11.13    USA Patriot Act Notice    121
11.14    No Novation    121
11.15    Judgement Currency    121
11.16    Interest Rate Limitation    122
11.17    No Advisory or Fiduciary Responsibility    122
11.18    Acknowledgment Regarding any Supported QFC’s    123

v

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES
SCHEDULE 1.1(B)    -    COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(C)    -    EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(P)    -    PERMITTED LIENS
SCHEDULE 6.1.1    -    QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2    -    SUBSIDIARIES
SCHEDULE 6.1.5    -    LITIGATION SCHEDULE
SCHEDULE 6.1.10    -    INTELLECTUAL PROPERTY
SCHEDULE 6.1.13    -    ERISA COMPLIANCE
SCHEDULE 6.1.14    -    ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.1.10    -    BANK ACCOUNTS
SCHEDULE 8.2.1    -    PERMITTED INDEBTEDNESS
SCHEDULE 8.2.4    -    LOANS AND INVESTMENTS
EXHIBITS
EXHIBIT 1.1(A)    -    ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(N)(1)    -    REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)    -    SWING LOAN NOTE
EXHIBIT 2.4.2    -    SWING LOAN REQUEST
EXHIBIT 5.9.7(A)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(C)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 8.3.3    -    QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT 11.2.6    -    RELEASE OF TRADEMARKS, PATENTS AND OTHER INTELLECTUAL PROPERTY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) is dated as of July 26, 2019 (the “Effective Date”) and as amended on March 26, 2020, November 13, 2020, July 23, 2021, February 17, 2022 and November 30, 2022 and is made by and among CROCS, INC., a Delaware corporation (“Crocs”), CROCS RETAIL, LLC, a Colorado limited liability company (“Crocs Retail”), JIBBITZ, INC., a Colorado corporation (formerly known as JIBBITZ, LLC, a Colorado limited liability company) (“Jibbitz”), COLORADO FOOTWEAR C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands and registered with the Dutch trade register under number 27302818 (“Colorado Footwear”), CROCS EUROPE B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and registered with the Dutch trade register under number 27276812 (“Crocs Europe”, together with Crocs, Crocs Retail, Jibbitz, Colorado Footwear and each Person joined hereto as a borrower from time to time, collectively referred to herein as, the “Borrowers” or “Borrower”), the Lenders (as hereinafter defined), PNC CAPITAL MARKETS LLC, in its capacity as sole book runner, co-syndication agent and joint lead arranger (“PNCCM”), BANK OF AMERICA, N.A., CITIBANK, N.A., HSBC BANK USA, N.A. and KEY BANK NATIONAL ASSOCIATION, each as joint lead arranger (together with PNCCM, the “Joint Lead Arrangers”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”), U.S. Dollar Swing Loan Lender (as hereinafter defined) and Issuing Lender (as hereinafter defined).
Certain Borrowers, Administrative Agent and certain financial institutions as lenders have entered into that certain Revolving Credit and Security Agreement dated as of September 25, 2009 (as amended, the “Original Credit Agreement”) pursuant to which Administrative Agent and such financial institutions made loans and other advances to certain of the Borrowers. Certain Borrowers, Administrative Agent and certain financial institutions as lenders have entered into that certain Amended and Restated Credit Agreement dated as of December 16, 2011 (as heretofore amended, the “Existing Credit Agreement”) which amended and restated the Original Credit Agreement and pursuant to which Administrative Agent and such financial institutions made loans and other advances to certain of the Borrowers.
Borrowers and Administrative Agent desire to amend and restate the Existing Credit Agreement in its entirety pursuant to the terms and conditions hereof. This Agreement amends and restates the Existing Credit Agreement but does not extinguish the obligations evidenced thereby.
The Borrowers have requested the Lenders to provide a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $450,000,000. As of the First Amendment Date, the revolving credit facility was increased to an aggregate principal amount of $500,000,000, as of the Fourth Amendment Date, the revolving credit facility was increased to an aggregate principal amount of $600,000,000 and as of the Fifth Amendment Date, the revolving credit facility was increased to an aggregate principal amount of $750,000,000.
In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
1.1    Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
“2020 Entity Restructuring” shall mean (A) the formation of Crocs New Malta, a limited liability company organized under the laws of the Republic of Malta (“Crocs New Malta”), and (B) subsequent to the Second Amendment Date: (i) the conversion of Crocs Bermuda Ltd., a Bermuda corporation, to Crocs Malta Holdings Ltd., a limited liability company organized under the laws of the Republic of Malta (“Crocs Old Malta”), (ii) the distribution by Colorado Footwear of all of its intellectual property registered in jurisdictions other than the United States and all of its Equity Interests in its Subsidiaries to Crocs Old Malta, (iii) the transfer of all intellectual property referenced in clause (ii) above by Crocs Old Malta to Crocs Europe in part as a contribution, and in part as a sale in exchange for the Crocs Old Malta Note to Crocs Europe, (iv) subsequent to the transactions descried in clause (ii) above, the disposition of, and transfer by Colorado Footwear of all of its remaining assets to Crocs Old Malta, (v) the disposition of, and transfer by Western Brands Netherlands Holding C.V., a Guarantor, of all of its assets to Crocs Old Malta, (vi) the disposition of, and transfer by Crocs General Partner, LLC, a Delaware limited liability company, and a Guarantor, of all of its assets to Crocs Old Malta, and (vii) the disposition of, and transfer by Western Brands Holding Company, LLC, a Colorado limited liability company, and a Guarantor, all of its assets to Crocs Old Malta, in each case as more fully set forth on Schedule A attached to the Fourth Amendment.

“Account Party” shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].
“Acquisition” means any transaction, or any series of related transactions, by which any Loan Party or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any partnership, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Administrative Agent” shall mean PNC Bank, National Association (or any of its designated branch offices or affiliates), in its capacity as administrative agent hereunder, and where applicable, under the other Loan Documents, or any successor administrative agent.
“Administrative Agent’s Fee” shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].
“Administrative Agent’s Letter” shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 20% or more of any class of the voting or other equity interests of such Person, or (iii) 20% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.
“Agent Parties” means as is specified in Section 11.6.4(ii).
“Agreement” shall mean this Second Amended and Restated Credit Agreement, as the same may be amended, supplemented, modified or restated from time to time, including all schedules and exhibits.
“Alternative Currency” means each of Euros, Sterling, Singapore Dollars and Yen, in each case as long as there is a published RFR or a Benchmark Replacement effected pursuant to Section 4.4 with respect thereto.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Issuing Lender, as the case may be, in its sole discretion by reference to the applicable Bloomberg page (or such other publicly available service for displaying exchange rates as determined by the Administrative Agent from time to time), to be the exchange rate for the purchase of such Alternative Currency with U.S. Dollars on the date that is with respect to RFR Loans and Letters of Credit to which an RFR would apply, the applicable Daily Simple RFR Lookback Day, or otherwise with respect to Loans to which any other Interest Rate Option applies, the lookback date applicable thereto, in each case, prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined in good faith by the Administrative Agent or the Issuing Lender, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion and consistent with its treatment of similarly situated customers (and such determination shall be conclusive absent manifest error).
“Alternative Currency Sublimit” means an amount in U.S. Dollars equal to the lesser of (a) $250,000,000 and (b) the total amount of the Revolving Credit Commitment. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Alternative Currency Swing Loan Lender” means Bank of America, NA, London Branch, in its capacity as a lender of Alternative Currency Swing Loans.
“Alternative Currency Swing Loan Sublimit” shall mean the Dollar Equivalent of $25,000,000.
“Alternative Currency Swing Loans” shall mean collectively and “Alternative Currency Swing Loan” shall mean separately all Alternative Currency Swing Loans or any Alternative Currency Swing Loan made pursuant to Section 2.1.2 [Swing Loan Subfacilities] hereof.

“Anti-Corruption Laws” means any Laws concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar laws or regulations administered or enforced in any jurisdiction in which any Loan Party or any of their Subsidiaries conduct business.
“Anti-Terrorism and Sanctions Laws” shall mean any Laws relating to terrorism, economic or financial sanctions, other trade sanctions programs and embargoes, import/export licensing, money laundering, and any regulation, order, or directive promulgated, issued, administered or enforced pursuant to such Laws (including without limitation, any Laws enforced or administered by OFAC, the United States State Department, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority) all as amended, supplemented or replaced from time to time.
“Applicable Letter of Credit Fee Rate” shall mean a percentage equal to the Applicable Margin for Letters of Credit.
“Applicable Margin” shall mean (a) from the Fifth Amendment Date through and including the first Adjustment Date thereafter, an amount equal to the margins set forth in Pricing Level IV and (b) effective as of the date on which the quarterly financial statements of the Loan Parties and related Compliance Certificate are required under Section 8.3.1 hereof are due to be delivered for the fiscal quarter ending December 31, 2022 and as of the date on which the quarterly financial statements of the Loan Parties and related Compliance Certificate are required under Section 8.3.1 hereof are due to be delivered for each fiscal quarter thereafter (each day on which such delivery is due, an “Adjustment Date”), the Applicable Margin for Revolving Credit Loans and the Commitment Fee shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the Leverage Ratio as of the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date:

Pricing Level	Leverage Ratio	Commitment Fee	Applicable Margin for Base Rate and Swing Loans	Applicable Margin for Daily Simple SOFR Loans and Term SOFR Rate Loans with a one-month Interest Period	Applicable Margin for Term SOFR Rate Loans with a three-month Interest Period	Applicable Margin for Daily Simple RFR Loans and Letters of Credit
I	Less than 1.00 to 1.00	0.10%	0.25%	1.35%	1.40%	1.25%
II	Greater than or equal to 1.00 to 1.00 but less than 1.75 to 1.00	0.15%	0.375%	1.475%	1.525%	1.375%
III	Greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00	0.15%	0.50%	1.60%	1.65%	1.50%
IV	Greater than or equal to 2.50 to 1.00 but less than 2.75 to 1.00	0.20%	0.625%	1.725%	1.775%	1.625%
V	Greater than or equal to 2.75 to 1.00 but less than 3.00 to 1.00	0.20%	0.75%	1.85%	1.90%	1.75%
VI	Greater than or equal to 3.00 to 1.00	0.225%	0.875%	1.975%	2.025%	1.875%

If the Loan Parties shall fail to deliver the financial statements, certificates and/or other information required under Section 8.3.1 hereof by the date required pursuant to such sections, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information, at which time the Applicable Margin will be adjusted based upon the Leverage Ratio reflected in such financial statements and the applicable Compliance Certificate. Any increase in interest rates payable by the Loan Parties under this Agreement and the Loan Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates resulting from the occurrence of any Event of Default and/or the effectiveness of the default rate provisions of Section 4.3 hereof.
If, as a result of any restatement of, or other adjustment to, the financial statements of the Loan Parties or for any other reason, Administrative Agent determines that (a) the Leverage Ratio as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the Leverage Ratio for any such period would have resulted in a different Applicable Margin for such period, then (i) if the proper calculation of the Leverage Ratio would have resulted in a higher interest rate for such period, automatically and immediately without the necessity of any demand or notice by Administrative Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Revolving Credit Loans for such period under the provisions of this Agreement and the Loan Documents shall be deemed to be retroactively increased by, and the Loan Parties shall be obligated to immediately pay to Administrative Agent for the ratable benefit of Lenders an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (ii) if the proper calculation of the Leverage Ratio would have resulted in a lower interest rate for such period, then the interest accrued on the applicable outstanding Revolving Credit Loans for such period under the provisions of this Agreement and the Loan Documents shall be deemed to remain unchanged, and Administrative Agent and Lenders shall have no obligation to repay interest to the Loan Parties; provided, that, if as a result of any restatement or other event or other determination by Administrative Agent a proper calculation of the Leverage Ratio would have resulted in a higher interest rate for one or more periods and a lower interest rate for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by the Loan Parties pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amounts of interest actually paid for such periods.
“Applicant” shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.9 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).
“Authorized Officer” shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Director of Treasury of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.
“Availability” shall mean the sum of (i) the difference between the Revolving Facility Usage and the aggregate Revolving Credit Commitments, plus (ii) Borrowers’ unrestricted cash maintained in deposit accounts in the United States (as evidenced by Borrower’s most recent account statements).
“Available Amount” means, as of any date of determination, an amount not less than zero, determined on a cumulative basis equal to, without duplication:
(A)     $285,000,000.00, plus
(B)    50.0% of aggregate amount of Consolidated Net Income accrued for the period commencing with the first full fiscal quarter ending after the Fourth Amendment Date and ending on the applicable date of determination (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(C)    the cumulative amount of net cash proceeds received by Crocs (other than from a Subsidiary) from the sale of Equity Interests of Crocs after the Fourth Amendment Date and on or prior to the applicable date of determination (including upon exercise of warrants or options), plus
(D)    the sum of (x) the aggregate net cash proceeds received by Crocs or any Subsidiary from the issuance or sale after the Fourth Amendment Date of convertible or exchangeable Indebtedness that has been converted into or exchanged for Equity Interests of Crocs (other than Disqualified Stock) and (y) the aggregate amount by which Indebtedness of Crocs or any Subsidiary is reduced on Crocs’s consolidated balance sheet on or after the Fourth Amendment Date upon the conversion or exchange of any Indebtedness issued or sold on or prior to the Fourth Amendment Date that is convertible or exchangeable for Equity Interests of Crocs (other than Disqualified Stock) (excluding, in the case of clauses (D)(x) and (y), (i) any Indebtedness issued or sold to Crocs or a Subsidiary of Crocs or an employee stock ownership plan or trust established by Crocs or any Subsidiary for the benefit of their employees and (ii) the aggregate amount of any cash or other assets distributed by Crocs or any Subsidiary upon any such conversion or exchange), plus
(E)    the net reduction in Investments in any Person other than Crocs or a Subsidiary resulting from dividends, repayments of loans or advances or other transfers of property made after the Fourth Amendment Date, in each case to Crocs or any Subsidiary from that Person, less the cost of the disposition of those Investments; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as Restricted Payments) by Crocs or any Subsidiary in that Person, plus
(F)    to the extent the Term Loan B Credit Agreement has not been terminated, Declined Proceeds, minus
(G)    any amount of the Available Amount used to make Restricted Payments pursuant to Section 8.2.5(vi) after the Fourth Amendment Date and prior to the applicable date of determination.
“Applicable Time” means, with respect to any Loans and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent, the Alternative Currency Swing Loan Lender or the Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Account Schedule” shall have the meaning assigned to such term in Section 6.1.23.
“Base Rate” shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Overnight Bank Funding Rate, plus 0.25%, (b) the Prime Rate, and (c) the Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided that in no event shall the Base Rate be less than 1.00% per annum. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Interest on the Base Rate borrowings is calculated on a 365 or 366 day basis, as the case may be, and actual days elapsed and is payable quarterly in arrears.
“Base Rate Option” shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(a)(i) or (c)(i) [Revolving Credit Interest Rate Options].

“Benchmark” means, initially, with respect to Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to, (a) Dollars, SOFR or (b) Euros, Singapore Dollars, Sterling or Yen; the Daily Simple RFR applicable for such Currency; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.4. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    where the Benchmark is SOFR, Daily Simple SOFR;
(2)    for any Available Tenor, the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (B) the related Benchmark Replacement Adjustment;
provided that if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be at the end of an Interest Period and no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to any then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for any Currency for all purposes hereunder and under any Loan Document in accordance with Section 4.4 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for such Currency for all purposes hereunder and under any Loan Document in accordance with Section 4.4.
“Beneficial Owner” shall mean, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.
“Borrowers” shall have the meaning set forth in the preamble hereto.
“Borrowing Date” shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
“Borrowing Tranche” shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Term SOFR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, (ii) any Loans denominated in the same Currency and to which Daily Simple RFR Option applies shall constitute one Borrowing Tranche, and (iii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any (i) Term SOFR Rate Loan, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day; and (ii) RFR Loan, the term “Business Day” means any such day that is also an RFR Business Day.
“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Leases, which, in accordance with GAAP, would be classified as capital expenditures; provided, however, that the term “Capital Expenditures” shall not include (a) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (i) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (ii) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the amount of any credit granted against the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment granted by the seller of such equipment for the equipment being traded in at such time, (c) expenditures that are accounted for as capital expenditures by the Borrowers or any of their Subsidiaries and that actually are paid for by a Person other than the Borrowers or any of their Subsidiaries and for which the Borrowers have not or any of their Subsidiaries has not provided or is not required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (d) the book value of any asset owned by the Borrowers or any of their Subsidiaries prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, (e) purchases of replacement property, plant or equipment to the extent financed by asset sales of similar assets permitted hereunder; and (f) any non-cash compensation or other non-cash costs reflected as additions to property, plant or equipment on the consolidated balance sheet of the Borrowers and their Subsidiaries.
“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Leases” shall mean the obligations of any Person to pay rent or any other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, provided that obligations for payment of rent under operating leases if and to the extent such leases are or would be classified as operating leases under Financial Accounting Standards Board Accounting Standards Codification 840 as in effect as of the date of this Agreement but are required to be reclassified as capital leases as a result of amendments to Financial Accounting Standards Board Accounting Standards Codification 840 made in accordance with those accounting standards proposed in the Proposed Accounting Standards Update exposure draft issued on August 17, 2010 shall not constitute Capitalized Leases hereunder.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lender or the Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances in the applicable Currency or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means Permitted Investments of the types described in clauses (i) through (iv) of the definition thereof.
“Cash Management Agreements” shall have the meaning specified in Section 2.5.6 [Swing Loans Under Cash Management Agreements].
“Cash Management Bank” means any Person that, at the time it enters into an Other Lender Provided Financial Service Product, is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, in its capacity as a party to such Other Lender Provided Financial Service Product.
“CEA” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Certificate of Beneficial Ownership” means, for each Borrower, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFTC” means the Commodity Futures Trading Commission.

“Change of Control” shall mean (a) other than pursuant to a transaction permitted by the terms of this Agreement, (i) 100% of the equity interests of any direct or indirect Subsidiary of Crocs is no longer owned directly or indirectly (on a fully diluted basis) by Crocs (except directors’ qualifying shares for any Foreign Subsidiary as required by law) or (ii) Crocs shall cease to have the power, directly or indirectly, to elect all of the members of the Board of Directors of each of the Subsidiaries, (b) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall have acquired beneficial ownership, directly or indirectly, of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) 50.0% or more of the Capital Stock of Crocs entitled to vote generally in the election of directions of Crocs; (c) from and after the Fourth Amendment Date, individuals who on the Fourth Amendment Date constitute the board of directors of Crocs (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Crocs was approved by a vote of a majority of the directors then still in office who were either directors on the Fourth Amendment Date or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the board of directors of Crocs then in office; (d) any merger, consolidation or sale, conveyance, transfer or lease of substantially all of the property or assets of any Borrower or any direct or indirect Subsidiary of any Borrower except as permitted by Section 8.2.6; or (e) a “Change of Control” (as defined in either of the Senior Notes Indentures) occurs.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“CIP Regulations” means as is specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].
“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“Collateral” shall mean (a) the collateral under the (i) Security Agreement (ii) Pledge Agreement, (iii) Patent, Trademark and Copyright Security Agreement, (b) Mortgaged Property and (c) any other assets of any Person granted or purported to be granted as collateral to secure the Obligations for the benefit of the Secured Parties. For the avoidance of doubt, “Collateral” shall not include any Excluded Property.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(i)    the Administrative Agent shall have received from Crocs and each Guarantor that is a Domestic Subsidiary or a First Tier Foreign Subsidiary (a) a counterpart of the Security Agreement (or, in the case of any Person that becomes a Guarantor after the Fourth Amendment Date, a supplement to the Security Agreement in the form specified therein), and in the case of a First Tier Foreign Subsidiary (and the Equity Interests issued by it) additional security documents as the Administrative Agent may reasonably require, and of any other documents required by the Collateral Documents, (b) a counterpart of the Pari Passu Intercreditor Agreement, (c) such updated schedules to the Loan Documents as requested by the Administrative Agent, (d) a Guaranty Agreement and (e) a Pledge Agreement, or a supplement thereto, in the form specified therein, in each case, duly executed and delivered on behalf of such Person, together with such documents and opinions with respect to such Guarantor as may reasonably be requested by the Administrative Agent, including any information required by bank regulatory authorities under applicable and anti-money laundering rules and regulations, including the PATRIOT Act and 31 C.F.R. § 1010.230;
(ii)    all Equity Interests directly owned by any Loan Party shall have been pledged pursuant to, and to the extent required by, this Agreement, the Security Agreement or the other Collateral Documents and the Administrative Agent shall, to the extent required by the this Agreement, Security Agreement or the other Collateral Documents, have received certificates or other instruments representing all such certificated Equity Interests (or in the case of a First Tier Foreign Subsidiary, the equivalent thereof pursuant to the applicable laws and practices of any relevant jurisdiction) together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, however, that notwithstanding the foregoing or anything else to the contrary in the Loan Documents, with respect to (1) any Foreign Subsidiary that is a CFC or (2) any FSHCO (in each case of clause (1) and (2), other than a Loan Party), the voting Capital Stock of such Foreign Subsidiary or FSHCO shall not be required to be pledged and shall not constitute Collateral to the extent that such pledge exceeds 65% of the issued and outstanding Capital Stock of such Foreign Subsidiary or FSHCO entitled to vote within the meaning of Section 1.956-2(c)(2) of the United States Treasury Regulations;
(iii)    all Indebtedness of Crocs and any Subsidiary and all Indebtedness of any other Person, in each case that is owing to any Loan Party and in a principal amount of $10,000,000 or more, that is evidenced by a promissory note shall have been pledged pursuant to the Security Agreement or the other Collateral Documents, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(iv)    all documents and instruments, including UCC financing statements and IP Security Agreements, required by the Collateral Documents or this Agreement to create and perfect the Liens of the Administrative Agent under the Collateral Documents, with the priority required by the Collateral Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;
(v)    the Administrative Agent shall have received (or shall receive within ninety (90) days after the Fourth Amendment Date with respect to Mortgaged Properties on the Fourth Amendment Date) (a) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (b) a policy or policies of title insurance, naming the Administrative Agent as the insured for the benefit of the Secured Parties, issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent insuring the Lien of each such Mortgage as a valid and enforceable Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 8.2.2, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (c) prior to the execution and delivery of each Mortgage, a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to the Mortgaged Property encumbered by such Mortgage (together with a notice about special flood hazard area status and flood disaster assistance duly executed by Crocs), and if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, a copy of, or a certificate as to coverage under, and a declaration page relating to, the flood insurance policies required by Section 8.1.3 and the applicable provisions of the Collateral Documents, each of which shall (v) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (w) identify the addresses of each property located in a special flood hazard area, (x) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto, (y) provide that to the extent commercially available the insurer will give the Administrative Agent ten (10) days written notice of cancellation for non-payment or non-renewal and thirty (30) days written notice of cancellation for any other reason and (z) shall be otherwise in form and substance reasonably satisfactory to the Administrative Agent, (d) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that the Administrative Agent shall provide at least forty-five (45) days (or such shorter period as agreed by the Administrative Agent in its reasonable discretion) prior written notice to the Lenders in advance of providing a Mortgage on any owned real property, and upon confirmation from each Lender that the flood insurance due diligence required to be conducted by such Lender has been completed and any other flood insurance requirements applicable to such Lender have been complied with, in each case under applicable Flood Insurance Laws, the relevant Loan Party may provide such Mortgage (it being understood and agreed that after the effectiveness of such Mortgage, Crocs shall provide the Administrative Agent with written notice of such Mortgage (and the Administrative Agent shall provide a copy of such written notice to the Lenders));
(vi)    [reserved]; and
(vii)    each Loan Party shall have obtained all material consents and approvals required in connection with the execution and delivery of all Collateral Documents to which it is a party and the performance of its obligations thereunder.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guaranties of the Obligations by any Subsidiary, if and for so long as the Administrative Agent, in consultation with Crocs, determines that the cost (including any adverse tax consequences) of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance or flood insurance, legal opinions, appraisals, surveys or other deliverables in respect of such assets, or providing such Guaranties, shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may in its sole discretion, grant extensions of time for the creation and perfection of security interests in (including delivery of promissory notes as required by clause (iii) above) or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to particular assets or the provision of any guarantee by any Guarantor (including extensions beyond the Fourth Amendment Date or in connection with assets acquired, or Guarantors formed or acquired, after the Fourth Amendment Date) where it determines that such extension is necessary or appropriate.
In addition, and notwithstanding any exclusions or limitations set forth herein or in the Collateral Documents, and without limiting the obligations of the Loan Parties under the Loan Documents, (i) to the extent that any Person (other than a Loan Party) becomes a borrower or a guarantor in respect of the Term Loans, Crocs shall provide at least five (5) Business Days prior written notice to the Administrative Agent, and unless the Administrative Agent has declined in writing to accept a Guaranty from such Person, such Person shall concurrently take all steps necessary or reasonably requested by the Administrative Agent to become a Guarantor hereunder, (ii) if any Loan Party or other Person grants a Lien on any property to secure the obligations in respect of the Term Loans (unless such property is subject to a valid and enforceable Lien in favor of the Administrative Agent pursuant to a similar Collateral Document), Crocs shall provide at least five (5) Business Days prior written notice to the Administrative Agent, and unless the Administrative Agent has declined in writing to accept a Lien from such Person, such Person shall concurrently grant a Lien on such property to secure the Obligations, and take such other actions as the Administrative Agent may reasonably request in connection therewith, (iii) if any Loan Party or any other grantor of security enters into any agreements or instruments or takes any action (in each case, that has not been taken in respect of the Liens granted under the Collateral Documents), to establish, perfect, maintain, better assure or protect or maintain the Liens securing the obligations in respect of the Term Loans Crocs shall provide written at least five (5) Business Days prior written notice to the Administrative Agent, and unless the Administrative Agent has declined such action in writing, the Loan Party or such other grantor of security shall concurrently take such action in respect of the Liens granted to the Administrative Agent and such other actions as the Administrative Agent may reasonably request in connection therewith and (iv) to the extent that any certificates, legal opinions, collateral notifications or similar documents are delivered in connection with the Term Loans (that have not been delivered under this Agreement), Crocs shall provide at least five (5) Business Days prior written notice to the Administrative Agent, and unless the Administrative Agent has declined in writing to require same, a corresponding certificate, legal opinion, notification or document, as applicable, shall be delivered to the Administrative Agent.
“Collateral Documents” means the Security Agreement, the Pledge Agreement, Patent, Trademark and Copyright Security Agreement, the Dutch Security Documents, each Mortgage, and any other agreement, document or instrument granting or purporting to grant a Lien in Collateral for the benefit of the Secured Parties.
“Commitment” shall mean as to any Lender its Revolving Credit Commitment, and “Commitments” shall mean the aggregate of the Revolving Credit Commitments of all of the Lenders.
“Commitment Fee” shall have the meaning specified in Section 2.3 [Commitment Fees].
“Communications” means as is specified in Section 11.6.4 [Platform].
“Compliance Certificate” shall have the meaning specified in Section 8.3.3 [Certificate of the Borrowers].
“Conforming Changes” means, with respect to the Term SOFR Rate, Daily Simple RFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily Simple RFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate, Daily Simple RFR or the

Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Current Liabilities” means, as of any date of determination, the consolidated current liabilities of Crocs and its Subsidiaries that may properly be classified as current liabilities in conformity with GAAP, excluding, without duplication, (a) the current portion of any long-term Indebtedness (including, for the avoidance of doubt, revolving credit loans under any credit facility with a term of more than one year from the Fourth Amendment Date thereof) and (b) any amounts thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being determined.
1“Consolidated EBITDA” shall mean for any fiscal period, on a consolidated basis for Crocs and its Subsidiaries:
    (i)    Consolidated Net Income of Crocs and its Subsidiaries, plus
    (ii)    without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income for such period, the sum of:
    (A)    Consolidated Interest Expense for such period, plus
    (B)    all charges against income of Crocs and its Subsidiaries on a consolidated basis for such period for federal, state and local taxes (or the foreign equivalent), plus
    (C)    all amounts attributable to depreciation and amortization including amortization of deferred financing fees) for such period, plus
    (D)    any non-cash extraordinary charges for such period, plus
    (E)    any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period, plus
    (F)    any losses for such period attributable to early extinguishment of Indebtedness or Hedging Obligations, plus
    (G)    any net after-tax extraordinary, unusual or nonrecurring losses, costs, charges or expenses for such period, plus
    (H)    restructuring, business optimization costs, charges or reserves for such period (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and nonrecurring severance, relocation costs, one-time compensation charges, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post- retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business), plus
    (I)    the amount of “run-rate” cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements, initiatives and synergies (including the modification and renegotiation of contracts and other arrangements) for such period, that are reasonably identifiable and factually supportable and projected by Crocs in good faith and set forth in a certificate delivered to
1 Moved to put in alphabetical order; no textual changes were made.

Administrative Agent by an Authorized Officer of Crocs, to be reasonably anticipated to be realizable as a result of actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken within 24 months after any such investment, acquisition (including the HEYDUDE Acquisition), disposition, merger, consolidation, reorganization or restructuring, transaction, cost savings initiative, other initiative or event, and in each case, added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements, initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions, provided that the aggregate amount added back pursuant to this clause (I) may not exceed, when aggregated with the amount of any increase for such period to Consolidated EBITDA on a pro forma basis, 25% (or, solely for purposes of calculating the Leverage Ratio and the Interest Coverage Ratio, 15%) for any four fiscal quarter period of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to this clause (I)), plus
    (J)    any expense or charges incurred during such period in connection with any issuance of debt, equity securities or any refinancing transaction, including any amendments, restatements or waivers of any debt transaction, in each case, whether or not consummated, plus
    (K)    losses recognized and expenses incurred in such period in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items, plus
    (L)    any proceeds received in cash by Crocs or its Subsidiaries for such period under any business interruption policy, plus
    (M)    expenses, charges and fees deducted and covered by indemnification or purchase price adjustments or earnout payments in connection with any Permitted Acquisition, to the extent actually received in cash during such measurement period, and minus (iii) without duplication, the sum of:
    (A)    to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income, plus
    (B)    to the extent included in determining such Consolidated Net Income, (x) any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period and (y) any gains for such period attributable to early extinguishment of Indebtedness or Hedging Obligations, all determined on a consolidated basis in accordance with GAAP;
provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by Crocs or any Subsidiary, other than dispositions in the ordinary course of business;
provided, further, that, solely for purposes of calculating the Leverage Ratio and the Interest Coverage Ratio, the aggregate amount added pursuant to clauses (ii)(G), (H) and (I) in any period may not exceed 20% of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to clause (ii)(G), (H) or (I)).
“Consolidated First Lien Indebtedness” means Consolidated Total Indebtedness as of any date of determination that is secured by a Lien on any asset or property of Crocs or any Subsidiary, which Lien does not rank junior in priority to the Liens securing the Obligations, but in each case excluding Indebtedness permitted under Section 8.2.1(ii).
“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated First Lien Indebtedness as of such date minus cash and Cash Equivalents of Crocs and its Subsidiaries to the extent not designated as restricted on the consolidated balance sheet of Crocs and its Subsidiaries in accordance with GAAP, provided that cash and Cash Equivalents restricted in favor of the Administrative Agent on behalf of the Secured Parties may be deducted from Consolidated First Lien Indebtedness (in each case, on a pro forma basis reflecting any incurrence of Indebtedness and repayment of Indebtedness made on such date) to (b) the aggregate amount of Consolidated EBITDA for Crocs and its Subsidiaries for the four full fiscal quarters, treated as one period, ending prior to the date of the transaction giving rise to the need to calculate the Consolidated First Lien Net Leverage Ratio for which financial statements are required to be delivered pursuant to Section 8.3.1 hereof. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the “Consolidated Fixed Charge Coverage Ratio,” including any pro forma calculations.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of:
(a)    the aggregate amount of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date for which financial statements are required to be delivered pursuant to Section 8.3 hereof, to
(b)    Consolidated Fixed Charges for those four fiscal quarters; provided, however, that:
(1)    if:
(i)    since the beginning of the applicable testing period Crocs or any Subsidiary has incurred any Indebtedness that remains outstanding or repaid any Indebtedness, or
(ii)    the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves an incurrence or repayment of Indebtedness, then
Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro forma basis to that incurrence or repayment as if the Indebtedness was incurred or repaid on the first day of that period, provided that, in the event of any repayment of Indebtedness, Consolidated EBITDA for that period shall be calculated as if Crocs or such Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to repay such Indebtedness, and
(2)    if:
(i)    since the beginning of that period Crocs or any Subsidiary shall have made any asset sale or an Investment (by merger or otherwise) in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,
(ii)    the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves an asset sale, Investment or acquisition, or
(iii)    since the beginning of that period any Person (that subsequently became a Subsidiary or was merged with or into Crocs or any Subsidiary since the beginning of that period) shall have made such an asset sale, Investment or acquisition, then
Consolidated EBITDA for that period shall be calculated on a pro forma basis after giving effect to the asset sale, Investment or acquisition as if the asset sale, Investment or acquisition occurred on the first day of that period.
“Consolidated Fixed Charges” means, for any period for Crocs and its Subsidiaries, the sum, without duplication of, (a) Consolidated Interest Expense for such period, plus (b) Disqualified Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock, plus (c) Preferred Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock.
For purposes of this definition: (i) “Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of Crocs or any Subsidiary held by Persons other than Crocs or a wholly owned (directly or indirectly) Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income tax rate (or the foreign equivalent) (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Disqualified Stock, (ii) “Preferred Stock” means any capital stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of capital stock issued by that Person, (iii) “Preferred Stock Dividends” means all dividends with respect to Preferred

Stock of Crocs or any Subsidiary held by Persons other than Crocs or a wholly owned (directly or indirectly) Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income tax rate (or the foreign equivalent) (expressed as a decimal number between 1 and 0) then applicable to the issuer of the preferred stock, and (iv) “Qualified Capital Stock” means any capital stock that is not Disqualified Stock.
“Consolidated Interest Expense” means, for any fiscal period, the sum of all cash interest paid calculated in accordance with GAAP of or by the Borrowers and their Subsidiaries on a consolidated basis for such period, including, in any event, any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by Crocs or any Subsidiary in connection with a Permitted Receivables Financing.
2“Consolidated Net Income” means, for any period, the net income or loss of Crocs and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:
(a)    the income of any Person (other than Crocs) that is not a Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Crocs or, subject to clauses (b) and (c) below, any of the Subsidiaries during such period,
(b)    the income of, and any amounts referred to in clause (a) above paid to, any Subsidiary (other than a Guarantor) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Subsidiary,
(c)    the income or loss of, and any amounts referred to in clause (a) above paid to, any Subsidiary that is not wholly owned by Crocs to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Subsidiary,
(d)    any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts,
(e)    any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of assets of Crocs or such Subsidiary, other than in the ordinary course of business,
(f)    any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,
(g)    the cumulative effect of a change in accounting principles,
(h)    the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements, as a result of any other past or future acquisitions or the amortization or write-off of any amounts thereof, and
(i)    any restructuring charges and any fees, expenses and charges related to any proposed or consummated equity offering, investment, acquisition, disposition, incurrence of Indebtedness or recapitalization.
Notwithstanding the foregoing, any net income (loss) of any Person (other than the Borrower) that is not a Subsidiary shall be excluded in calculating Consolidated Net Income, except that the Borrower’s equity in the net income of any such Person for any period shall be included without duplication, in such Consolidated Net Income up to the aggregate amount of cash distributed by the Person during such period to the Borrower or a Subsidiary as a dividend or distribution.
“Consolidated Net Tangible Assets” means, as of any date of determination thereof, the aggregate amount of assets of Crocs and its Subsidiaries after deducting therefrom (x) the Intangible Assets of Crocs and its Subsidiaries and (y) the Consolidated Current Liabilities, in each case, on such date.
2 Moved to put in alphabetical order; no textual changes were made.

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness as of any date of determination that is secured by a Lien on any asset or property of Crocs or any Subsidiary.
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness as of such date, minus cash and Cash Equivalents of Crocs and its Subsidiaries to the extent not designated as restricted on the consolidated balance sheet of Crocs and its Subsidiaries in accordance with GAAP, provided that cash and Cash Equivalents restricted in favor of the Administrative Agent on behalf of the Secured Parties may be deducted from Consolidated Secured Indebtedness (in each case, on a pro forma basis reflecting any incurrence of Indebtedness and repayment of Indebtedness made on such date) to (b) the aggregate amount of Consolidated EBITDA for Crocs and its Subsidiaries for the four full fiscal quarters, treated as one period, ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Secured Net Leverage Ratio for which financial statements are required to be delivered pursuant to Section 8.3.1 hereof. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the “Consolidated Fixed Charge Coverage Ratio,” including any pro forma calculations.
“Consolidated Total Indebtedness” means, as of any date of determination, the sum, without duplication, of (i) aggregate amount of all Indebtedness of Crocs and its Subsidiaries on a consolidated basis, other than Indebtedness of the type described in clause (iii) and (iv) of the definition of Indebtedness and (ii) the aggregate unreimbursed obligations of Crocs and each Subsidiary as an account party in respect of letters of credit or letters of guaranty, other than obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness or is cash collateralized.
“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date minus cash and Cash Equivalents of Crocs and its Subsidiaries to the extent not designated as restricted on the consolidated balance sheet of Crocs and its Subsidiaries in accordance with GAAP, provided that cash and Cash Equivalents restricted in favor of the Administrative Agent on behalf of the Secured Parties may be deducted from Consolidated Total Indebtedness (in each case, on a pro forma basis reflecting any incurrence of Indebtedness and repayment of Indebtedness made on such date to (b) the aggregate amount of Consolidated EBITDA for Crocs and its Subsidiaries for the four full fiscal quarters, treated as one period, ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Total Net Leverage Ratio for which financial statements are required to be delivered pursuant to Section 8.3.1 hereof. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the “Consolidated Fixed Charge Coverage Ratio,” including any pro forma calculations.
“Control Agreement” has the meaning given to such term in the Security Agreement.
“Covered Entity” shall mean (a) each Borrower, each Subsidiary of each Borrower, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Credit Extension” shall have the meaning given thereto in Section 7.2.
“Crocs New Malta” shall have the meaning given thereto in the definition of 2020 Entity Restructuring.
“Crocs Old Malta” shall have the meaning given thereto in the definition of 2020 Entity Restructuring.
“Crocs Old Malta Note” shall mean the promissory note to be issued in connection with the 2020 Entity Restructuring by Crocs Europe in favor of Crocs Old Malta in the original principal amount of up to $1,500,000,000 in connection with the sale of intellectual property by Crocs Old Malta to Crocs Europe, which note will be issued subsequent to the Second Amendment Date.
“Currency” means U.S. Dollars or any Alternative Currency and “Currencies” shall mean, collectively, U.S. Dollars and each Alternative Currency.

“Daily Rate Loan Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(b) [Revolving Credit Daily Simple RFR Option] or Section 4.1.1(c)(ii) [Swing Loan Daily Simple RFR Option], as applicable.
“Daily Simple RFR” means, for any day (an “RFR Day”), a rate per annum determined by the Administrative Agent, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Daily Simple RFR below by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%) (a) the applicable Daily Simple RFR set forth below by (b) a number equal to 1.00 minus the RFR Reserve Percentage:
(a)    Sterling, SONIA for the day (such day, adjusted as applicable as set forth herein, the “SONIA Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website;
(b)    Euro, €STR for the day (such day, adjusted as applicable as set forth herein, the “€STR Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website;
(c)    Yen, (i) TONAR for the day (such day, adjusted as applicable as set forth herein, the “TONAR Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such TONAR is published by the TONAR Administrator on the TONAR Administrator’s Website; and
(d)    Singapore Dollars, SORA for the day (such day, adjusted as applicable as set forth herein, the “SORA Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SORA is published by the SORA Administrator on the SORA Administrator’s Website;
provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The adjusted Daily Simple RFR rate for each outstanding Daily Simple RFR Loan shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Administrative Agent shall give prompt notice to the Borrower of the adjusted Daily Simple RFR rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.
“Daily Simple RFR Loan” means a Loan that bears interest at a rate based on a Daily Simple RFR.
“Daily Simple RFR Lookback Days” means, collectively, SONIA Lookback Day, €STR Lookback Day, TONAR Lookback Day and SORA Lookback Day, and each individually is a Daily Simple RFR Lookback Day
“Daily Simple RFR Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(b) [Revolving Credit Daily Simple RFR Option.]
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2

Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Declined Proceeds” shall have the meaning assigned to such term in the Term Loan B Credit Agreement as in effect on the Fourth Amendment Date.
“Defaulting Lender” means, subject to Section 2.9(ii) [Defaulting Lender Cure], any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, each Swing Loan Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the Issuing Lender or the Swing Loan Lenders in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.9(ii) [Defaulting Lender Cure]) upon delivery of written notice of such determination to the Borrowers, the Issuing Lender, each Swing Loan Lender and each Lender.
“Designated Noncash Consideration” means the fair market value of noncash consideration received by Crocs or any of its Subsidiaries in connection with an asset sale that is so designated as Designated Noncash Consideration pursuant to a certificate of an Authorized Officer of Crocs delivered to the Administrative Agent setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to, in the case of clauses (a), (b) or (c), the first anniversary of the Expiration Date.
“Dollar, Dollars, U.S. Dollars” and the symbol “$” shall mean lawful money of the United States of America.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the Issuing Lender, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Administrative Agent or the Issuing Lender, as applicable, from time to time) on the date that is the applicable Daily Simple RFR Lookback Day (for amounts relating to RFR Loans and Letters of Credit denominated in an Alternative Currency to which a Daily Simple RFR would apply) immediately preceding the date of determination, or otherwise on the date which is two (2) Business Days immediately preceding the date of determination or otherwise with respect to Loans to which any other Interest Rate Option applies, the lookback date applicable thereto (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined in good faith by the Administrative Agent, the Alternative Currency Swing Loan Lender or the Issuing Lender, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Issuing Lender, as applicable, using any method of determination it deems appropriate in its sole discretion and consistent with its treatment of similarly situated customers. Any determination by the Administrative Agent, the Alternative Currency Swing Loan Lender or the Issuing Lender pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
“Domestic Borrower” means any Borrower that is organized under the laws of the United States, any state of the United States or the District of Columbia.
“Domestic Loan Party” means Loan Party that is organized under the laws of the United States, any state of the United States or the District of Columbia.
“Domestic Subsidiary” means any Subsidiary of the Borrowers that is organized under the laws of the United States, any state of the United States or the District of Columbia.
“Drawing Date” shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].
“Dutch Civil Code” shall mean the Burgerlijk Wetboek of The Netherlands.
“Dutch Security Documents” means (i) the Security Agreement (Omnibus Pledge), dated as of July 26, 2019, by and among CROCS EUROPE B.V., WESTERN BRANDS HOLDING COMPANY, LLC, CROCS, INC., and CROCS GENERAL PARTNER, LLC as Pledgors, and PNC BANK, NATIONAL ASSOCIATION as Pledgee, (ii) the Security Agreement (over Partnership Interests), dated as of July 26, 2019, by and among WESTERN BRANDS NETHERLANDS HOLDING C.V. and CROCS GENERAL PARTNER, LLC as Pledgors, PNC BANK, NATIONAL ASSOCIATION as Pledgee, and COLORADO FOOTWEAR C.V. as Partnership, (iii) the Security Agreement (over Partnership Interests), dated as of July 26, 2019, by and among CROCS, INC. and WESTERN BRANDS HOLDING COMPANY, LLC as Pledgors, PNC BANK, NATIONAL ASSOCIATION as Pledgee, and WESTERN BRANDS NETHERLANDS HOLDING C.V. as Partnership and (iv) the Deed of Pledge of Shares in the capital of CROCS EUROPE B.V., dated as of August 23, 2019, by and among CROCS GENERAL PARTNER, LLC as Pledgor, PNC BANK, NATIONAL ASSOCIATION as Pledgee and CROCS EUROPE B.V. as Company.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall have the meaning set forth in the preamble.
“Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder.
“Eligibility Date” means, with respect to each Guarantor and each Swap, the date on which the Guaranty of such Guarantor pursuant to Guaranty Agreement or the grant of security by such Guarantor pursuant to the Collateral Documents becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the effective date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Guarantor, and otherwise it shall be the effective date of the Guaranty Agreement and/or such other Collateral Document(s) to which such Guarantor is a party).
“Environmental Laws” shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (v) the presence of contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of environmentally sensitive areas.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“ERISA Event” means (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in ERISA and the regulations thereunder) there is a duty to give notice to the PBGC; (b) a withdrawal by any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal, within the meaning of Sections 4203 and 4205, respectively, by any member of the ERISA Group from a Multiemployer Plan or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group.
“ERISA Group” means, at any time, the Borrowers and all trades or businesses (whether or not incorporated) that, together with the Borrowers, are treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(b)(1) of ERISA, or solely for purposes of the funding requirements of Section 412 of the Code and Section 302 of ERISA, under Section 414(m) or (o) of the Code.
“Erroneous Payment” has the meaning assigned to it in Section 10.14(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.14(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.14(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.14(d)
“€STR” means a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.
“€STR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).
“€STR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.
“€STR Lookback Day” has the meaning specified in the definition of “Daily Simple RFR”.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Event of Default” shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”
“Excluded Accounts” means (i) Payroll Accounts (as defined in the Security Agreement), (ii) deposit accounts consisting solely of withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Loan Party in the ordinary course of business to be paid to the Internal Revenue Service or state or local government agencies with respect to current or former employees of any of the Loan Parties, (iii) deposit accounts consisting solely of amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, (iv) deposit accounts that are escrow accounts, trust accounts, and fiduciary accounts maintained by a Loan Party on behalf of a Person that is not a Loan Party and that hold solely funds not owned by any Loan Party, (v) zero balance disbursement accounts, (vi) deposit accounts consisting solely of cash collateral subject to Permitted Liens under clause (iii) or (iv) of the definition thereof, (vii) deposit accounts maintained outside of the United States in the ordinary course of business which contain less than $2,000,000 for all such accounts in the aggregate, (viii) deposit accounts maintained in the United States with a depositary bank that is the Administrative Agent or a Lender or an Affiliate thereof, (ix) deposit accounts, securities accounts or commodity accounts (other than those described in the clauses above), which contain, at all times, less than $1,000,000 for any one account and $2,000,000 in the aggregate for all such accounts, (x) deposit accounts maintained in the United Kingdom in the ordinary course of business with an affiliate of HSBC Bank USA, N.A. so long as HSBC Bank USA, N.A. or an Affiliate thereof is a Lender and (xi) deposit accounts, securities accounts or commodity accounts located outside of the United States designated as Excluded Accounts by the Administrative Agent and the Borrower in writing, for so long as so designated (it being acknowledged, that such designation may be conditioned, and in connection with such designation, the Administrative Agent may rely on any certificate prepared by any Loan Party).
“Excluded Hedge Liability or Liabilities” means, with respect to each Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Guarantor executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such

Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
“Excluded Property” has the meaning assigned to the term “Excluded Property” in the Security Agreement.
“Excluded Subsidiary” means (i) any Subsidiary that is not a wholly owned Subsidiary of Crocs, (ii) any Subsidiary that is prohibited or restricted by applicable law, regulation or by any obligation existing on the date such Person becomes a Subsidiary (as long as such obligation was not entered into in contemplation of such Person becoming a Subsidiary) from providing a Guaranty of the Obligations or if such Guaranty would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (iii) (a) any Foreign Subsidiary that is not a First Tier Foreign Subsidiary, (b) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC, and (c) any FSHCO and (iv) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to Crocs), the cost or other consequences (including any adverse tax consequences) of becoming or remaining a Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that no Subsidiary that becomes a Subsidiary Guarantor under and as defined in the Term Loan B Credit Agreement shall be an Excluded Subsidiary hereunder.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the applicable Commitment (or, to the extent such Lender did not fund the applicable Loan pursuant to a prior Commitment, acquires the applicable interest in such Loan), other than pursuant to an assignment request by the Borrowers under Section 5.6.2 [Replacement of a Lender] or (b) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired such interest in the applicable Commitment or Loan to such Lender immediately before it changed its Lending Office, (iii) Taxes attributable to such Recipient’s failure to comply with 5.9.7 [Status of Lenders], and (iv) any withholding Taxes imposed under FATCA.
“Existing 2029 Notes Indenture” means that certain Indenture, dated as of March 12, 2021, as amended and supplemented from time to time, among the Borrower, the guarantors from time to time party thereto, and U.S. Bank National Association, as the trustee, under which Crocs has issued senior unsecured notes in an original aggregate principal amount of $350,000,000.
“Existing 2031 Notes Indenture” means that certain Indenture, dated as of August 10, 2021, as amended and supplemented from time to time, among the Borrower, the guarantors from time to time party thereto, and U.S. Bank National Association, as the trustee, under which Crocs has issued senior unsecured notes in an original aggregate principal amount of $350,000,000.
“Existing Credit Agreement” means as is specified in the opening paragraph to this Agreement.
“Existing Letters of Credit” means those letters of credit existing on the Effective Date and identified on Schedule 1.1(C).
“Expiration Date” shall mean, with respect to the Revolving Credit Commitments, November 30, 20273.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
3     NTD: To be 5 years from the Fifth Amendment Date.

“Fifth Amendment Date” shall mean November 30, 2022.
“First Amendment Date” shall mean March 26, 2020.
“First Tier Foreign Subsidiary” has the meaning set forth in Section 8.1.8.
“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Currency Hedge” means any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.
“Foreign Currency Hedge Liabilities” means as is specified in the definition of Lender Provided Foreign Currency Hedge.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“Foreign Loan Party” means any Loan Party other than a Domestic Loan Party.
“Foreign Plan” shall mean at any time any benefit, pension or similar plan regulated or covered by the law of any jurisdiction other than the U.S. (or any state thereof) applicable to any Loan Party or which could impose a material liability on any Loan Party or any of their assets.
“Foreign Subsidiary” shall mean any Subsidiary of the Borrowers other than a Domestic Subsidiary.
“Fourth Amendment” shall mean the Fourth Amendment to Second Amended and Restated Credit Agreement among Administrative Agent, the Lenders and the Loan Parties dated as of the Fourth Amendment Date.
“Fourth Amendment Date” shall mean February 17, 2022.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Ratable Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Loan Lender, such Defaulting Lender’s Ratable Share of outstanding Swing Loans made by such Swing Loan Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“FSHCO” means any Subsidiary that owns no material assets other than Capital Stock (or Capital Stock and Indebtedness) of one or more (1) Foreign Subsidiaries that are CFCs or (2) other FSHCOs.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.
“Guarantor” means, collectively, (a) Western Brands Netherlands Holding C.V., Western Brands Holding Company, LLC, Crocs General Partner, LLC, Crocs Malta Holdings Ltd., Crocs Malta Ltd., Lucky Top Inc., Hey Dude (US) LLC and Hey Dude Inc. (f/k/a Happy One Inc.) and (b) any other Person that is from time to time party or joined to this Agreement as a “guarantor” pursuant to Section 8.1.8 [Additional Subsidiaries; Further Assurances] or that executes a Guaranty Agreement in favor of Administrative Agent and Lenders.
“Guaranty” of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Guaranty Agreement” shall mean, collectively, the Guaranty and Suretyship Agreements (as amended, amended and restated, modified, or supplemented from time to time), in form and substance satisfactory to Administrative Agent in its reasonable discretion, executed and delivered by each of the Guarantors on or after the Effective Date.
“Hedging Obligations” of any Person shall mean any and all obligations of such Person under (i) any and all Lender Provided Foreign Currency Hedges, (ii) Lender Provided Interest Rate Hedges, (iii) any and all other hedging transactions permitted by Administrative Agent hereunder (“Other Hedging Transactions”), (iv) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing and (v) any and all renewals, extensions and modifications of any Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedge or Other Hedging Transaction and any and all substitutions for any Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges or Other Hedging Transaction.
“Hedge Bank” means any Person that, at the time it enters into a Lender Provided Foreign Currency Hedge or Lender Provided Interest Rate Hedge, is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, in its capacity as a party to such Lender Provided Foreign Currency Hedge or Lender Provided Interest Rate Hedge.
“HEYDUDE Acquisition” shall mean the acquisition by Crocs of HEYDUDE®, the HK Acquired Companies (as defined in the definition of HEYDUDE Acquisition Agreement) and the US Acquired Companies (as defined in the definition of HEYDUDE Acquisition Agreement) pursuant to the HEYDUDE Acquisition Agreement.
“HEYDUDE Acquisition Agreement” shall mean that certain Securities Purchase Agreement (together with all schedules and exhibits thereto) dated as of December 22, 2021 by and among: (i) Crocs; (ii) Full Fortune Wealth Limited, a company with limited liability incorporated under the laws of Hong Kong (“HK Seller”); (iii) Mr. Daniele Guidi (“US Seller” and, together with HK Seller, “Sellers”, and each individually, a “Seller”); (iv) Full Fortune Intellectual Limited, a company with limited liability incorporated under the laws of Hong Kong (“FF Intellectual”); (v) Full Fortune Worldwide Limited, a company with limited liability incorporated under the laws of Hong Kong (“FF Worldwide”); (vi) Full Fortune Online Limited, a company with limited liability incorporated under the laws of Hong Kong (“FF Online” and collectively with FF Intellectual and FF Worldwide the “HK Acquired Companies”); (vii) Happy One LLC, a limited liability company formed under the laws of the State of Nevada (“Happy One”); (viii) Lucky Top Inc., a corporation incorporated under the laws of the State of Delaware (“Lucky Top” and together with Happy One, the “US Acquired Companies”); (ix) Mr. Alessandro Rosano; and (x) HK Seller, in its capacity as representative and agent for Sellers.
“Incremental Term Loan” shall have the meaning assigned to such term under the Term Loan B Credit Agreement as in effect on the Fourth Amendment Date.
“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) Hedging Obligations (provided that any such amounts are limited to the net marked to market exposure of such Hedging Obligations), (v) any other transaction (including forward sale or purchase agreements, Capitalized Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past their original due date), or (vi) any Guaranty of Indebtedness for borrowed money.
“Indemnified Taxes” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

“Indemnitee” shall have the meaning specified in Section 11.4.2 [Indemnification by the Borrowers].
“Indemnity” shall mean the Indemnity Agreement in form and substance satisfactory to Administrative Agent in its Permitted Discretion relating to possible environmental liabilities associated with any of the owned or leased real property of the Loan Parties or their Subsidiaries.
“Information” shall mean all information received from or on behalf of the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by or on behalf of the Loan Parties or any of their Subsidiaries and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.
“Insolvency Proceeding” shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.
“Insolvency Regulation” shall mean the Regulation (EU) No. 2015/848 of the European Parliament and of the Council of the European Union of 20 May 2015 on insolvency proceedings (recast).
“Intangible Assets” means the aggregate amount, for Crocs and its Subsidiaries on a consolidated basis, of all assets classified as intangible assets under GAAP, including, without limitation, customer lists, acquired technology, goodwill, computer software, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, unamortized debt discount and capitalized research and development costs.
“Intercompany Subordination Agreement” shall mean an Intercompany Subordination Agreement among the Loan Parties in form and substance satisfactory to Administrative Agent in its reasonable discretion.
“Interest Coverage Ratio” means, with respect to any fiscal period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.
“Interest Period” shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans bear interest under the Term SOFR Rate Option. Subject to the last sentence of this definition, such period shall be, one or three Months, subject to the availability thereof. Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrowers are renewing or converting to the Term SOFR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Interest Rate Hedge” means an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.
“Interest Rate Hedge Liabilities” means as is specified in the definition of Lender Provided Interest Rate Hedge.
“Interest Rate Option” shall mean any Term SOFR Rate Option, Base Rate Option or Daily Rate Loan Option.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IRS” shall mean the United States Internal Revenue Service.
“Issuing Lender” shall mean PNC (through itself or through one of its designated Affiliates or branch offices), KeyBank National Association and/or HSBC Bank USA, N.A., in their capacities as issuers of Letters of Credit hereunder, and any other Lender that Borrowers, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.
“Joint Venture” shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent between the Administrative Agent and one or more collateral agents or representatives for the holders of Indebtedness that is secured by a Lien on the Collateral ranking junior to the Liens of the Loan Documents.
“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval of, lien or award by or settlement agreement with any Official Body.
“Lender Provided Foreign Currency Hedge” means a Foreign Currency Hedge which is entered into (or exists on the Fourth Amendment Date) between any Loan Party and any Hedge Bank that: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, and (b) is entered into for hedging (rather than speculative) purposes. The obligations and liabilities owing to the Hedge Bank providing any Lender Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].
“Lender Provided Interest Rate Hedge” means an Interest Rate Hedge which is entered into (or exists on the Fourth Amendment Date) between any Loan Party and any Hedge Bank that: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, and (b) is entered into for hedging (rather than speculative) purposes. The obligations and liabilities owing to the Hedge Bank providing any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents, be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Interest Rate Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].
“Lenders” shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed. Unless the context requires otherwise, the term “Lenders” includes each Swing Loan Lender, but not the Issuing Lender.

“Lending Office” means, as to the Administrative Agent, the Issuing Lender or any Lender, the office or offices of such Person described as such in such Lender’s administrative questionnaire, or such other office or offices as such Person may from time to time notify the Borrowers and the Administrative Agent
“Letter of Credit” shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].
“Letter of Credit Borrowing” shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].
“Letter of Credit Fee” shall have the meaning specified in Section 2.8.2 [Letter of Credit Fees].
“Letter of Credit Obligation” shall mean, as of any date of determination, the aggregate Dollar Equivalent of the stated amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
“Letter of Credit Sublimit” shall have the meaning specified in Section 2.8.1 [Issuance of Letters of Credit].
“Leverage Covenant Step-Up Period” shall have the meaning specified in Section 8.2.15 [Maximum Leverage Ratio].
“Leverage Ratio” shall mean, as of any date of determination, the ratio of (A) consolidated Indebtedness of Borrowers and its Subsidiaries on such date, to (B) Consolidated EBITDA of the Borrowers and its Subsidiaries for the four (4) most recently ended fiscal quarters (or the four fiscal quarters ending on the date of determination if such date is the last day of a fiscal quarter).
“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“LLC Division” shall mean, in the event a Loan Party is a limited liability company, (a) the division of such Loan Party into two or more newly formed limited liability companies (whether or not such Loan Party is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable governmental body that results or may result in, any such division.
“Loan Documents” shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, any Mortgage, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, any other Collateral Document, the Pari Passu Intercreditor Agreement, each other Intercreditor Agreement (if any) entered into by the Administrative Agent, any Lender Provided Interest Rate Hedge or any Lender Provided Foreign Currency Hedge (including without limitation all transactions under that certain Master Agreement (including Schedule thereto) dated as of October 22, 2012 by and among Crocs, Colorado Footwear, Crocs Europe, Crocs Canada, Crocs Japan GK, Crocs Singapore PTE, Crocs Australia and PNC Bank, National Association (as the same may be modified, amended, restated or supplemented from time to time), and any other instruments, certificates or documents delivered in connection herewith or therewith.
“Loan Parties” shall mean the Borrowers and the Guarantors.
“Loan Request” shall have the meaning specified in Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests].
“Loans” shall mean collectively and “Loan” shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

“Material Adverse Change” shall mean a material adverse change in (a) the financial condition, results of operations, assets, business or properties of the Loan Parties taken as a whole, (b) any Borrower’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral taken as a whole, or Administrative Agent’s Liens on a material portion of the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Administrative Agent’s and each Lender’s rights and remedies taken as a whole under this Agreement and the Loan Documents.
“Material Indebtedness” means Indebtedness (other than the Loans and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Obligations, of any one or more of the Crocs and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Crocs or any Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Crocs or such Subsidiary would be required to pay if such Hedging Obligations were terminated at such time.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their sole discretion.
“Month,” with respect to an Interest Period under the Term SOFR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.
“Mortgaged Property” means each parcel of real property located in the United States of America owned in fee by a Loan Party, and the improvements thereto, that (together with such improvements) has a fair market value of $10,000,000 or more (a) on the Fourth Amendment Date, for any real property owned as of the Fourth Amendment Date, (b) as of the date of acquisition thereof, for any real property acquired by any Loan Party after the Fourth Amendment Date or (c) as of the date such Subsidiary becomes a Loan Party, with respect to real property owned by a Subsidiary that becomes a Loan Party after the Fourth Amendment Date.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and which is subject to Title IV of ERISA, to which contributions are required or, within the preceding five plan years, were required by any member of the ERISA Group.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.2 [Modifications, Amendments or Waivers] and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Qualifying Party” means any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the effective date of the applicable Swap.
“Notes” shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans.
“Obligation” means (a) all Loans and any and all obligations, debts, and liabilities of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document (other than, any Lender Provided Interest Rate Hedge or any Lender Provided Foreign Currency Hedge and any other instruments, certificates or documents delivered in connection herewith or therewith), including all interest, fees, expenses and other monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding, (b) all obligations and liabilities of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, to any Hedge Bank under or in connection with any Lender Provided Interest Rate Hedge, (c) all obligations and liabilities of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, to any Hedge Bank under or in connection with any Lender Provided Foreign Currency Hedge, and (d) all obligations and liabilities of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, to any Cash Management Bank under or in connection with any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Official Body” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Documents, or sold or assigned an interest in any Loan or Loan Document).
“Other Lender Provided Financial Service Product” shall mean agreements or other arrangements entered into between any Loan Party and any Cash Management Bank that provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, overdraft lines, accounts or services, or (g) foreign currency exchange.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).
“Overnight Bank Funding Rate” means for any day, (a) with respect to any amount denominated in Dollars, the rate comprising both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided, further, that if the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Lender, as the case may be, in good faith and accordance with banking industry rules on interbank compensation and consistent with its treatment of similarly situated customers (which determination shall be conclusive absent manifest error). The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrowers.
“Parallel Liability” has the meaning specified in Section 10.13 [Parallel Liability].
“Pari Passu Intercreditor Agreement” shall mean the Intercreditor Agreement, substantially in the form of Exhibit B to the Fourth Amendment, dated as of the Fourth Amendment Date by and between the Loan Parties, Administrative Agent and Term Loan B Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Participant” has the meaning specified in Section 11.9.4 [Participations].
“Participant Register” shall have the meaning specified in Section 11.9.4 [Participations].
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Participation Advance” shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].
“Patent, Trademark and Copyright Security Agreement” shall mean the Patent, Trademark and Copyright Security Agreements and Supplements to Patent, Trademark and Copyright Security Agreements, in form and substance satisfactory to Administrative Agent in its reasonable discretion, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders in connection with the Existing Credit Agreement, on the Effective Date or subsequent to the Effective Date.
“Payment Date” shall mean the first day of each calendar month after the Effective Date and on the Expiration Date or upon acceleration of the Notes.
“Payment In Full” shall mean the payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit (other than in respect of (i) indemnity obligations which survive the termination of this Agreement and the other Loan Documents for which no claim or assertion has been made in writing by Administrative Agent or Lenders and (ii) Letters of Credit, Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges or Other Lender Provided Financial Services Products for which cash collateralization has been provided to Administrative Agent, Issuing Lender in an amount reasonably acceptable to Administrative Agent, such Issuing Lender or with respect to a Lender Provided Interest Rate Hedge or Lender Provided Foreign Currency Hedge the applicable Lender counterparty).
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
“Pension Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412, 430 or 436 of the Code and either (i) is maintained, or to which contributions are required, by any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or to which contributions have at any time within the preceding five years been required, by any member of the ERISA Group.
“Permitted Acquisitions” shall mean acquisitions of the assets or equity of another Person so long as: (a) immediately prior to and after giving pro forma effect to such Acquisition, Borrowers have Availability of not less than $40,000,000; (b) with respect to the acquisition of equity, (i) such acquired company shall be added as a Borrower to this Agreement and be jointly and severally liable for all Obligations, and (ii) Administrative Agent shall be granted a first priority lien in all assets of such acquired company; (c) the acquired company or property is used or useful in the same or a similar line of business as the Borrowers were engaged in on the Fourth Amendment Date (or any reasonable extensions or expansions thereof); (d) Administrative Agent shall have received a first-priority security interest in all acquired assets or equity, subject to documentation satisfactory to Administrative Agent; (e) the board of directors (or other comparable governing body) of such company shall have duly approved the transaction; (f) the Borrowers shall have delivered to Agent (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that upon giving effect to such acquisition, Borrowers are in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 8.2.14 [Interest Coverage Ratio] and 8.2.15 [Maximum Leverage Ratio] as of the most recent fiscal quarter end and (ii) audited (to the extent audited exist) financial statements of the acquired entity for the two most recent fiscal years then ended, in form and substance reasonably acceptable to Administrative Agent, audited in accordance with GAAP; (g) if such acquisition includes general partnership interests or any other equity interests that do not have a corporate (or similar) limitation on liability of the owners thereof, then such acquisition shall be effected by having such equity interests acquired by a corporate or other limited liability entity holding company directly or indirectly wholly-owned by a Borrower and newly formed for the sole purpose of effecting such acquisition; and (h) no Potential Default or Event of Default shall have occurred or will occur after giving pro forma effect to such acquisition.
“Permitted Debt” means Indebtedness of Crocs or a Subsidiary (including any Guarantee thereof by a Loan Party) so long as (i) to the extent the Term Loan B Credit Agreement has not been terminated prior to the date of the incurrence of such Indebtedness, no portion of such Indebtedness has a scheduled maturity prior to the final maturity date of any Term Loan or a weighted average life to maturity shorter than any Term Loan, (ii) except as contemplated by the final proviso to Section 8.2.1(xxii) or (xxiii), no Subsidiary of Crocs that is not a Loan Party is an obligor in respect of such Indebtedness and (iii) the terms and conditions of such Indebtedness (other than interest rates, fees and call protections) are not, taken as a whole, more restrictive than the terms of this Agreement (as determined in good faith by Crocs).
“Permitted Discretion” shall mean a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured senior lender) business judgment.
“Permitted Foreign Investments” shall mean
(i)    obligations issued or guaranteed by the United States of America or any agency thereof or any foreign country in which a Foreign Subsidiary is conducting business having maturities of not later than 24 months following the acquisition thereof;
(ii)    commercial paper with maturities of not more than one hundred eighty (180) days and a published rating of not less than A-1 by Standard & Poor’s, P-1 by Moody’s Investors Service, Inc. (or the equivalent rating) or a combined rating of A-1/P-2 or A-2/P-1;
(iii)    certificates of time deposit and bankers’ acceptances having maturities of not more than one hundred eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank in the United States of America or in any foreign country in which a Foreign Subsidiary is conducting business if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency;
(iv)    U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof or any foreign country in which a Foreign Subsidiary is conducting business;
(v)    investments made under the Cash Management Agreements;
(vi)    investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, customers and other Persons and in settlement of delinquent obligations of, and other disputes with, customers, suppliers and other Persons arising in the ordinary course of business;
(vii)    investments (including debt obligations) received in connection with dispositions permitted pursuant to this Agreement;
(viii)    investments pursuant to Lender Provided Interest Rate Hedges and Lender Provided Foreign Currency Hedges;
(ix)    deposits made in the ordinary course of business to secure the performance of leases or other contractual arrangements;
(x)    to the extent constituting an investment, Capital Expenditures not prohibited by this Agreement;
(xi)    investments in deposit and securities accounts opened in the ordinary course of business and in compliance with the terms of the Loan Documents;
(xii)    unsecured repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (i) and (ii) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and
(xiv)    advances in the form of prepayment of expenses to a vendor, supplier or trade creditor in the ordinary course of business.

“Permitted Investments” shall mean:
(i)    obligations issued or guaranteed by the United States of America or any agency thereof having maturities of not later than 24 months from the date of acquisition thereof;
(ii)    commercial paper with maturities of not more than one hundred eighty (180) days and a published rating of not less than A-1 by Standard & Poor’s, P-1 by Moody’s Investors Service, Inc. (or the equivalent rating) or a combined rating of A-1/P-2 or A-2/P-1.
(iii)    certificates of time deposit and bankers’ acceptances having maturities of not more than one hundred eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency;
(iv)    U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof;
(v)    investments made under the Cash Management Agreements;
(vi)    investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, customers and other Persons and in settlement of delinquent obligations of, and other disputes with, customers, suppliers and other Persons arising in the ordinary course of business;
(vii)    investments (including debt obligations) received in connection with dispositions permitted pursuant to this Agreement;
(viii)    investments pursuant to Lender Provided Interest Rate Hedges and Lender Provided Foreign Currency Hedges;
(ix)    deposits made in the ordinary course of business to secure the performance of leases or other contractual arrangements;
(x)    to the extent constituting an investment, Capital Expenditures not prohibited by this Agreement;
(xi)    investments in deposit and securities accounts opened in the ordinary course of business and in compliance with the terms of the Loan Documents;
(xii)    unsecured repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (i) and (ii) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and
(xiii)    advances in the form of prepayment of expenses to a vendor, supplier or trade creditor in the ordinary course of business.
“Permitted Liens” shall mean:
(i)    Liens in favor of Administrative Agent for the benefit of Administrative Agent or Lenders and Liens in favor of any Lender granted to secure reimbursement obligations owing to such Lender in connection with the issuance of a letter of credit by such Lender in accordance with this Agreement;
(ii)    Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested;
(iii)    deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance;

(iv)    deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature arising in the ordinary course of business;
(v)    judgment Liens in respect of judgments that do not constitute an Event of Default under Section 9.1.6 [Final Judgments or Orders];
(vi)    carriers’, warehousemen’s, mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being Properly Contested;
(vii)    Liens on property leased by any Loan Party or Subsidiary of a Loan Party under Capitalized Leases and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;
(viii)    any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;
(ix)    Liens on fixed or capital assets acquired, constructed or improved by Crocs or any Subsidiary; provided that (A) such Liens secure only Indebtedness permitted by Section 8.2.1(ii) and obligations relating thereto not constituting Indebtedness and (B) such Liens shall not apply to any other asset of Crocs or any Subsidiary (other than after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Indebtedness, the terms of which Indebtedness requires or includes a pledge of after-acquired property and (c) the proceeds and products thereof); provided, further, that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person; (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));
(x)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business;
(xi)    any interest or title of lessor under any operating lease;
(xii)    normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the Uniform Commercial Code on checks in the course of collection;
(xiii)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(xiv)    Liens pursuant to leases and subleases of real property which do not interfere with the ordinary course of business, which are made on customary and usual terms applicable to similar properties and which are subordinated to the Administrative Agent’s Liens in a manner reasonably satisfactory to Agent;
(xv)    any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement, including, without limitation, Liens on intellectual property arising from licenses, coexistence agreements, waivers and other consents relating to intellectual property entered into by Crocs or any Subsidiary in its reasonable business judgment and in a manner that would not reasonably be expected to have a Material Adverse Effect;
(xvi)    Liens with respect to the cash collateralization of Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges or Other Lender Provided Financial Service Products;
(xvii)    first-priority Liens on assets (other than intellectual property) of a Foreign Subsidiary that is not a Loan Party to the extent such Liens only secure Indebtedness of such Foreign Subsidiary that is permitted under Section 8.2.1(xvi);

(xviii)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Loan Parties, in each case granted in the ordinary course of business in favor of the bank or banks or other financial institutions with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements as part of a bank’s standard term and conditions, including the terms and conditions of the Dutch Banks’ Association (Nederlandse vereniging voor banken) or similar terms and conditions;
(xix)    Liens on Collateral securing Indebtedness incurred pursuant to Section 8.2.1(xxiv), provided that such Liens are subject to the Pari Passu Intercreditor Agreement;
(xx)    Liens in respect of Permitted Receivables Financings outstanding on or incurred after the Fourth Amendment Date;
(xxi)    Liens on Collateral securing Permitted Debt incurred pursuant to Section 8.2.1(xxii)(A)(i), Section 8.2.1(xxii)(A)(ii) or Section 8.2.1(xxii)(B) (solely to the extent the Original Indebtedness in respect thereof was incurred pursuant to Section 8.2.1(xxii)(A)(i) or Section 8.2.1(xxii)(A)(ii)), which, if secured by all or any portion of the Collateral, shall be subject to the Pari Passu Intercreditor Agreement or Junior Lien Intercreditor, as applicable; provided that no Event of Default is continuing or would occur as a result of such incurrence; and
(xxii)    Liens securing Indebtedness permitted pursuant to Section 8.2.1(xxv)(A) to finance insurance premiums solely to the extent of such premiums.
“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases, otherwise acquires or receives Lien on accounts receivable of Crocs or any Subsidiary and enters into a third party financing thereof on terms that the officers of Crocs have concluded are customary and market-standard.
“Permitted Refinancing” shall mean, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Expiration Date in excess of, or prior to, the scheduled principal payments due prior to Expiration Date for the Indebtedness being Refinanced, and (d) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Borrowers than those contained in the documentation governing the Indebtedness being Refinanced, including, without limitation, with respect to financial and other covenants and events of default.
“Permitted Specified Transaction” shall mean a Permitted Acquisition with a Total Cost (as defined below) of greater than or equal to $100,000,000. For purposes hereof: “Total Cost” shall mean cash or equity consideration plus the value of any other stock or assets transferred, plus assumed Indebtedness less cash acquired plus all earn out payments, all deferred payments and direct transaction related costs.
“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan and a Multiemployer Plan) maintained by any member of the ERISA Group or to which any member of the ERISA Group is required to contribute.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pledge Agreement” shall mean the (i) Revolving Credit Facility Collateral Pledge Agreement dated as of the Fourth Amendment Date, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties, as amended, restated, supplemented or modified from time to time and

(ii) any other pledge agreements executed and delivered by any Loan Party to Administrative Agent subsequent to the Effective Date.
“PNC” shall mean PNC Bank, National Association, its successors and assigns.
“Potential Default” shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
“Prime Rate” shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
“Principal Office” shall mean, with respect to any Currency, the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania, or such other address with respect to such Currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Prior Security Interest” shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to statutory Liens for taxes not yet due and payable or Purchase Money Security Interests.
“Pro Forma Basis” shall mean, with respect to any Specified Transaction, that Borrowers are in compliance on a pro forma basis with the applicable covenant, ratio, calculation or requirement herein calculated as if such Specified Transaction and the related adjustments set forth below had occurred on the first day of the four fiscal quarter period most recently ended for which financial statements have been delivered pursuant to Section 8.3.1 [Quarterly Financial Statements]. The following related adjustments shall be calculated as follows, each as evidenced by a quality of earnings report reasonably satisfactory to Agent: (i) income statement items (whether positive or negative) attributable to the applicable property or Person the subject of an acquisition, sale, transfer or other disposition of all or substantially all of the capital stock in any Subsidiary or any division or product line of the Borrowers or any Subsidiary, shall be included, (ii) any retirement, incurrence or assumption of any Indebtedness by Borrowers or any Subsidiary in connection with a Specified Transaction shall be deemed to have borne interest (a) in the case of fixed rate Indebtedness, at the rate applicable thereto, or (b) in the case of floating rate Indebtedness, at the rates which were or would have been applicable thereto during the period when such Indebtedness was or was deemed to be outstanding; and provided that, Consolidated EBITDA may be further adjusted without duplication of any adjustments to Consolidated EBITDA by, without duplication, (x) any credit for acquisition-related costs and savings to the extent expressly required or permitted to be reflected in Borrower’s financial statements pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and (y) actions taken by the Borrowers or any of their Subsidiaries prior to or during such period for the purpose of realizing reasonably identifiable and factually supportable cost savings, in each case under this clause (y) calculated by the Borrowers, as evidenced by a quality of earnings reports reasonably satisfactory to Agent.
“Properly Contested” shall mean, in the case of any Indebtedness or Lien, as applicable, of any Person (including any taxes) that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness or Lien, as applicable, is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Person has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not result in a Material Adverse Change and will not result in the forfeiture of any assets of such Person; (iv) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of the Administrative Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.
“Purchase Money Security Interest” shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

“Qualified ECP Loan Party” means each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.
“Ratable Share”
(i)    with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, participate in Swing Loans, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments; and
(ii)    with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments of all Lenders; provided, however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments.
“Recipient” shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.
“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews, replaces or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness plus any interest, fees or premiums associated therewith, and costs and expenses related thereto; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness and shall constitute an obligation of such Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; and (d) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) (and any such Liens securing such Refinancing Indebtedness shall not have a higher Lien priority than the Liens securing the Original Indebtedness).
“Register” shall have the meaning specified in Section 11.9.3.
“Reimbursement Obligation” shall have the meaning specified in Section 2.8.3 [Disbursements, Reimbursement].
“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or any successor thereto, and (b) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative Currency, (1) the central bank for the Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Relief Proceeding” shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
“Removal Effective Date” means as is specified in Section 10.6(ii) [Resignation of Administrative Agent].
“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism and Sanctions Law or Anti-Corruption Law or any predicate crime to any Anti-Terrorism and Sanctions Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism and Sanctions Law or any Anti-Corruption Law.
“Required Lenders” shall mean
(a)    If there exists fewer than three (3) non-Affiliate Lenders, all such Lenders (other than any Defaulting Lender), and
(b)    If there exists three (3) or more non-Affiliate Lenders, Lenders (other than any Defaulting Lender) having more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender); provided however that if there are three (3) or more non-Affiliate Lenders, at least two (2) such Lenders will be required to constitute Required Lenders.
“Required Share” shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].
“Resignation Effective Date” means as is specified in Section 10.6(i) [Resignation of Administrative Agent].
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrowers or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrowers or any option, warrant or other right to acquire any such Equity Interests in the Borrowers, (b) any management fees, and (c) any voluntary prepayments of Indebtedness for borrowed money that is not secured by Collateral on a pari passu basis with the Obligations.
“Revaluation Date” means (a) with respect to each Borrowing Tranche of a Daily Simple RFR Loan denominated in an Alternative Currency, each date on which such Daily Simple RFR Loan is outstanding or as otherwise determined by the Administrative Agent and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable Issuing Lender under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Effective Date, and (iv) if an Event of Default has occurred and is continuing, such additional dates as the Administrative Agent or the applicable Issuing Lender shall determine in good faith or the Required Lenders shall require, in each case, in a manner consistent with their treatment of similarly situated customers.
“Revolving Credit Base Rate Option” means the interest rate option under Section 4.1.1(a)(i).

“Revolving Credit Commitment” shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and “Revolving Credit Commitments” shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
“Revolving Credit Facility” means the revolving loan facility provided pursuant to Article 2.
“Revolving Credit Loans” shall mean collectively and “Revolving Credit Loan” shall mean separately all loans or any loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1.1 [Revolving Credit Loans] or 2.8.3.4 [Disbursements, Reimbursement].
“Revolving Facility Usage” shall mean at any time the sum of the Dollar Equivalent of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Sterling, SONIA, (b) Euro, €STR, (c) Yen, TONAR and (d) Singapore Dollars, SORA.
“RFR Adjustment” means with respect to RFR Loans, the adjustment set forth in the table below corresponding to such Alternative Currency for the corresponding Daily Simple RFR Option:

Currency	Adjustment to Daily Simple RFR
Euros	0.0456%
Singapore Dollars	0.08%
Sterling	0.0326%
Yen	-0.02923%

“RFR Administrator” means the SONIA Administrator, the €STR Administrator, the TONAR Administrator or the SORA Administrator, as applicable.
“RFR Administrator’s Website” means the SONIA Administrator’s Website, the €STR Administrator’s Website, the TONAR Administrator’s Website or the SORA Administrator’s Website, as applicable.
“RFR Business Day” means as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) Euro, a TARGET Day, (ii) Sterling, a day on which banks are open for general business in London, (iii) Yen, a day on which banks are open for general business in Japan and (iv) Singapore Dollars, a day on which banks are open for settlement of payments and foreign exchange transactions in Singapore.
“RFR Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.
“RFR Reserve Percentage” means as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Loans.
“Sanctioned Country” shall mean a country, region or territory that is the subject of, or a target of, a sanctions program maintained under any Anti-Terrorism and Sanctions Law.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, any similar list maintained by any European Union member state, or in either case as otherwise published from time to time, (c) a Person named on the lists maintained by Her Majesty’s Treasury of the United Kingdom available at http://www.hm-treasury.gov.uk/

fin_sanctions_index.htm, or as otherwise published from time to time, (d) a Person that is specifically targeted by any other relevant sanctions authority of a jurisdiction in which the Borrowers or any of their Subsidiaries conduct business, (e) (i) an agency of the government of, or an organization controlled by, a Sanctioned Country, to the extent such agency or organization is subject to a sanctions program maintained under any Anti-Terrorism and Sanctions Laws, or (ii) a Person located, organized or resident in a Sanctioned Country, to the extent such Person is subject to a sanctions program maintained under any Anti-Terrorism and Sanctions Laws, (f) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism and Sanctions Law or (g) a Person controlled by any such Person set forth in clauses (a) through (f) above.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Second Amendment” shall mean the Second Amendment to Second Amended and Restated Credit Agreement among Administrative Agent, the Lenders and the Loan Parties dated as of the Second Amendment Date.
“Second Amendment Date” shall mean November 13, 2020.
“Securitization Subsidiary” means a Subsidiary of Crocs (1) that is designated a “Securitization Subsidiary” by an officer of Crocs, (2) that does not engage in any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto, (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which (x) is guaranteed by Crocs or any of its Subsidiaries, (y) is recourse to or obligates Crocs or any of its Subsidiaries in any way, or (z) subjects any property or asset of Crocs or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (4) with respect to which neither Crocs nor any of its Subsidiaries has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.
“Security Agreement” means the Second Amended and Restated Security Agreement, dated as of the Fourth Amendment Date, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties, as amended, restated, supplemented or modified from time to time.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Cash Management Banks, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.5 [Delegation of Duties], and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Senior Notes Indentures” means, collectively, the Existing 2029 Notes Indenture and the Existing 2031 Notes Indenture.
“Settlement Date” shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 5.11 [Settlement Date Procedures].
“Singapore Dollars” or “SGD” mean the lawful currency of the Republic of Singapore.
“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Floor” means a rate of interest per annum equal to 0.00%.
“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Solvent” shall mean, with respect to any Person(s) on any date of determination, taking into account such right of reimbursement, contribution or similar right available to such Person(s) from other Persons, that on such date (i) the fair value of the property of such Person(s) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person(s), (ii) the present fair saleable value of the assets of such Person(s) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person(s) is or are able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person(s) does or do not intend to, and does not believe that it will, incur debts or liabilities beyond such Person(s)’ ability to pay as such debts and liabilities mature, and (v) such Person(s) is or are not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person(s)’ property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person(s) is or are engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Lookback Day” has the meaning specified in the definition of “Daily Simple RFR”.
“SORA” means a rate equal to the Singapore Overnight Rate Average as administered by the SORA Administrator.
“SORA Administrator” means MAS (or any successor administrator of the Singapore Overnight Rate Average).
“SORA Administrator’s Website” means MAS’ website currently at https://www.mas.gov.sg, or any successor source for the Singapore Overnight Rate Average identified as such by the SORA Administrator from time to time.
“SORA Lookback Day” has the meaning specified in the definition of “Daily Simple RFR”.
“Specified Transaction” shall mean, with respect to any period, any Permitted Acquisition, disposition of assets, or incurrence or repayment of Indebtedness, consummated by the Borrowers or any of their Subsidiaries during such period (or the effects of which have occurred or are implemented during such period) or other event that by the terms of this Agreement requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.
“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Statements” shall have the meaning specified in Section 6.1.6(i) [Historical Statements].
“Sterling” or “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.
“Subsidiary Equity Interests” shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

“Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge or a Lender Provided Foreign Currency Hedge.
“Swing Loan Sublimit” shall mean the Alternative Currency Swing Loan Sublimit or the U.S. Dollar Swing Loan Sublimit, as applicable.
“Swing Loan Lenders” means the Alternative Currency Swing Loan Lender, in its capacity as a Lender of Alternative Currency Swing Loans, and the U.S. Dollar Swing Loan Lender, in its capacity as a lender of U.S. Dollar Swing Loans.
“Swing Loan Note” shall mean the Swing Loan Note of the Borrowers in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
“Swing Loan Request” shall mean a request for Swing Loans made in accordance with Section 2.4.2 [Swing Loan Requests] hereof.
“Swing Loans” shall mean collectively and “Swing Loan” shall mean separately all Alternative Currency Swing Loans and U.S. Dollar Swing Loans or any Alternative Currency Swing Loan and any U.S. Dollar Swing Loan made pursuant to Section 2.1.2 [Swing Loan Subfacilities] hereof.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” shall have the meaning assigned to such term in the Term Loan B Credit Agreement in effect on the Fourth Amendment Date.
“Term Loan B Agent” shall mean Citibank, N.A., in its capacity as administrative agent under the Term Loan B Credit Agreement, and its successors.
“Term Loan B Credit Agreement” shall mean the term loan credit agreement dated as of the Fourth Amendment Date by and among Term Loan B Agent, the financial institutions party thereto as lenders, Crocs, as borrower, and certain affiliates of Crocs as subsidiary guarantors, as amended, restated, amended and restated, supplemented, renewed, refunded, replaced (in accordance with the Pari Passu Intercreditor Agreement and whether at maturity or thereafter), refinanced and/or modified from time to time.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR

Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrowers on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.
“Term SOFR Rate Loan” means a Loan that bears interest based on Term SOFR Rate.
“Term SOFR Rate Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1.1.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Third Amendment” shall mean the Third Amendment to Second Amended and Restated Credit Agreement among Administrative Agent, the Lenders and the Loan Parties dated as of the Third Amendment Date.
“Third Amendment Date” shall mean July 23, 2021.
“TONAR” means a rate equal to the Tokyo Overnight Average Rate as administered by the TONAR Administrator.
“TONAR Administrator” means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).
“TONAR Administrator’s Website” means the Bank of Japan’s website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONAR Administrator from time to time.
“TONAR Lookback Day” has the meaning specified in the definition of “Daily Simple RFR”.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“U.S. Borrower” means any Borrower that is a U.S. Person.
“U.S. Dollar Swing Loan Lender” means PNC, in its capacity as a lender of U.S. Dollar Swing Loans.
“U.S. Dollar Swing Loan Sublimit” shall mean $60,000,000.
“U.S. Dollar Swing Loans” shall mean collectively and “U.S. Dollar Swing Loan” shall mean separately all U.S. Dollar Swing Loans or any U.S. Dollar Swing Loan made by PNC to the Borrowers pursuant to Section 2.1.2 [Swing Loan Subfacilities] hereof.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 5.9.7 [Status of Lenders].
“Withholding Agent” shall mean any Loan Party, the Administrative Agent or any other applicable withholding agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” or “¥” mean the lawful currency of Japan.
1.2    Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.
1.3    Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the Effective Date applied on a basis consistent with those used in preparing the Statements referred to in Section 6.1.6(i) [Historical Statements]). Notwithstanding the foregoing, if the Borrowers notify the Administrative Agent in writing that the Borrowers wish to amend any financial covenant in Section 8.2 of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Effective Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrowers in writing that the Required Lenders wish to amend any financial covenant in Section 8.2, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrowers and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they delivers their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of

this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent; provided further that the Borrowers shall not be obligated to pay an amendment fee (excluding costs and expenses and reasonable attorneys’ fees) in connection with such amendment and the pricing of the Loans shall not be increased in connection with such amendment. No delay by the Borrowers, the Administrative Agent or the Required Lenders in requiring such an amendment shall limit such Person’s rights to require such an amendment at any time after such a change in accounting principles.
1.4    Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used herein shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.
1.5    Dutch Terms. In each Loan Document, where it relates to a Person incorporated or having its centre of main interest in the Netherlands, a reference to:
(i)    an “administrator” includes a bewindvoerder or a beoogd bewindvoerder;
(ii)    a “corporation” includes vennootschap onder firma or coöperatie;
(iii)    “insolvency” includes in staat van insolventie verkeren and any step or proceeding related to it has the meaning attributed to them under the Bankruptcy Law of the Netherlands;
(iv)    Any “proceeding” taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);
(v)    a “custodian,” “receiver,” “assignee,” “trustee,” “liquidator,” “sequestrator” or other similar official includes a curator or a beoogd curator;
(vi)    a “moratorium” includes surseance van betaling;
(vii)    an “organizational action to authorize” where applicable, includes without limitation:
i.    any action required to comply with the Works Councils Act (Wet op de ondernemingsraden) of The Netherlands; and
ii.    obtaining an unconditional positive advice (advies) from the competent works council(s);
(viii)    a “security interest” or “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and in general any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);
(ix)    “the Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of the Netherlands;
(x)    “set-off” includes verrekening;
(xi)    “subsidiary” includes dochtermaatschappij within the meaning of article 2:24a of the Dutch Civil Code;
(xii)    a “board of directors” means a managing board (bestuur);

(xiii)    a “director” means a managing director (bestuurder);
(xiv)    an “attachment” includes a beslag;
(xv)    “gross negligence” means grove schuld;
(xvi)    “willful misconduct” means opzet;
(xvii)    a “merger” includes a juridische fusie;
(xviii)    a “winding-up,” “liquidation” or “dissolution” includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden); and
(xix)    “organizational documents” means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce.
1.6    Divisions. For all purposes under the Loan Documents, in connection with any LLC Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
1.7    Benchmark Notification. Section 4.4.4 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate or Daily Simple RFR for any applicable Currency is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or Daily Simple RFR for any applicable Currency, or with respect to any alternative or successor rate thereto, or replacement rate therefor.
1.8    Conforming Changes Relating to Term SOFR Rate. With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide written notice to the Borrowers and the Lenders each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
1.9    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent, the Alternative Currency Swing Line Lender (in the case of Alternative Currency Swing Loans) or the Issuing Lender, as applicable, shall determine the Dollar Equivalent amounts of Loans and Letters of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of the Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, the Alternative Currency Swing Line Lender or the Issuing Lender, as applicable.
(b)    Wherever in this Agreement in connection with the initial advance, or the conversion, continuation or prepayment, of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (the resulting quotient rounded upwards, at the discretion of the Administrative Agent, the Alternative Currency Swing Line Lender or the Issuing Lender, as applicable, to the nearest 1/100 of 1%), as determined by the Administrative Agent, the Alternative Currency Swing Line Lender or the Issuing Lender, as the case may be. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing financial statements, calculating financial covenants, and determining compliance with covenants expressed in Dollars, Alternative Currencies shall be converted into Dollars in accordance with GAAP.

ARTICLE 2
REVOLVING CREDIT AND SWING LOAN FACILITIES
2.1    Revolving Credit Commitments.
2.1.1    Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make loans in U.S. Dollars or in one or more Alternative Currencies to the Borrowers at any time or from time to time on or after the Effective Date to the Expiration Date; provided that after giving effect to each such loan (i) the Dollar Equivalent of the aggregate principal amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Dollar Equivalent of the Letter of Credit Obligations and Swing Loans (ii) the Revolving Facility Usage denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (iii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.1.
2.1.2    Swing Loan Subfacilities. Subject to the terms and conditions hereof and relying upon the representations and warranties herein specified and the agreements of the other Lenders specified in Section 2.5 [Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans] with respect to Swing Loans, (x) the Alternative Currency Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make loans denominated in Euro or Sterling (the “Alternative Currency Swing Loans”) to Crocs Europe at any time or from time to time after the Fifth Amendment Date to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Alternative Currency Swing Loan Sublimit, provided that after giving effect to such Alternative Currency Swing Loan, (i) the aggregate principal amount of the Dollar Equivalent of any Lender’s Revolving Credit Loans plus such Lender’s Ratable Share of the Dollar Equivalent of the outstanding Swing Loans and Letter of Credit Obligations shall not exceed such Lender’s Revolving Credit Commitment, (ii) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders and (iii) the Revolving Facility Usage denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (y) the U.S. Dollar Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans denominated in U.S. Dollars (the “U.S. Dollar Swing Loans”) to the Borrowers at any time or from time to time after the Effective Date to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the U.S. Dollar Swing Loan Sublimit, provided that after giving effect to such U.S. Dollar Swing Loan, (i) the aggregate principal amount of the Dollar Equivalent of any Lender’s Revolving Credit Loans plus such Lender’s Ratable Share of the Dollar Equivalent of outstanding Swing Loans and Letter of Credit Obligations shall not exceed such Lender’s Revolving Credit Commitment and (ii) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.
2.2    Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
2.3    Commitment Fees. Accruing from the Effective Date until the Expiration Date, the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the applicable Commitment Fee as set forth in the definition of Applicable Margin (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the daily difference between the amount of (i) the Revolving Credit Commitments (for purposes of this computation, U.S. Dollar Swing Loans shall be deemed to be borrowed amounts under the U.S. Dollar Swing Loan Lender’s Revolving Credit Commitment and Alternative Currency Swing Loans shall be deemed to be borrowed under the Alternative Currency Swing Loan Lender’s Revolving Credit Commitment) and (ii) the Revolving Facility Usage; provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.
2.4    Revolving Credit Loan Requests; Swing Loan Requests.
2.4.1    Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 1:00 p.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Term SOFR Rate Option applies or the conversion to or the renewal of the Term SOFR Rate Option for any Loans; (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan denominated in Dollars to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan denominated in Dollars; and (iii) four (4) Business Days prior to the proposed Borrowing Date with respect to (a) the making of Revolving Credit Loans denominated in Alternative Currencies to which the Daily Simple RFR Option applies, or (b) the conversion to a Daily Simple RFR Option for any Revolving Credit Loans denominated in Alternative Currencies, of a request by telephone promptly confirmed in writing by letter, email, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the Currency, the Interest Rate Option, and the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the Term SOFR Rate Option, (y) integral multiples of the Dollar Equivalent of $500,000 and not less than the Dollar Equivalent of $1,000,000 for each Borrowing Tranche under the Daily Simple RFR Option, and (z) integral multiples of $500,000 and not less than $500,000 for each Borrowing Tranche under the Base Rate Option. No Loan denominated in any Currency may be converted into a Loan denominated in a different Currency.
2.4.2    Swing Loan Requests. Except as otherwise provided herein, from time to time prior to the Expiration Date, (x) Crocs Europe may request the Alternative Currency Swing Loan Lender to make Alternative Currency Swing Loans to it by delivery to the Alternative Currency Swing Loan Lender not later than 11:00 a.m. (London time) on the proposed Borrowing Date and (y) the Borrowers may request the U.S. Dollar Swing Loan Lender to make U.S. Dollar Swing Loans by delivery to the U.S. Dollar Swing Loan Lender not later than 1:00 p.m. on the proposed Borrowing Date, in each case, of a duly completed request therefor substantially in the form of Exhibit 2.4.2 hereto or a request by telephone promptly confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), with a copy to the Administrative Agent, it being understood that each Swing Loan Lender and the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $1,000,000.
2.5    Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.
2.5.1    Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers, including the Currency in which such Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit its apportioned share in the applicable Currency (as provided to it by the Administrative Agent) of the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in the applicable Currency in Same Day Funds at the Principal Office prior to 3:00 p.m., on the applicable Borrowing Date; provided that (x) if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.5.2 [Presumptions by the Administrative Agent], and (y) for the avoidance of doubt, no proceeds of any Revolving Credit Loan shall be disbursed to, or deposited in, any deposit account, securities account or other account of any Loan Party located or titled in Bermuda. Each of the Administrative Agent, the Issuing Lenders and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay any Credit Extension in accordance with the terms of this Agreement.
2.5.2    Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate Currency with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable; provided, however, that Agent shall first make demand for repayment upon such Lender prior to making demand on Borrowers. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
2.5.3    Making Swing Loans.
(i)    So long as (x) the U.S. Dollar Swing Loan Lender elects to make U.S. Dollar Swing Loans, the U.S. Dollar Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2, [Swing Loan Requests] fund such U.S. Dollar Swing Loan to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date and (y) the Alternative Currency Swing Loan Lender elects to make Alternative Currency Swing Loans, the Alternative Currency Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2, [Swing Loan Requests] fund such Alternative Currency Swing Loan to the Borrowers in the requested Currency and immediately available funds at the Principal Office prior to 4:00 p.m. (London time) on the Borrowing Date.
(ii)    Unless otherwise requested by the Administrative Agent, the Alternative Currency Swing Loan Lender shall report in writing to the Administrative Agent (A) promptly following the making of each Alternative Currency Swing Loan, the currency, the amount and Dollar Equivalent amount of such Alternative Currency Swing Loan and the date on which such Alternative Currency Swing Loan was made, (B) on each Business Day on a payment is made in respect of any Alternative Currency Swing Loan, the date, amount and currency of such payment and the Dollar Equivalent amount of all outstanding Alternative Currency Swing Loans after giving effect to such payment, and (C) on any other Business Day, such other information related to the Alternative Currency Swing Loan as the Administrative Agent shall reasonably request.
(iii)    Any Swing Loan Lender shall be entitled to resign such role upon thirty (30) days’ prior notice to the Borrowers and the Lenders upon and so long as a successor acceptable to the Borrowers will take its place (such consent to a successor by the Borrowers not to be unreasonably withheld). Any such successor shall become a Swing Loan Lender of the applicable currency hereunder as if it were listed as such in this Agreement without further action.
2.5.4    Repayment of Revolving Credit Loans. The Borrowers shall repay the outstanding principal amount of all Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.
2.5.5    Borrowings to Repay Swing Loans.
(i)    Each Swing Loan Lender, may at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans made by it, and each Lender shall make a Revolving Credit Loan in the applicable Currency in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if such Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option or, in the case of Revolving Credit Loans in Alternative Currencies, the Daily Rate Loan Option, and shall be deemed to have been properly requested in accordance with Section 2.4.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. Such Swing Loan Lender shall provide notice to the Lenders (which may be telephonic or written notice by letter, email, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.5.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4.1 [Revolving Credit Loan Requests] are then satisfied) by the time such Swing Loan Lender so requests, which shall not be later than 3:00 p.m. on the Business Day after the date the Lenders receive such notice from such Swing Loan Lender. In addition, the Administrative Agent may deliver any such notice at any time on behalf of a Swing Line Lender for the repayment of all Alternative Currency Swing Loans and/or all U.S. Dollar Swing Loans.
(ii)    If any Lender fails to make available to the Administrative Agent for the account of the applicable Swing Loan Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.5.5(i) by the time specified in Section 2.5.5(i), such Swing Loan Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Loan Lender at a rate per annum equal to the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Swing Loan Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan with respect to such prepayment. A certificate of a Swing Loan Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.
2.5.6    Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.5.3 [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.4.2 [Swing Loan Requests], each Swing Loan Lender may make Swing Loans to the Borrowers in accordance with the provisions of the agreements between the Borrowers and such Swing Loan Lender relating to the Borrower’s deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.5.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Subfacilities], (ii) not be subject to the limitations as to individual amount set forth in Section 2.4.2 [Swing Loan Requests], (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.5.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Article 2.
2.6    Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a swing Note dated the Effective Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Sublimit as applicable, of such Lender.
2.7    Use of Proceeds. The proceeds of the Loans shall be used (i) to pay fees and expenses relating to this transaction, (ii) refinance the Obligations owing under the Existing Credit Agreement, (iii) for Borrowers’ working capital needs and capital expenditures and for general corporate purposes, (iv) to finance Permitted Acquisitions (including fees and expenses related to Permitted Acquisitions), (v) to reimburse drawings under Letters of Credit, and (vi) for other permitted uses hereunder, including, but not limited to, permitted dividends, distributions, purchases, redemptions and retirements of equity interests.
2.8    Letter of Credit Subfacility.
2.8.1    Issuance of Letters of Credit.
(i)    The Borrowers may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit denominated in Dollars or any Alternative Currency (each, a “Letter of Credit”) on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. The Borrowers shall authorize and direct the Issuing Lender to name the Borrowers as the “Applicant” or “Account Party” of each Letter of Credit. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, Administrative Agent or the Borrowers, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Article 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.8, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall after giving effect to any issuance, amendment or extension of any Letter of Credit (i) the Letter of Credit Obligations exceed $20,000,000 (the “Letter of Credit Sublimit”), (ii) the Revolving Facility Usage exceed the Revolving Credit Commitments or (iii) the Revolving Facility Usage denominated in Alternative Currencies exceed the Alternative Currency Sublimit. Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that they shall be in compliance with the preceding sentence and with Article 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrowers and Administrative Agent a true and complete copy of such Letter of Credit or amendment. As of the Effective Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder. Notwithstanding anything to the contrary contained in this Section or this Agreement, (x) no Issuing Lender shall have an obligation to issue a Letter of Credit if the issuance thereof would violate one or more policies of such Issuing Lender applicable to Letters of Credit generally, and (y) HSBC Bank USA, N.A.’s commitment to issue Letters of Credit as an Issuing Lender is limited to an aggregate amount of $2,200,000 (whether drawn or undrawn); provided however that such limitation does not limit HSBC Bank USA, N.A.’s obligation to purchase participations in Letters of Credit pursuant to Section 2.8.3 hereof.
(ii)    Notwithstanding Section 2.8.1(i), the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Lender in good faith deems material to it, (B) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally or (C) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrowers or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.9(i)(D) [Reallocation of Participations to Reduce Fronting Exposure]) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Issuing Lender Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.
2.8.2    Letter of Credit Fees. The Borrowers shall pay in Dollars or, at the Administrative Agent’s option, the Alternative Currency in which the Letter of Credit is issued (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate times the Dollar Equivalent of the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.25% per annum on the Dollar Equivalent of the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and payable in Dollars quarterly in arrears on the first day of each calendar quarter. The Borrowers shall also pay (in Dollars) to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.
2.8.3    Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing

Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, in each case in the Currency in which each Letter of Credit is issued.
2.8.3.1    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount, in the Currency of the drawing under such Letter of Credit, equal to the amount so paid by the Issuing Lender. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit, in the Currency of such drawing, by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders in Dollars (and, if the Letter of Credit was denominated in an Alternative Currency, in the Dollar Equivalent amount to the amount paid by Issuing Lender in such Alternative Currency on the Drawing Date thereof) under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, in each case, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.8.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
2.8.3.2    Each Lender shall upon any notice pursuant to Section 2.8.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing (and if the Letter of Credit was denominated in an Alternative Currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such Alternative Currency on the Drawing Date thereof), whereupon the participating Lenders shall (subject to Section 2.8.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Overnight Bank Funding Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.8.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.8.3.2.
2.8.3.3    With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.8.3.1, because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in an Alternative Currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such Alternative Currency on the Drawing Date thereof). Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.8.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.8.3.
2.8.4    Repayment of Participation Advances.
2.8.4.1    Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.
2.8.4.2    If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Overnight Bank Funding Rate in effect from time to time, in the applicable Currency of such payment.
2.8.5    Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
2.8.6    Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
2.8.7    Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8.7 under all circumstances, including the following circumstances:
(i)    any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;
(ii)    the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], 2.5 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.8.3 [Disbursements, Reimbursement];
(iii)    any lack of validity or enforceability of any Letter of Credit;
(iv)    any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);
(v)    the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;
(vi)    payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(vii)    the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)    any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)    any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
(x)    any breach of this Agreement or any other Loan Document by any party thereto;
(xi)    the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;
(xii)    the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
(xiii)    the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated;
(xiv)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; and
(xv)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally.
2.8.8    Indemnity. The Borrowers hereby agree to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body. This Section 2.8.8 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
2.8.9    Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the Applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the Applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrowers or any Lender.
2.8.10    Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the Account Party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.
2.9    Defaulting Lenders.
(i)    Defaulting Lender Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
    (A)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of Required Lenders;
    (B)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 [Default] or otherwise) or received by the

Administrative Agent from a Defaulting Lender pursuant to Section 9.2.3 [Setoff] shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or any Swing Loan Lender hereunder; third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 5.13 [Cash Collateral]; fourth, as the Borrowers may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.13 [Cash Collateral]; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or any Swing Loan Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or any Swing Loan Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions specified in Section 7.2 [Each Loan or Letter of Credit] were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowing owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swing Loans are held by the Lenders pro rata in accordance with the Commitments under the Revolving Credit Facility without giving effect to Section 2.9(i)(D) [Reallocation of Participation to Reduce Fronting Exposure]. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.9(i)(B) [Defaulting Lender Waterfall] shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
    (C)    Certain Fees. (I) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (II) Each Defaulting Lender shall be entitled to receive Letter of Credit Fee for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.13 [Cash Collateral]. (III) With respect to any Commitment Fee, or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to this Section 2.9 [Defaulting Lenders], the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (D) below, (y) pay to each Issuing Lender and each Swing Loan Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or such Swing Loan Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
    (D)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Usage of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
    (E)    Cash Collateral, Repayment of Swing Loans. If the reallocation described in clause (D) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Loans in an amount equal to each Swing Loan Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures specified in Section 5.13 [Cash Collateral].
(ii)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Swing Loan Lender and Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments under the Revolving Credit Facility (without giving effect to Section 2.9(i)(D) [Reallocation of Participations to Reduce Fronting Exposure], whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(iii)    New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) each Swing Loan Lender shall not be required to fund any Swing Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
2.10    Increase in Revolving Credit Commitments.
2.10.1    Increasing Lenders and New Lenders. The Borrowers may, at any time and from time to time, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:
    (i)    No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.
    (ii)    Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.
    (iii)    Aggregate Revolving Credit Commitments. The aggregate increase of the Revolving Credit Commitments shall not exceed an amount equal to the lesser of (1) $400,000,000 and (2) (A) an aggregate amount equal to the greater of (x) $1,000,000,000 and (y) 100.0% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of Crocs most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 8.3.1 minus (B) the aggregate principal amount of Incremental Term Loans incurred in reliance on the Fixed Incremental Amount (under and as defined in the Term Loan B Credit Agreement in effect on the Fourth Amendment Date) prior to, or concurrently with, the increase of any Revolving Credit Commitments pursuant to this Section 2.10.
    (iv)    Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.
    (v)    Notes. The Borrowers shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment.

    (vi)    Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent (provided that such approval shall not be unreasonably withheld, conditioned or delayed).
    (vii)    Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent at least five (5) calendar days before the effective date of such increase.
    (viii)    New Lender’s Joinder. Each New Lender shall execute a joinder agreement in form and substance satisfactory to Administrative Agent pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.
2.11    Reduction of Revolving Credit Commitment. The Borrowers shall have the right at any time after the Effective Date upon five (5) calendar days’ prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent) to (x) permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in a minimum amount of $1,000,000 and whole multiples of $500,000, provided that the total Revolving Credit Commitments after giving effect to any such reduction shall not be less than $100,000,000, or (y) to terminate completely the Revolving Credit Commitments, in each case, without penalty or premium except as set forth herein, including without limitation, in Section 5.6.2 [Replacement of a Lender], Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]; provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.11 shall be irrevocable; provided that a notice of termination of all Revolving Credit Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
2.12    Illegality. If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender determines that any Law has made it unlawful, or that any governmental authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Lender or any Lender or its applicable Lending Office to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Credit Extension, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrowers, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Borrowers shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Borrowers or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
2.13    MIRE Events. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Revolving Credit Commitments or Loans (including any increase pursuant to Section 2.10, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Credit Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Laws and as otherwise reasonably required by the Lenders and (2) the Administrative Agent shall have received written confirmation from the Lenders, flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably withheld, conditioned or delayed).
ARTICLE 3
RESERVED

ARTICLE 4
INTEREST RATES
4.1    Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the applicable Interest Rate Options set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, (i) no outstanding Borrowing Tranche may be converted to or continued as a Term SOFR Rate Loan or RFR Loan and (ii) Required Lenders may demand that (x) each RFR Loan be automatically be converted to a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Alternative Currency) immediately and (y) each Term SOFR Rate Loan be automatically converted to a Base Rate Loan denominated in Dollars immediately, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. The applicable Term SOFR Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest on the principal amount of each Loan denominated in an Alternative Currency shall be paid by the Borrower in such Alternative Currency.
4.1.1    Revolving Credit Interest Rate Options; Swing Loan Interest Rate. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:
(a)    In the case of Revolving Credit Loans denominated in Dollars:
(i)    Revolving Credit Base Rate Option: In the case of Base Rate Loans denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;
(ii)    Revolving Credit Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period, plus the Applicable Margin.
(b)    Revolving Credit Daily Simple RFR Option: In the case of RFR Loans denominated in Sterling, Euro, Yen or Singapore Dollars, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Loans denominated in Sterling, Euro, Yen and Singapore Dollars, as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Daily Simple RFR for such Currency plus the RFR Adjustment plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR; or
(c)    The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Swing Loans:
(i)    Swing Loan Base Rate Option. In the case of Base Rate Loans denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.
(ii)    Swing Loan Daily Simple RFR Option. Subject to Section 4.3 [Interest After Default], Swing Loans denominated in Sterling, Euro, Yen and Singapore Dollars, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Loans denominated in Sterling, Euro, Yen and Singapore Dollars, as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Daily Simple RFR for such Currency plus the RFR Adjustment plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR.

4.1.2    [Reserved].
4.1.3    Rate Quotations. The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
4.2    Interest Periods. At any time when the Borrowers shall select, convert to or renew a Term SOFR Rate Option, the Borrowers shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Term SOFR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term SOFR Rate Option:
4.2.1    Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Term SOFR Rate Option shall be in integral multiples of, and not less than, the respective amounts specified in Section 2.4.1 [Revolving Credit Loan Requests]; and
4.2.2    Renewals. In the case of the renewal of a Term SOFR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
4.3    Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:
4.3.1    Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;
4.3.2    Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and
4.3.3    Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.
4.4    Term SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.
4.4.1    Unascertainable; Increased Costs. If, on or prior to the first day of an Interest Period:
(i)    the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate or Daily Simple RFR cannot be determined pursuant to the definition thereof; (y) a fundamental change has occurred with respect to the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions) or (z) with respect to any Loan denominated in an Alternative Currency, a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls);
(ii)    the Required Lenders determine that for any reason in connection with any request for a Term SOFR Rate Loan or Daily Simple RFR Loan or a conversion thereto or a continuation thereof that the Term SOFR Rate or Daily Simple RFR, as applicable, for any requested Interest Period with respect to a proposed Term SOFR Rate Loan or Daily Simple RFR Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].
4.4.2    Illegality. If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Loan to which any Interest Rate Option applies, or the determination or charging of interest rates based upon any Interest Rate Option has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or any Official Body has imposed material restrictions on the authority of such Lender to purchase, sell, or take deposits of any Currency in the applicable interbank market for the applicable Currency, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].
4.4.3    Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable; Increased Costs] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 [Illegality] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Loan under the affected Interest Rate Option in each such Currency shall be suspended (to the extent of the affected Interest Rate Option or the applicable Interest Periods) until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable; Increased Costs] and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of an affected Interest Rate Option, and such Interest Rate Option has not yet gone into effect, (a) such notification shall (i) with regard to any such pending request for Loans denominated in Dollars, be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans in the amount specified therein and (ii) with regard to any such pending request for Loans denominated in an Alternative Currency, be deemed ineffective (in each case to the extent of the affected Interest Rate Option, or the applicable Interest Periods), (b) any outstanding affected Loans denominated in Dollars shall be deemed to have been converted into Base Rate Loans immediately or, in the case of Term SOFR Rate Loans, at the end of the applicable Interest Period, and (c) any outstanding affected Loans denominated in an Alternative Currency shall, at the Borrower’s election, either be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Term SOFR Rate Loans, at the end of the applicable Interest Period, or prepaid in full immediately or, in the case of Term SOFR Rate Loans, at the end of the applicable Interest Period; provided, however that absent notice from the Borrower of conversion or prepayment, such Loans shall automatically be converted to Base Rate Loans (in an amount equal to the Dollar Equivalent of such Alternative Currency). If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality], the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which an affected Interest Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of such Alternative Currency) or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of such Alternative Currency) upon such specified date.
4.4.4    Benchmark Replacement.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for any Currency, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, adoption, implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (E) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrowers may revoke any request for a Loan bearing interest based on or with reference to such Benchmark, conversion to or continuation of Loans bearing interest based on or with reference to such Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate Option. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
4.5    Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period. If the Borrowers provide any Loan Request related to a Loan at the Term SOFR Rate Option but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option. If no election as to Currency is specified in the applicable Loan Request, then the requested Loans shall be made in Dollars.

ARTICLE 5
PAYMENTS
5.1    Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to (i) except with respect to principal and interest on Loans denominated in an Alternative Currency, 1:00 p.m. and (ii) with respect to principal and interest on Loans denominated in an Alternative Currency, the Applicable Time specified by the Administrative Agent, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of such Swing Loan Lender with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in the same Currency in which such Loan was funded, in Same Day Funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in Same Day Funds; provided that in the event payments are received by the Administrative Agent by (i) except with respect to principal and interest on Loans denominated in an Alternative Currency, 11:00 a.m. and (ii) with respect to principal and interest on Loans denominated in an Alternative Currency, the Applicable Time specified by the Administrative Agent or, in the case of the Alternative Currency Swing Loans, the Alternative Currency Swing Line Lender, and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Overnight Bank Funding Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.” Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. All fees hereunder, under the Administrative Agent’s Letter, and any other Loan Document shall be payable in Dollars.
5.2    Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [Term SOFR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to the applicable Swing Loan Lender according to Section 2.5.5 [Borrowings to Repay Swing Loans].
5.3    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(ii)    the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation but without duplication as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. For purposes of clause (ii)(a) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 5.3 shall be treated as having acquired such participation on the earlier date(s) on which it acquired an interest in the Loan(s) or Commitment(s) to which such participation relates.
5.4    Presumptions by Administrative Agent.
(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (x) in the case of Loans to which the Base Rate Option applies 4 hours prior to the proposed time of such Borrowing Tranche of Loans and (y) otherwise, prior to the proposed date of any Borrowing Tranche of Loans that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5.1 [Making Revolving Credit Loans] or Section 2.8.7 [Nature of Participation and Reimbursement Obligations] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing Tranche of Loans available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing Tranche of Loans to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing Tranche of Loans. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
5.5    Interest Payment Dates. Interest on Loans to which the Base Rate Option or the Daily Simple RFR Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Term SOFR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise). Interest shall be computed to, but excluding, the date payment is due.
5.6    Voluntary Prepayments.
5.6.1    Right to Prepay. The applicable Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrowers desire to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least (i) one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans denominated in Dollars, (ii) no later than 1:00 p.m. on the date of prepayment of Swing Loans denominated in Dollars or (iii) at least four (4) Business Days prior to the date of prepayment of the Revolving Credit Loans or Swing Loans denominated in Alternative Currencies that bear interest at the Daily Simple RFR Option, setting forth the following information:

(w)    the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(x)    a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;
(y)    a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies, Loans to which the Term SOFR Rate Option applies and Loans to which the Daily Simple RFR Option applies; and
(z)    the Currency of such Loan and the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $500,000 for any Swing Loan or $500,000 for any Revolving Credit Loan.
All prepayment notices shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of all Revolving Credit Commitments as contemplated by Section 2.11 [Reduction of Revolving Credit Commitment], then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.11 [Reduction of Revolving Credit Commitment]. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Term SOFR Rate Option applies and then to Loans to which Daily Simple RFR Option applies. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity].
5.6.2    Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [Term SOFR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrowers to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.2 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.9 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)    the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.9 [Successors and Assigns];
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

5.7    Mandatory Prepayments. If the Administrative Agent notifies the Borrowers at any time that (a) the Dollar Equivalent of the aggregate amount of all outstanding Loans and Letter of Credit Obligations denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit or (b) the Dollar Equivalent of the aggregate amount of all outstanding Loans and Letter of Credit Obligations at such time exceeds an amount equal to 105% of the aggregate Revolving Credit Commitments, then within two (2) Business Days after receipt of such notice, the applicable Borrowers shall prepay Loans or Cash Collateralize Letters of Credit in an aggregate amount sufficient so that (i) in the case of clause (a) above, the Dollar Equivalent of the aggregate amount of all outstanding Loans and Letter of Credit Obligations denominated in Alternative Currencies at such time does not exceed the Alternative Currency Sublimit and (ii) in the case of clause (b) above, the Dollar Equivalent of the aggregate amount of all outstanding Loans and Letter of Credit Obligations at such time does not exceed the aggregate Revolving Credit Commitments.
5.8    Increased Costs.
5.8.1    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate) or the Issuing Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender, the Issuing Lender or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
5.8.2    Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.
5.8.3    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4    Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) calendar days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) calendar day period referred to above shall be extended to include the period of retroactive effect thereof).
5.9    Taxes.
5.9.1    Issuing Lender. For purposes of this Section 5.9, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.
5.9.2    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by any applicable Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
5.9.3    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
5.9.4    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted in respect of a payment to such Recipient and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
5.9.5    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.9.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].
5.9.6    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), two of whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable); or
(iv)    to the extent a Foreign Lender is not the beneficial owner (for example, where such Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of such direct and indirect partner(s);
(C)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Upon reasonable request of the Borrowers or the Administrative Agent, any Lender shall update any documentation previously delivered pursuant to this Section 5.9.7. Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly (and in any event within twenty (20) calendar days after such expiration, obsolescence or inaccuracy) notify the Borrowers and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 5.9.7, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
5.9.8    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
5.9.9    Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.
5.10    Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:
(i)    payment, prepayment, conversion or renewal of any Loan to which (x) a Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period or (y) the Daily Simple RFR Option applies on a day other than the Payment Date therefor, in each case whether or not any such payment or prepayment is mandatory, voluntary or automatic and whether or not any such payment or prepayment is then due),
(ii)    attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments] or failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Loan under the Base Rate Option on the date or in the amount notified by the Borrowers,

(iii)    any assignment of a Loan under (x) the Term Rate Loan Option on a day other than the last day of the Interest Period therefor or (y) the Daily Simple RFR Option on a day other than the Payment Date therefor, as a result of a request by the Borrowers pursuant to Section 5.6.2 [Replacement of a Lender],
(iv)    default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder, or
(v)    the failure by the Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency.
If any Lender sustains or incurs any such loss or expense, it shall promptly upon knowledge of such loss or expense notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.
5.11    Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and the Swing Loan Lenders may make Swing Loans as provided in Section 2.1.2 [Swing Loan Subfacilities] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Subfacilities]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.
5.12    Mitigation Obligations. If any Lender requests compensation under Section 5.8, or the Borrowers are required to pay any additional amount or indemnification payment to any Lender, any Issuing Lender or any Official Body for the account of any Lender or any Issuing Lender pursuant to Section 5.9, then such Lender or Issuing Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or issuing Letters of Credit or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or Issuing Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to Section 5.8 or 5.9, as the case may be, in the future, (ii) would not subject such Lender or Issuing Lender to any unreimbursed cost or expense, (iii) would not otherwise be disadvantageous to such Lender or Issuing Lender in any material respect and (iv) would not require such Lender or Issuing Lender to take any action inconsistent with its internal policies or legal or regulatory restrictions. The Borrowers hereby agree to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.
5.13    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.9(i)(D) [Reallocation of Participations to Reduce Fronting Exposure] and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)    Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting

Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.13 or Section 2.9 [Defaulting Lender] in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 5.13 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.9 [Default Lenders], the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to Section 5.13(i) above.
ARTICLE 6
REPRESENTATIONS AND WARRANTIES
6.1    Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:
6.1.1    Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, to the extent that the concept of good standing is applicable in the relevant jurisdiction, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not constitute a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and valid title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing.
6.1.2    Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (i) the name of each of the Borrower’s Subsidiaries, its jurisdiction of organization and the percentage ownership of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of an equity interest in the Borrowers (other than Crocs) and the percentage ownership of such equity interest (the “Borrower Equity Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (ii) (collectively the “Equity Interests”). The Borrowers and each Subsidiary of each Borrower has good and valid title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien (other than restrictions on transfer arising under securities laws applicable to securities generally) and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. No Loan Party has any equity investment in another entity not disclosed on Schedule 6.1.2. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control”. Schedule A to the Fourth

Amendment contains, as of the Fourth Amendment Date, a description of the corporate structure of Crocs, its Subsidiaries and in each case, any other Person in which Crocs or any of its Subsidiaries holds any Capital Stock.
6.1.3    Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
6.1.4    No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents). There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law, in each case, which would result in a Material Adverse Change. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents, except filings required to perfect security interests granted in the Loan Documents.
6.1.5    Litigation. Except as set forth on Schedule 6.1.5, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.
6.1.6    Financial Statements.
(i)    Historical Statements. The Borrowers have delivered to the Administrative Agent copies of their audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2018. In addition, the Borrowers have delivered to the Administrative Agent copies of their unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended March 31, 2019 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Borrowers’ management, are correct and complete, fairly represent the consolidated financial position of the Borrowers and their Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments and the absence of footnotes.
(ii)    Financial Projections. The Borrowers have delivered to the Administrative Agent a summary of projected financial statements (including, without limitation, statements of operations and cash flow together with a detailed explanation of the assumptions used in preparing such projected financial statements) of the Borrowers and their Subsidiaries for the period from the Effective Date through July 31, 2024 derived from various assumptions of the Loan Parties’ management (the “Projections”). The Projections are based on reasonable good faith estimates and assumptions and represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrowers’ management, it being understood that such Projections are (a) as to future events and not to be viewed as facts, (b) are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, (c) no assurance can be given that the Projections will be realized, and (d) actual results may differ from the Projections and such differences may be material.
(iii)    Accuracy of Financial Statements. Neither the Borrowers nor any Subsidiary of any Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any Borrower or any Subsidiary of any Borrower which could reasonably be expected to cause a Material Adverse Change. Since December 31, 2021, no Material Adverse Change has occurred.
6.1.7    Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.
6.1.8    Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains, when taken as a whole, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, or results of operations of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the Effective Date in connection with the transactions contemplated hereby.
6.1.9    Taxes. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that (i) such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (ii) the failure to do so would not result in a Material Adverse Change.
6.1.10    Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses rights to all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others that would result in a Material Adverse Change. Each Loan Party’s registered patents, trademarks, service marks, trade names, copyrights and other registered intellectual property as of the Effective Date are set forth on Schedule 6.1.10 attached hereto, as such schedule may be updated from time to time in connection with delivery of the Compliance Certificate with the Quarterly Financial Statements; provided, however, the parties agree that such schedule is not required to be updated on a quarterly basis and may be updated solely on an annual basis pursuant to and in connection with the reporting required in connection with the Supplemental Perfection Certificate delivered pursuant to Section 8.3.4 hereof.
6.1.11    Liens in the Collateral.
(a)    The Liens in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents (other than the Mortgages, referred to in clause (b) below) constitute and will continue to constitute Prior Security Interests in the Collateral (assuming the due filing of all financing statements and similar documents necessary to perfect such Liens), except for any (lower or prior ranking) Permitted Liens. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrowers.
(b)    Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof except as enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors’ rights and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted under Section 8.2.2.

6.1.12    Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.
6.1.13    ERISA Compliance.
(i)    Each Pension Plan and each Multiemployer Plan sponsored by or required to be contributed to by any member of the ERISA Group as of the Effective Date is set forth on Schedule 6.1.13 hereof, which schedule shall be delivered to Administrative Agent within thirty (30) days after the Effective Date. Except as would not result in a Material Adverse Change, (a) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, (b) each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, or such Plan utilizes a prototype or volume submitter plan document and is entitled to rely on an opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan, or a timely application for such a determination, opinion or advisory letter is currently being processed by the IRS with respect thereto; and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification, and (c) each member of the ERISA Group has made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, if any, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan, if any.
(ii)    There are no pending or, to the knowledge of the Borrowers, threatened claims (other than routine claims for benefits and appeals of such claims), actions or lawsuits, or action by any Official Body, with respect to any Plan that would reasonably be expected to result in a Material Adverse Change. There has been no nonexempt prohibited transaction (as defined in Section 406 of ERISA or 4975 of the Code) or violation of ERISA’s fiduciary responsibility rules with respect to any Plan that would reasonably be expected to result in a Material Adverse Change.
(iii)    Except as would not result in a Material Adverse Change, (a) no ERISA Event has occurred or is reasonably expected to occur; (b) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined in accordance with assumptions used for funding the Pension Plan for the applicable plan year; (c) no member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (d) no member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (e) no member of the ERISA Group has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA; and (f) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and, to the knowledge of the Borrowers, no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.
(iv)    Except as would not result in a Material Adverse Change, (x) none of the Loan Parties maintains, sponsors, administers, contributes to, participates in or has any liability in respect of or any Foreign Plan (other than in respect of Crocs Europe), and (y) each such Foreign Plan is in compliance in all material respects with applicable Law.
6.1.14    Environmental Matters. Each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance with applicable Environmental Laws except as disclosed on Schedule 6.1.14; and except where the failure to comply would not reasonably be expected to result in a Material Adverse Change.
6.1.15    Solvency. Before and after giving effect to the initial Loans hereunder, the Loan Parties taken as a whole are Solvent.
6.1.16    Anti-Terrorism and Sanctions Laws. (i) no Covered Entity, nor any director, officer or employee nor, to the knowledge of any Covered Entity, any agent, advisor or Affiliate of a Covered Entity, is a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person, to the extent the same would be prohibited by Anti-Terrorism and Sanctions Laws if conducted by a corporation incorporated in the United States or in a European Union member state; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person, to the extent such activities, business or transaction would be prohibited by Anti-Terrorism and Sanctions Laws if conducted by a corporation incorporated in the United States or in a European Union member state; or (C) engages or has engaged in any dealings or transactions prohibited by any Anti-Terrorism and Sanctions Laws or Anti-Corruption Laws and (iii) no Covered Entity has directly, nor to its knowledge indirectly, has used the Loans or any Letter of Credit (A) to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person or (B) otherwise in a manner that would result in a violation of any Anti-Terrorism and Sanctions Laws or Anti-Corruption Laws by any Person (including any Lender or other individual or entity participating in any transaction).  The Borrowers have implemented and maintain in effect policies and procedures reasonably designed to promote compliance by each Covered Entity and their respective directors, officers and employees with Anti-Terrorism and Sanctions Laws and Anti-Corruption Laws, and each Covered Entity and their respective officers, directors and employees is in compliance with Anti-Terrorism and Sanctions Laws and Anti-Corruption Laws in all material respects.
6.1.17    Fiscal Unity. No Loan Party is a member of a fiscal unity (fiscal eenheid), except for any such fiscal unity solely between Loan Parties incorporated under Dutch law and Crocs Stores B.V.
6.1.18    403 Statement. As of the Effective Date, no Loan Party incorporated under Dutch law has issued a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code, other than declarations of joint and several liability with, and of, other Loan Parties.
6.1.19    COMI. For the purpose of the Insolvency Regulation, the centre of main interest (as that term in used in Article 3(1) of the Insolvency Regulation) of Crocs Europe is incorporated under the laws of any Member State of the European Union and is situated in the jurisdiction of its registered office and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.
6.1.20    EEA. No Loan Party is an EEA Financial Institution.
6.1.21    Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and Lenders for each Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is to the best knowledge of each Borrower accurate, complete and correct as of the Effective Date and as of the date any such update is delivered. Crocs acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Loan Documents.
6.1.22    DAC6. No transaction contemplated by this Agreement and the other Loan Documents nor any transaction to be carried out in connection with any transaction contemplated by this Agreement and the other Loan Documents meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.
6.1.23    Deposit Accounts, Securities Accounts and Commodity Accounts. Set forth on Schedule 8.1.10 (the “Bank Account Schedule”), is a true and complete schedule of all deposit accounts, securities accounts and commodity accounts maintained by each Loan Party as of the Fifth Amendment Date, including the name and jurisdiction of the Loan Party maintaining each such account, each account number, the name of each institution where each such account is held, the jurisdiction in which each such account is held, and stating whether or not such account is an Excluded Account, and if so, an indication of the clause of the definition of “Excluded Accounts” that such account qualifies under.
6.2    Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same. No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided however, that the Borrowers may update (i) Schedules 6.1.1 and (ii) Schedule 6.1.2 in connection with any transaction permitted under Sections 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 6.2.9 [Subsidiaries, Partnerships and Joint Ventures] without any Lender approval.

ARTICLE 7
CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT
The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions (or waiver thereof in accordance with Section 11.1):
7.1    First Loans.
7.1.1    Deliveries. On the Effective Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:
(i)    A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Effective Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects), (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent;
(ii)    A certificate dated as of the Effective Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Effective Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;
(iii)    This Agreement and each of the other Loan Documents (including originals of each Note requested by any Lender) signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral;
(iv)    A written opinion of counsel for the Loan Parties acceptable to Administrative Agent in its reasonable discretion;
(v)    Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee;
(vi)    A duly completed Compliance Certificate as of the last day of the fiscal quarter of Borrowers most recently ended prior to the Effective Date, signed by an Authorized Officer of Borrower;
(vii)    All material consents required to effectuate the transactions contemplated hereby;
(viii)    A Lien search in acceptable scope and with acceptable results;
(ix)    All documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and
(x)    Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.
Without limiting the generality of the provisions of the last paragraph of Section 10.3 [Exculpatory Provisions], for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
7.1.2    Payment of Fees. The Borrowers shall have paid all fees payable on or before the Effective Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.
7.2    Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit (each, a “Credit Extension”): (i) the representations and warranties of the Loan Parties shall then be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects), except where such representation or warranty is made as of a specified date, in which case, as of such specified date, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be. Each Loan Request and Letter of Credit application shall be deemed to be a representation that the conditions specified in this Section 7.2 have been satisfied on or prior to the date thereof.
ARTICLE 8
COVENANTS
The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:
8.1    Affirmative Covenants.
8.1.1    Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to (i) maintain its legal existence as a corporation, limited partnership or limited liability company and its good standing in its jurisdiction of formation or incorporation, and (ii) maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to do so would not result in a Material Adverse Change and as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].
8.1.2    Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that (i) such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (ii) the failure to do so would not result in a Material Adverse Change.
8.1.3    Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Effective Date and annually thereafter, a certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall name the Administrative Agent as additional insured and/or lender loss payee and shall contain special endorsements which include the provisions specified below or are otherwise in form acceptable to the Administrative Agent in its reasonable discretion. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, (a) in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of this Agreement, (b) for losses of less than $10,000,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties, and (c) for losses equal to or greater than $10,000,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of Collateral and other property in respect of which such proceeds were received. With respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under Flood Insurance Laws, then, the applicable Loan Party (A) has obtained, and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Loan Party ceases to be financially sound and reputable after the Fourth Amendment Date, in which case, Crocs shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Lenders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) will deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.
8.1.4    Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.
8.1.5    Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, as long as, absent the occurrence and during the continuance of an Event of Default, such inspections and examinations do not cause an undue disruption of the business of the Loan Parties and their Subsidiaries, provided that so long as no Default or Event of Default has occurred and is continuing, the Administrative Agent shall provide the Borrowers and the Administrative Agent with reasonable notice prior to any visit or inspection.
8.1.6    Keeping of Records and Books of Account. The Borrowers shall, and shall cause each Subsidiary of the Borrowers to, maintain and keep proper books of record and account which enable the Borrowers and their Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers or any Subsidiary of the Borrowers, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
8.1.7    Compliance with Laws; Use of Proceeds. (i) Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, except where failure to do so would not result in a Material Adverse Change. (ii) The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.7 [Use of Proceeds] and as permitted by applicable Law.
8.1.8    Additional Subsidiaries; Further Assurances.
(i)    Additional Domestic Subsidiaries. Promptly after (i) the creation or acquisition of any Domestic Subsidiary (other than an Excluded Subsidiary) after the Fourth Amendment Date or (ii) any Excluded Subsidiary ceases to constitute an Excluded Subsidiary (and, in any event, within forty-five (45) days after such creation, acquisition or cessation, as such time period may be extended by the Administrative Agent in its sole discretion) cause such Domestic Subsidiary to (i) subject to Section 11.2, become a Borrower or Guarantor and grant a security interest in all the personal property of such Domestic Subsidiary (subject to the exceptions specified in the Collateral Documents) owned by such Subsidiary by delivering to the Administrative Agent a duly executed joinder or such other documents as the Administrative Agent shall deem reasonably appropriate for such purpose, (ii) deliver to the Administrative Agent such opinions, documents, and certificates referred to in Section 7.1 [First Loans] as may be reasonably requested by the Administrative Agent or any Lender, (iii) subject to the proviso below, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Domestic Subsidiary, if any, (iv) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Domestic Subsidiary, (v) without limitation of the foregoing requirements, cause the Collateral and Guarantee Requirements to be satisfied (other than with respect to any Excluded Property) and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent or any Lender, all in form, content and scope reasonably satisfactory to the Administrative Agent or such Lender.

(ii)    Additional Foreign Subsidiaries. Notify the Administrative Agent promptly after (x) any Person becomes a direct Foreign Subsidiary of Crocs after the Fourth Amendment Date (a “First Tier Foreign Subsidiary”) (unless such Foreign Subsidiary is an Excluded Subsidiary) or (y) any Foreign Subsidiary ceases to constitute an Excluded Subsidiary, and promptly (and, in any event, within forty-five (45) days after such event, as such time period may be extended by the Administrative Agent in its reasonable discretion), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Foreign Subsidiary and with respect to any Capital Stock in or Indebtedness of such Foreign Subsidiary owned by or on behalf of the Loan Parties.
(iii)    Pledge of Capital Stock. The Loan Parties shall pledge or cause to be pledged all of the issued and outstanding Capital Stock of each Subsidiary directly held by a Loan Party to the extent required to meet the Collateral and Guarantee Requirement (other than with respect to any Excluded Property) in accordance with, and to the extent required by, the requirements of the Collateral Documents to the Administrative Agent for the benefit of the Secured Parties to secure the Obligations. Without limiting the foregoing, in the case of any Equity Interests of a First Tier Foreign Subsidiary, the applicable Loan Party shall promptly (and, in any event, within forty-five (45) days of the formation or acquisition of such First Tier Foreign Subsidiary) deliver to the Administrative Agent Collateral Documents pledging one hundred percent (100%) of the Equity Interests, or such lesser pledge amount as described in the proviso in clause (ii) of the definition of “Collateral and Guarantee Requirement”, of any such new First Tier Foreign Subsidiary and a consent thereto executed by such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such applicable Loan Party to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 7.1 as may be reasonably requested by the Administrative Agent or any Lender, (iii) such applicable Loan Party to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such applicable Loan Party to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent or any Lender, all in form, content and scope reasonably satisfactory to the Administrative Agent or such Lender.
(iv)    Further Assurances. Each Loan Party shall, from time to time, at its expense, cause the Collateral and Guarantee Requirement to be and remain satisfied, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral and all other real and personal property of the Loan Parties (subject to the exceptions specified in the Collateral Documents) whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem reasonably necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents, to cause the Collateral and Guarantee Requirement (other than with respect to Excluded Property) to be satisfied, and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.
(v)    Additional Mortgaged Properties. If any Mortgaged Property is acquired by any Loan Party after the Fourth Amendment Date, Crocs will promptly notify the Administrative Agent thereof and will, as promptly as practicable, and in any event within ninety (90) days (or such longer period as the Administrative Agent may agree in writing) after such Mortgaged Property is acquired, cause such assets to be subjected to a Lien securing the Obligations and take such actions as shall be necessary or reasonably requested by the Administrative Agent to satisfy the Collateral and Guarantee Requirement (other than with respect to Excluded Property), including, without limitation, to grant and perfect such Lien, all at the expense of the Borrower.
8.1.9    Anti-Terrorism and Sanctions Laws. Each Loan Party covenants and agrees that (i) no Covered Entity, nor any director, officer or employee of a Covered Entity, will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person, to the extent the same would be prohibited by Anti-Terrorism and Sanctions Laws if conducted by a corporation incorporated in the United States or in a European Union member state; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person, to the extent such activities, business or transaction would be prohibited by Anti-Terrorism and Sanctions Laws if conducted by a corporation incorporated in the United States or in a European Union member state; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism and Sanctions Laws or Anti-Corruption Laws or (D) use the Loans or any Letter of Credit to directly, or to its knowledge indirectly, (A) fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person or (B) otherwise in a manner that would result in a violation of any Anti-Terrorism and Sanctions Laws or Anti-Corruption Laws by any Person (including any Lender or other individual or entity participating in any transaction), (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity and their respective officers, directors and employees shall comply with all Anti-Terrorism and Sanctions Laws and Anti-Corruption Laws in all material respects (except with respect to any Borrower that is a non U.S. Person, such compliance would result in a violation of Council

Regulation (EC) No. 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom)), (v) it shall maintain in effect policies and procedures reasonably designed to promote compliance by each Covered Entity and its and their respective directors, officers and employees with Anti-Terrorism and Sanctions Laws and Anti-Corruption Laws, and (vi) the Loan Parties shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.
8.1.10    Deposit Accounts, Securities Accounts, and Commodities Accounts.
(i)    From and after the Fifth Amendment Date, no Loan Party shall establish and/or maintain any deposit account, securities account or commodity account (other than an Excluded Account) unless such Loan Party shall have (x) with respect to deposit accounts, securities accounts and commodity accounts (other than Excluded Accounts) maintained in the United States delivered to the Administrative Agent a Control Agreement and (y) with respect to deposit accounts, securities accounts and commodity accounts (other than Excluded Accounts) maintained outside of the United States established arrangements reasonably satisfactory to the Administrative Agent in its sole discretion (which, without limitation, may include (in the sole discretion of the Administrative Agent), security arrangements in the jurisdiction where such deposit account, securities account or commodity account is maintained, a designation of such deposit account, securities account or commodity account as an Excluded Account, and/or covenants or restrictions thereon). In the case of any deposit account, securities account or commodity account established, acquired or that ceases to be an Excluded Account after the Fifth Amendment Date, the Borrowers shall deliver to the Administrative Agent a supplement to the Bank Account Schedule and the requirements specified in the preceding sentence with respect thereto shall be required to be satisfied on the date such deposit account, securities account or commodity account is established, acquired or ceases to be an Excluded Account (or such later date as the Administrative Agent may agree).
(ii)    Administrative Agent shall be permitted to, during the continuance of an Event of Default, direct any depository bank or other financial institution that is a party to a Control Agreement or other arrangement or that otherwise maintains a deposit account, securities account or commodity account of a Loan Party to transfer to Administrative Agent any funds or other assets deposited or held therein on a daily basis or at other times acceptable to Administrative Agent for application to the Obligations in accordance with this Agreement.
(iii)    No Loan Party shall have cash deposits, at any time, (A) in any deposit account, security account or other account located in, titled in, or domiciled in Bermuda in excess of $1,000,000 in any one deposit account or $2,000,000 in the aggregate in all such deposit, securities or other accounts, or (B) in any deposit account, security account or other account located in, titled in, or domiciled in the Republic of Malta in excess of $500,000 in the aggregate in all such deposit, securities or other accounts (and in each case, upon the reasonable request of Administrative Agent, Borrowers shall provide bank statements for any such accounts evidencing such compliance). Notwithstanding the foregoing, the cash deposits in any deposit account, security account or other account located in, titled in, or domiciled in Bermuda or the Republic of Malta may exceed the limits set forth in this Section 8.1.10(iii) so long as any amounts in excess of such limits are transferred from such accounts within thirty (30) days, such that on the date of transfer, the cash deposits in any deposit account, security account or other located in, title in, or domiciled in Bermuda or the Republic of Malta, as applicable, do not exceed the limits set forth in this Section 8.1.10(iii).
(iv)    Each of Crocs Old Malta and Crocs New Malta shall maintain its primary deposit account at PNC and shall not maintain any other deposit accounts, securities accounts or other accounts except one deposit account for each such Person in the Republic of Malta, in each case, subject to the limitations set forth in clause (iii) above.
8.1.11    Certificate of Beneficial Ownership and Other Additional Information. Provide to the Administrative Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.
8.1.12    Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.12, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.12 shall remain in full force and effect until the Payment in Full. Each Qualified ECP Loan Party intends that this Section 8.1.12 constitute, and this Section 8.1.12 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.
8.2    Negative Covenants.
8.2.1    Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
(i)    Indebtedness under the Loan Documents;
(ii)    Indebtedness incurred with respect to Purchase Money Security Interests and Capitalized Leases does not exceed $50,000,000 outstanding in the aggregate at any time;
(iii)    Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;
(iv)    Indebtedness owing to Foreign Subsidiaries to the extent that such Indebtedness is subordinated to the Obligations pursuant to the Intercompany Subordination Agreement and such Indebtedness does not exceed $75,000,000 outstanding in the aggregate at any time;
(v)    Any (i) Lender Provided Interest Rate Hedge or Lender Provided Foreign Currency Hedge, (ii) Other Hedging Transaction approved by the Administrative Agent and (iii) Indebtedness under any Other Lender Provided Financial Services Product; provided however, the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedge or Other Hedging Transaction only for hedging (rather than speculative) purposes;
(vi)    Guaranties of Indebtedness of Foreign Subsidiaries as permitted by Section 8.2.3(iii) and (iv) [Guaranties];
(vii)    Indebtedness existing on the Fourth Amendment Date and set forth on Schedule 8.2.1 and Permitted Refinancings thereof;
(viii)    Indebtedness of any Loan Party or any of its Subsidiaries as an account party in respect of trade letters of credit;
(ix)    Endorsements of items for deposit or collection of commercial paper received in the ordinary course of business;
(x)    Indebtedness issued in the ordinary course of business solely to support any insurance or self-insurance obligations (including to secure workers’ compensation and other similar insurance coverages);
(xi)    Indebtedness in respect of netting services, cash management, overdraft protections and otherwise in connection with deposit accounts;
(xii)    unsecured Indebtedness to evidence the purchase price of capital stock, options or warrants of any Loan Party purchased from current or former officers, directors and employees of such Loan Party;
(xiii)    Indebtedness consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds and guarantees thereof and letters of credit required in the ordinary course of business or in connection with the enforcement of rights or claims of the Loan Parties and their

Subsidiaries, in each case to the extent a Letter of Credit supports in whole or in part the obligations of the Loan Parties or any of their Subsidiaries with respect to such bonds, guarantees or letters of credit;
(xiv)    obligations for payment of rent under operating leases if and to the extent such leases are or would be classified as operating leases under Financial Accounting Standards Board Accounting Standards Codification 840 as in effect as of the date of this Agreement but are required to be reclassified as capital leases as a result of amendments to Financial Accounting Standards Board Account Standards Codification 840 made in accordance with those account standards proposed in the Proposed Accounting Standards Update exposure draft issued on August 17, 2010;
(xv)    unsecured Indebtedness in an amount not exceeding $5,000,000 outstanding at any time in addition to any other amounts permitted under this Section 8.2.1;
(xvi)    Indebtedness of Foreign Subsidiaries from third party lenders and guaranties thereof permitted under Section 8.2.3(iii) [Guaranties] in an aggregate amount not to exceed $75,000,000 at any time;
(xvii)    Guarantees of third party loans to franchisees of retail stores not to exceed $3,000,000 in the aggregate outstanding at any time;
(xviii)    Indebtedness of Foreign Subsidiaries owing to another Foreign Subsidiary or any Loan Party;
(xix)    unsecured guaranties of Indebtedness of the Borrowers permitted by Section 8.2.3(i) [Guaranties];
(xx)    Indebtedness of the Loan Parties related to the repatriation of cash to the Loan Parties in the United States;
(xxi)    Indebtedness pursuant to unsecured notes, bonds or other similar instruments issued by Crocs in an amount not to exceed $1,000,000,000 in the aggregate so long as at the time of issuance of such Indebtedness and after giving pro forma effect to the issuance thereof: (A) no Event of Default is continuing or would occur, (B) the Loan Parties would be in compliance with the Leverage Ratio set forth in Section 8.2.15 hereof as of the last day of the most recently ended fiscal quarter as if such Indebtedness were issued on the last day of such fiscal quarter, and (C) the Loan Parties would be in compliance with the Interest Coverage Ratio set forth in Section 8.2.14 hereof as of the last day of the most recently ended fiscal quarter as if such Indebtedness were issued on the first day of the trailing twelve month period ending on the last day of the most recently ended fiscal quarter;
(xxii)    (A) Permitted Debt; provided that:
(i)    in the case of Indebtedness that is secured on a pari passu basis with the Liens securing the Obligations, after giving effect to the incurrence of such Indebtedness and any related transaction on a pro forma basis, the Consolidated First Lien Net Leverage Ratio shall not exceed 2.00 to 1.00;
(ii)    in the case of Indebtedness that is secured on a junior basis to the Liens securing the Obligations, after giving effect to the incurrence of such Indebtedness and any related transaction on a pro forma basis, the Consolidated Secured Net Leverage Ratio shall not exceed 2.50 to 1.00; and
(iii)    in the case of Indebtedness that is unsecured, after giving effect to the incurrence of such Indebtedness and any related transaction on a pro forma basis, either (I) the Consolidated Total Net Leverage Ratio shall not exceed 3.50 to 1.00 or (II) the Consolidated Fixed Charge Coverage Ratio shall not be less than 2.00 to 1.00 (in each case calculated as of the last day of the fiscal quarter of Crocs then most recently ended for which financial statements have been delivered pursuant to Section 8.3.1);
provided, further, that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties permitted by this clause (xxii) and clause (xxiii) below shall not at any time outstanding exceed $100,000,000; and

(B)    Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (A) above;
provided that (i) in each case, no Event of Default is continuing or would occur as a result of such incurrence and (ii) in the case of Permitted Debt incurred under clause (A) above, Crocs shall deliver to the Administrative Agent a certificate of an Authorized Officer of Crocs demonstrating compliance with the Consolidated First Lien Net Leverage Ratio test, the Consolidated Secured Net Leverage Ratio test, the Consolidated Total Net Leverage Ratio test or the Consolidated Fixed Charge Coverage Ratio test, as applicable, required under clause (A);
(xxiii)    Indebtedness under any Permitted Receivables Financing outstanding on or issued after the Fourth Amendment Date; provided, that the aggregate principal amount of Indebtedness of the Subsidiaries that are not Loan Parties permitted by this clause (xxiii) and clause (xxii) above at any time outstanding shall not exceed $100,000,000;
(xxiv)    Indebtedness of the Loan Parties incurred under the Term Loan B Credit Agreement in an aggregate principal amount at any time outstanding that does not exceed $2,000,000,000, plus any Incremental Term Loans of the Loan Parties incurred in compliance with Section 2.05(b) of the Term Loan B Credit Agreement as in effect on the Fourth Amendment Date, and any Refinancing Indebtedness of any of the foregoing;
(xxv)    Indebtedness consisting of (A) the financing of insurance premiums and (B) take or pay obligations incurred in supply agreements, in each case in the ordinary course of business; and
(xxvi)    Indebtedness in respect to judgments or awards under circumstances not giving rise to an Event of Default.
8.2.2    Liens; Lien Covenants. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.
8.2.3    Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) unsecured guaranties by Loan Parties of Indebtedness of the Borrowers permitted hereunder, (ii) the endorsement of checks in the ordinary course of business, (iii) guaranties by Crocs or any Foreign Subsidiary of Indebtedness not to exceed $75,000,000 in the aggregate outstanding at any time (excluding guaranties of Lender Provided Interest Rate Hedges or Lender Provided Foreign Currency Hedges); (iv) guaranties by Crocs of obligations of Foreign Subsidiaries under Lender Provided Interest Rate Hedges or Lender Provided Foreign Currency Hedges; (v) guaranties by Crocs of contractual obligations of other Loan Parties or Foreign Subsidiaries that do not constitute Indebtedness; (vi) guaranties of third-party loans to franchisees of retail stores and other non-Affiliate third parties, which together with any loans or advances permitted under Section 8.2.4(vi) [Loans and Investments] hereof, shall not exceed $5,000,000 in the aggregate outstanding at any time; (vii) guarantees by Borrowers of obligations of Foreign Subsidiaries under Other Hedging Transactions in an amount not to exceed $15,000,000 in the aggregate at any time; (viii) guarantees pursuant to the Guaranty Agreements, (ix) any guarantee or liability in the form of a declaration of joint and several liability (hoofdelijke aansprakelijkheid) pursuant to Section 2:403 Dutch Civil Code (and any residual liability arising pursuant to Section 2:404(2) Dutch Civil Code) or any equivalent arrangement in any other relevant jurisdiction granted by a Loan Party in favor of any Person with respect to liabilities of another Loan Party, and (x) any guarantee, liability or indemnity provided under or for the purpose of any fiscal unity (fiscale eenheid) for corporate income tax and/or VAT purposes solely between Loan Parties incorporated under Dutch law or any other guarantee granted or arising under legislation relating to tax or corporate law under which any Borrower or any of its Subsidiaries assumes general liability for the obligations of any other Borrower or any other of its Subsidiaries incorporated or tax resident in the same jurisdiction.
8.2.4    Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any Investment, except:
(i)    trade credit extended on usual and customary terms in the ordinary course of business;
(ii)    as disclosed on Schedule 8.2.4 hereof;

(iii)    advances to employees to meet expenses incurred by such employees in the ordinary course of business;
(iv)    investments in and loans and advances to Foreign Subsidiaries to the extent that (A) such intercompany loans do not exceed $75,000,000 in the aggregate outstanding at any time, (b) no Potential Default or Event of Default has occurred or would occur after giving pro forma effect to such intercompany loans on a Pro Forma Basis, and (c) Availability is greater than or equal to $35,000,000 after giving pro forma effect to such intercompany loans;
(v)    (a) Permitted Investments and (b) Permitted Foreign Investments by Foreign Subsidiaries;
(vi)    loans, advances and other investments in franchisees of retail stores and other non-Affiliate third parties, which together with any guaranties permitted under Section 8.2.3(vi) [Guaranties] hereof, shall not exceed $5,000,000 in the aggregate outstanding at any time;
(vii)    (a) loans, advances and other investments in other Loan Parties, and (b) any loans, advances and other investments evidenced by certain promissory notes to be issued by Colorado Footwear C.V. and Western Brands NL Holdings C.V. to Crocs as taxable dividends in an aggregate amount not to exceed $375,000,000 at any time to the extent the issuance of such promissory notes does not result in a material tax expense or have a materially adverse effect on the consolidated financial statements of Crocs;
(viii)    loans, advances and other investments between or among Foreign Subsidiaries;
(ix)    loans, advances and other investments of the Loan Parties related to the repatriation of cash to the Loan Parties in the United States;
(x)    Investments in a Securitization Subsidiary, pursuant to the terms of a Permitted Receivables Financing; and
(xi)    the HEYDUDE Acquisition.
8.2.5    Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any Restricted Payments, except:
(i)    dividends or other distributions payable (A) from any Loan Party to another Loan Party and (B) from any Subsidiary that is not a Loan Party to any Loan Party or any of its Subsidiaries;
(ii)    any purchase, redemption or retirement in connection with a transaction permitted by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions];
(iii)    any Restricted Payment so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom (in the case of a Restricted Payment in the form of a dividend to equityholders, at the time of declaration thereof, and in all other cases, at the time of such Restricted Payment) and (y) the Leverage Ratio (calculated on a Pro Forma Basis) does not exceed 2.00 to 1.00 (calculated as of the last day of the fiscal quarter of Crocs then most recently ended for which financial statements have been delivered pursuant to Section 6.1.6);
(iv)    Crocs may purchase, repurchase or otherwise retire Equity Interests (1) upon the exercise of stock options, deferred stock units and restricted shares to the extent such Equity Interests represent a portion of the exercise price of such stock options, deferred stock units or restricted shares or taxes payable in connection therewith, (2) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director, an employee or any other service provider to pay for the taxes payable by such director, employee or any other service provider upon such grant or award or (3) in an aggregate amount not to exceed the greater of (x) $50,000,000 and (y) 7.50% of Consolidated Net Tangible Assets (measured at the time of such Restricted Payment);
(v)    Crocs may make (A) Restricted Payments of the type referred to in clause (a) or (b) of the definition thereof in an aggregate amount not to exceed the greater of (x) $50,000,000 and (y)

7.50% of Consolidated Net Tangible Assets (measured at the time of such Restricted Payment) and (B) Restricted Payments of the type referred to in clause (c) of the definition thereof in an aggregate amount not to exceed the greater of (x) $50,000,000 and (y) 7.50% of Consolidated Net Tangible Assets (measured at the time of such Restricted Payment); or
(vi)    so long as (x) no Default or Event of Default has occurred and is continuing (in the case of a Restricted Payment in the form of a dividend to equityholders, the time of declaration thereof, and in all other cases, at the time of such Restricted Payment) and (y) after giving effect to such Restricted Payment, the Consolidated Fixed Charge Coverage Ratio shall not be less than 2.00 to 1.00 (calculated as of the last day of the fiscal quarter of Crocs then most recently ended for which financial statements have been delivered pursuant to Section 6.1.6), Crocs may make additional Restricted Payments in an amount not to exceed the Available Amount.
8.2.6    Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, or consummate an LLC Division except (i) any Domestic Loan Party may merge, consolidate or liquidate with or into any Domestic Loan Party and any Foreign Loan Party may merge, consolidate or liquidate with or into any Foreign Loan Party, (ii) any Domestic Borrower may acquire all of the assets or equity interests of any Loan Party or any Foreign Subsidiary, (iii) Permitted Acquisitions, (iv) repurchases of franchisee-owned retail stores for cash consideration not to exceed, together with outstanding loans, advances and other investments in such franchisees permitted under Section 8.2.4(vi) [Loans and Investments] and guarantees permitted under Section 8.2.3(vi) [Guaranties], $5,000,000 in the aggregate, (v) any Foreign Subsidiary may merge, consolidate or liquidate with or into another Foreign Subsidiary or any Loan Party, (vi) any Foreign Subsidiary may acquire all of the assets or equity interests of another Foreign Subsidiary and (vii) the HEYDUDE Acquisition.
8.2.7    Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets (including, in each case, by way of an LLC Division), tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:
(i)    transactions involving the sale of inventory in the ordinary course of business;
(ii)    for (A) the licensing, abandonment, sale, conveyance, assignment, lapse or other disposition of any intellectual property that is not material to the business of Crocs and its Subsidiaries, taken as a whole, (B) the licensing of any intellectual property if such license is (i) either (x) not perpetual or (y) not exclusive, (ii) made pursuant to a bona fide commercial arrangement or in connection with a bona fide business purpose and that, in either case, is not for the purposes of raising capital and (iii) does not materially interfere with the business of Crocs and its Subsidiaries, taken as a whole, or (C) the abandonment or lapse of any intellectual property that is, in the reasonable judgment of Crocs, no longer economically practicable to maintain;
(iii)    the donation of inventory to charity in the ordinary course of business;
(iv)    the disposition or transfer of obsolete and worn-out equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $1,000,000 and only to the extent that the proceeds of any such disposition are used to acquire replacement equipment which is subject to Administrative Agent’s Prior Security Interest;
(v)    licenses, sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section 8.2.7; provided that (A) such sales, transfers and other dispositions shall be made for fair value, (B) at least 75.0% of the consideration for such licenses, sales, transfers and other dispositions shall consist of cash or Cash Equivalents; provided that for purposes of the foregoing, the amount of (x) any liabilities (as shown on Crocs’s most recent balance sheet or in the notes thereto) of Crocs or any Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets and from which Crocs and all Subsidiaries have been validly released by all creditors in writing, (y) any securities received by Crocs or such Subsidiary from such transferee that are converted by Crocs or such Subsidiary into cash (to the extent of the cash received) within ninety (90) days following the closing of such disposition, and (z) any Designated Noncash Consideration received by Crocs or any of its Subsidiaries in such asset sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (B) that is at that time outstanding, not to exceed the greater of (i) $50,000,000 and (ii) 5.00% of Consolidated Net Tangible Assets (measured at the time of such disposition), shall be deemed to be cash for purposes of this paragraph and for no other purpose, (C) the proceeds of such sale, transfer or other distribution shall be applied to repay Term Loans to the extent required by the Term Loan B Credit Agreement and (D) Crocs shall have delivered to the Administrative Agent a certificate on behalf of Crocs signed by one of its Authorized Officers stating that the conditions provided in clauses (A), (B) and (C) in this Section 8.2.7(v) relating to such transaction have been satisfied;
(vi)    any sale, transfer or lease of assets by any Loan Party or any of its Subsidiaries to another Loan Party;
(vii)    any sale, transfer or lease of assets by any of its Subsidiaries that is not a Loan Party to a Loan Party or any other Subsidiary that is not a Loan Party;
(viii)    any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vii) above, which is approved by the Required Lenders;
(ix)    the donation of inventory to the healthcare industry during the fiscal quarters ending March 31, 2020 and June 30, 2020 in an aggregate amount not to exceed $10,000,000; or
(x)    the sale, transfer or other dispositions of accounts receivable to a Securitization Subsidiary; provided that (i) the sale, transfer or other disposition is in connection with a Permitted Receivables Financing and (ii) the aggregate consideration received in each such sale, transfer or other disposition is at least equal to the fair market value of the receivables sold.
8.2.8    Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except (u) as permitted by Sections 8.2.1 [Indebtedness], 8.2.4 [Loans and Investments], 8.2.5 [Dividends and Related Distributions], 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] and 8.2.7 [Dispositions of Assets and Subsidiaries], (w) transactions entered into as part of a Permitted Receivables Financing on customary terms (as determined by the board of directors of Crocs), (x) transactions between or among a Loan Party or any of its Subsidiaries and another Loan Party or any of its Subsidiaries, (y) employment, equity compensation and related agreements among Loan Parties and any officers, directors and employees of Loan Parties and payment of fees to and reimbursement of expenses of members of the board of directors of each Loan Party in the ordinary course of business of the Loan Parties, and (z) transactions disclosed to the Administrative Agent, which are in the ordinary course of business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate.
8.2.9    Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary existing as of the Fourth Amendment Date, and (ii) any Subsidiary formed after the Fourth Amendment Date that complies with Section 8.1.8. No Loan Party shall become or agree to become a party to a Joint Venture.
8.2.10    Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than other than designing, manufacturing, distributing and marketing footwear for men, women and children, apparel, accessories, bags and backpacks, and other products, and activities necessary to conduct the foregoing, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.
8.2.11    Fiscal Year. The Borrowers shall not, and shall not permit any Subsidiary of the Borrowers to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.
8.2.12    Changes in Organizational Documents. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days’ prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders; provided that no such notice shall be required for the name change of Jibbitz, LLC to Jibbitz, Inc. that occurred prior to the Fourth Amendment Date.

8.2.13    Reserved.
8.2.14    Interest Coverage Ratio. Cause to be maintained as of the last day of each fiscal quarter, an Interest Coverage Ratio for the Loan Parties, measured on a trailing twelve month basis, of not less than 3.00 to 1.00.
8.2.15    Maximum Leverage Ratio. Cause to be maintained as of the last day of each fiscal quarter, a Leverage Ratio of the Loan Parties of not more than the ratio set forth below opposite the applicable measurement date:

Measurement Date	Maximum Leverage Ratio
Fiscal quarter ending December 31, 2021	3.50 to 1.00
Fiscal quarter ending March 31, 2022 through and including the fiscal quarter ending December 31, 2023	4.00 to 1.00
Fiscal quarter ending March 31, 2024	3.75 to 1.00
Fiscal quarter ending June 30, 2024	3.50 to 1.00
Fiscal quarter ending September 30, 2024 and each fiscal quarter thereafter	3.25 to 1.00

Notwithstanding the foregoing, for any fiscal quarter in which a Permitted Specified Transaction occurs (and for the subsequent three fiscal quarters), the maximum Leverage Ratio requirement may be increased to 4.00 to 1.00 at the election of the Loan Parties, and thereafter reduced back to the Leverage Ratio that would have been in effect had such Permitted Specified Transaction not been consummated; provided that the Leverage Ratio may not be increased at the election of the Loan Parties or otherwise as a result of a Permitted Specified Transaction more than once during the term of this Agreement (the “Leverage Covenant Step-Up Period”).
8.2.16    Fiscal Unity. No Loan Party shall create or become a member of a fiscal unity (fiscale eenheid), except for any such fiscal unity solely between Loan Parties incorporated under Dutch law and Crocs Stores B.V.
8.2.17    403 Statement. No Loan Party incorporated under Dutch law shall issue a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code, other than declarations of joint and several liability with, and of, other Loan Parties, except with the prior written consent of the Administrative Agent.
8.2.18    COMI. For the purpose of the Insolvency Regulation, Crocs Europe is incorporated under the laws of any member state of the European Union and maintains its centre of main interest (as that term in used in Article 3(1) of the Insolvency Regulation) in the current jurisdiction of its registered office and has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.
8.3    Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:
8.3.1    Quarterly Financial Statements. Within forty five (45) days after the end of each fiscal quarter (other than the fiscal quarter ending December 31 for which Borrowers shall have ninety (90) days after such fiscal quarter end), an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments and the absence of footnotes that individually and in the aggregate are not material to Borrowers’ business; provided however that if Crocs files its quarterly report on Form 10-Q for the applicable fiscal quarter and such quarterly report contains the financial statements and reports described above, in a format acceptable to Administrative Agent in its Permitted Discretion, then Borrowers may satisfy the requirements of this Section 8.3.1 by delivering a copy of such quarterly report to the Administrative Agent and each Lender. The reports shall be accompanied by a Compliance Certificate.
8.3.2    Annual Financial Statements. Within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Administrative Agent (the “Accountants”); provided however that if Crocs files its annual report on Form 10-K for the applicable fiscal year and such annual report contains the financial statements and reports described above, in a format acceptable to Administrative Agent in its Permitted Discretion, then Borrowers may satisfy the requirements of this Section 8.3.2 by delivering a copy of such annual report to the Administrative Agent and each Lender. The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Potential Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Potential Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 8.2.1 [Indebtedness], 8.2.4 [Loans and Investments], 8.2.5 [Dividends and Related Distributions], 8.2.14 [Interest Coverage Ratio] and 8.2.15 [Maximum Leverage Ratio] hereof. In addition, the reports shall be accompanied by a Compliance Certificate.
8.3.3    Certificate of the Borrowers. Concurrently with the financial statements of the Borrowers furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrowers signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Director of Treasury of the Borrowers, in the form of Exhibit 8.3.3; provided, however, the Compliance Certificate need not include any information related to intellectual property, including in paragraphs 2 or 3 of the form of Compliance Certificate, and reporting related to intellectual property shall be required to be updated solely in connection with the reporting furnished pursuant to Section 8.3.4 [Supplemental Perfection Certificate] on an annual basis.
8.3.4    Supplemental Perfection Certificate. Within ninety (90) days after the end of each fiscal year of Crocs beginning with the fiscal year ending December 31, 2022, a completed certificate in the form of Exhibit F to the Fourth Amendment (or such other form approved by the Administrative Agent) (the “Supplemental Perfection Certificate”), signed by an Authorized Officer of Crocs, setting forth the information required pursuant to the Supplemental Perfection Certificate.
8.3.5    Notices. The Borrowers shall furnish or cause to be furnished written notice to the Administrative Agent and each of the Lenders:
8.3.5.1    Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.
8.3.5.2    Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which if adversely determined would constitute a Material Adverse Change.
8.3.5.3    Organizational Documents. Within the time limits set forth in Section 8.2.12 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.
8.3.5.4    Erroneous Financial Information. Promptly in the event that the Borrowers or its Accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.
8.3.5.5    ERISA Event. Promptly after (i) any member of the ERISA Group knows or has reason to know of the occurrence of any ERISA Event together with a written statement describing such ERISA Event and the action, if any, which any member of the ERISA Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, Department of Labor or PBGC with respect thereto, (ii) any member of the ERISA Group knows or has reason to know that a non-exempt prohibited transaction (as defined in Section 406 of ERISA or 4975 of the Code) has occurred with respect to any Pension Plan, (iii) a funding waiver request has been filed with respect to any Pension Plan together with all communications received the members of the ERISA Group with respect to such request, (iv) any material increase in the benefits of any existing Pension Plan or the establishment of any new Pension Plan or the commencement of contributions to any Plan to which the members of the ERISA Group were not previously contributing shall occur, (v) any member of the ERISA Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Pension Plan under Section 401(a) of the Code, together with copies of each such letter, (vi)

any member of the ERISA Group shall fail to make a required installment or any other required payment under the Code or ERISA with respect to a Pension Plan or Multiemployer Plan on or before the due date for such installment or payment, or (vii) any member of the ERISA Group knows that a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA; if individually or together with other events described above would result in a Material Adverse Change.
8.3.5.6    Other Reports. Promptly upon their becoming available to the Borrowers:
(i)    Annual Budget. The annual budget and any forecasts or projections of the Borrowers, to be supplied not later than seventy-five (75) days after the commencement of the fiscal year to which any of the foregoing may be applicable.
(ii)    Management Letters. Any reports including management letters submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit,
(iii)    SEC Reports; Shareholder Communications. Reports, including Forms 10K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by the Borrowers with the Securities and Exchange Commission; provided that the documents required to be delivered pursuant to this Section 8.3.4.6(iii) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System.
(iv)    Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.
ARTICLE 9
DEFAULT
9.1    Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
9.1.1    Payments Under Loan Documents. The Borrowers shall fail when and as required to be paid herein, and in the Currency required hereunder (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or (ii) any other amount owing hereunder or under the other Loan Documents not described in the preceding clause (i) within three (3) Business Days following the due date therefor (or, if there is no due date therefor, within three (3) Business Days following Administrative Agent’s demand for any such payment or reimbursement);
9.1.2    Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
9.1.3    Breach of Negative Covenants or Visitation Rights. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Sections 8.1.5 [Visitation Rights], 8.1.7(ii) [Compliance with Laws; Use of Proceeds], 8.1.9 [Anti-Terrorism and Sanctions Laws], or Section 8.2 [Negative Covenants];
9.1.4    Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days or more following the earlier to occur of (i) notice from Agent or (ii) the date any executive officer or Authorized Officer of any Borrower has knowledge of such default;
9.1.5    Defaults in Other Agreements. (i) A default in respect to any other obligation of the Borrowers under any other agreement to which it is a party (other than the Loan Documents) which causes a Material Adverse Change and which such default is not cured within any applicable grace period;
(ii)    The Borrowers or any Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness (other than the Obligations), when and as the same shall become due and payable (after giving effect to any applicable grace period).
(iii)    Any event or condition shall occur that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Obligations, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (iii) shall not apply to (A) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (B) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 8.2.1;
9.1.6    Final Judgments or Orders. Any judgment or judgments are rendered against any Borrower in an aggregate amount in excess of $50,000,000 (to the extent not covered by independent third party insurance as to which the insurer has been notified of such judgment and has not denied coverage) and (i) enforcement proceedings shall have been commenced by a creditor upon such judgment, (ii) there shall be any period of thirty (30) consecutive days during which the same shall remain undischarged and a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Lien);
9.1.7    Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;
9.1.8    Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $2,000,000 or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
9.1.9    Events Relating to Plans. An ERISA Event shall occur with respect to any Plan and, as a result of such ERISA Event, together with all other ERISA Events, any member of the ERISA Group shall incur a liability to a Plan or the PBGC (or both) which would result in a Material Adverse Change;
9.1.10    Change of Control. Any Change of Control shall occur; or
9.1.11    Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party or any Subsidiary of any Loan Party and is not released, vacated or fully bonded within sixty (60) days after its issue or levy.
9.2    Consequences of Event of Default.
9.2.1    Events of Default. If an Event of Default shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders shall:
(i)    declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to issue, amend or extend Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)    declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived;
(iii)    require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as Cash Collateral for its Obligations under the Loan Documents, an amount equal to the Dollar Equivalent of the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations;
(iv)    exercise on behalf of itself, the Lenders and the Issuing Lender all rights and remedies available to it, the Lenders and the Issuing Lender under the Loan Documents; and
(v)    if an Event of Default specified under Section 9.1.11 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.
9.2.2    Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender and the other Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Lender or each Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.2.3 [Set-Off] (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.2, and (B) in addition to the matters specified in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders]), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
9.2.3    Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.9 [Defaulting Lenders] and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
9.2.4    Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall, subject to the terms of the Pari Passu Intercreditor Agreement, be applied as follows:
(i)    First, to payment of that portion of the Obligations constituting fees (other than Letter of Credit Fees), indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and each Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and each Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;
(ii)    Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;
(iii)    Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them;
(iv)    Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and to Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any undrawn amounts under outstanding Letters of Credit (to the extent not otherwise cash collateralized pursuant to this Agreement);
(v)    Fifth, to payment of that portion of Obligations then owing under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the applicable Cash Management Banks and the applicable Hedge Banks, in proportion to the respective amounts described in this clause Fifth held by them; and
(vi)    Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause “Fourth” above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order specified above.
Notwithstanding anything to the contrary in this Section 9.2, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise specified above in this Section 9.2.
In addition, notwithstanding the foregoing, Obligations arising under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation, as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 11 hereof for itself and its Affiliates as if a “Lender” party hereto.

9.3    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(i)    the effects of any Bail-In Action on any such liability, including, if applicable:
(ii)    a reduction in full or in part or cancellation of any such liability;
(iii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(b)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
ARTICLE 10
THE ADMINISTRATIVE AGENT
10.1    Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
10.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.2 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the validity, enforceability, perfection or priority of any security interest or Lien granted under the Loan Documents or the value or sufficiency of the Collateral.
10.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
10.6    Resignation of Administrative Agent.
(i)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Potential Default or Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(ii)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, with approval from the Borrowers, appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(iii)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.4 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
10.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.
10.9    Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrowers and Administrative Agent, as amended from time to time.
10.10    Authorization to Release Collateral and Guarantors.
(i)    Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion:
    (A)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon the Payment in Full, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under this Agreement, to a Person that is not a Loan Party, or (z) subject to Section 11.2 [Modifications; Amendment or Waivers], if approved, authorized or ratified in writing by the Required Lenders;
    (B)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Purchase Money Security Interest; and
    (C)    to release any Guarantor from its obligations under the Guaranty Agreement if (x) such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or (y) such Person becomes an Excluded Subsidiary pursuant to clause (iv) of the definition thereof.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 10.10.
(ii)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, validity, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
10.11    No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism and Sanctions Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
10.12    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.8.2 [Letter of Credit Fees] and 11.4 [Expenses; Indemnity; Damage Waiver]) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.4 [Expenses; Indemnity; Damage Waiver].
10.12.1    Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products. Except as otherwise expressly specified herein, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.2.4 [Application of Proceeds], the Guaranty Agreement or any Collateral by virtue of the provisions hereof or of the Guaranty Agreement or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 10 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and/or Other Lender Provided Financial Service Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
10.13    Parallel Liability. For purposes of this Agreement, “Parallel Liability” means a Loan Party’s undertaking pursuant to this Clause 10.13.
10.13.1    Each Loan Party irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the aggregate amount of its Obligations (as these may exist from time to time).
10.13.2    The Parties agree that:
(i)    a Loan Party’s Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as its Obligations;
(ii)    a Loan Party’s Parallel Liability is decreased to the extent that its Obligations have been irrevocably paid or discharged and its Obligations are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged;
(iii)    a Loan Party’s Parallel Liability is independent and separate from, and without prejudice to, its Obligations, and constitutes a single obligation of that Loan Party to the Administrative Agent (even though that Loan Party may owe more than one Obligation to the Secured Parties under the Loan Documents) and an independent and separate claim of the Administrative Agent to receive payment of that Parallel Liability (in its capacity as the independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Obligations); and
(iv)    for purposes of this Clause 10.13, the Administrative Agent acts in its own name and not as agent, representative or trustee of the Secured Parties and accordingly holds neither its claim resulting from a Parallel Liability nor any Lien securing a Parallel Liability on trust.
10.14    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such Lender or Issuing Lender (any such Lender, Issuing Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such

Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)    in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender, Issuing Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.14(b).
(c)    Each Lender, Issuing Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Revolving Credit Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Credit Commitments or Loan which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such advances (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Credit Commitments of any Lender or Issuing Lender and such Revolving Credit Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold Loans (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”); provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of the Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment.

(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party; provided that this Section 10.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would be been payable had such Erroneous Payment not been made by the Administrative Agent, provided, further that for the avoidance of doubt, in such case, and in the case of Section 10.14(e), shall not apply to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each party’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, the termination of the Revolving Credit Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof).
10.15    Intercreditor Agreements and First Lien Security Documents.
(a)    The Lenders (including in their capacity as potential counterparties to Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products) hereby irrevocably authorize and instruct the Administrative Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify the Pari Passu Intercreditor Agreement and any Junior Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted (including with respect to priority) under this Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof (any of the foregoing, an “Intercreditor Agreement”). The Lenders and the other Secured Parties irrevocably agree that (x) the Administrative Agent may rely exclusively on a certificate of an Authorized Officer of Crocs as to whether any such other Liens are permitted and (y) any Intercreditor Agreement entered into by the Administrative Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of any Intercreditor Agreement.
(b)    The Lenders (including in their capacity as potential counterparties to Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products) authorize the Administrative Agent to execute the security documents governed by the laws of Netherlands that will be entered into in order to secure the obligations under the Term Loan B Credit Agreement. It is acknowledged that under foreign law, it may be necessary for the Administrative Agent to executed and deliver acknowledgments or consents or other documents in order for the holders of Indebtedness (as described in clause (a) above) that is secured by a Lien on the Collateral and that is subject to an Intercreditor Agreement to obtain a Lien on the Collateral, or for such Lien to have the ranking contemplated by the applicable Intercreditor Agreement, and the Lenders (including in their capacity as potential counterparties to Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products), authorize the Administrative Agent to execute and deliver such acknowledgements and consents and documents as may be reasonably requested by the Loan Parties, as applicable. It is acknowledged that the Administrative Agent shall be entitled to all of the exculpations, indemnities, immunities hereunder in connection with any such acknowledgment, consent and document.
10.16    ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and the Lead Arranger and their respective Affiliates, and for the benefit of a Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more Prohibited Transaction Exemptions (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding Section 10.16(a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 10.16(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower, that:
(i)    none of the Administrative Agent or the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any other documents related to hereto or thereto),
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(iv)    no fee or other compensation is being paid directly to the Administrative Agent or Joint Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
The Administrative Agent and the Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE 11
MISCELLANEOUS
11.1    Joint and Several Obligations.
11.1.1    The handling of this credit facility as a co-borrowing facility in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Administrative Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Administrative Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Administrative Agent and each Lender and holds Administrative Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Administrative Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Administrative Agent or any Lender on any request or instruction from any Borrower or any other action taken by Administrative Agent or any Lender with respect to this Section 11.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
11.1.2    All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Administrative Agent or any Lender to any Borrower, failure of Administrative Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Administrative Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Administrative Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Administrative Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.
11.1.3    Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and Payment in Full of the Obligations.
11.2    Modifications, Amendments or Waivers. With the written consent of the Required Lenders (or without such consent, to the extent such consent is expressly not required by this Agreement with respect to the applicable agreement, waiver or consent), the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document (excluding any Lender Provided Interest Rate Hedge and any Lender Provided Foreign Currency Hedge which shall only require the consent of the Lender providing such hedge) or the rights of the Lenders or the Loan Parties hereunder or thereunder, or to join or add any Borrower, Guarantor or Loan Party as an obligor hereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:
11.2.1    Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;
11.2.2    Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the stated rate of the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;
11.2.3    Release of Collateral or Guarantor. Except for (i) the release of Collateral and Guarantors as provided in Section 10.10 [Authorization to Release Collateral and Guarantors], (ii) sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] to a Person that is not a Loan Party and (iii) the release of any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], (A) release all or substantially all of the Collateral or release any Guarantor from its Obligations under the Guaranty Agreement or (B) enter into any agreement or instrument (y) subordinating (or permitting the subordination of) the Lien on Collateral securing any Obligations to any Lien on such Collateral securing any other Indebtedness or other obligations or (y) subordinating (or permitting the subordination of) any Obligations in right of payment to any other Indebtedness or obligations, in each case without the consent of all Lenders (other than Defaulting Lenders);
11.2.4    Foreign Borrower or Loan Party and or Foreign Currency. (i) Join or add any non-U.S. Person as a Borrower or Loan Party hereunder or under any of the Loan Documents, or make Revolving Credit Loans to such non-U.S. Person, or (ii) permit Borrowers to request, or permit Lenders to advance, Revolving Credit Loans or Loans in any currency other than U.S. Dollars, in each case without the consent of each Lender directly affected thereby; or
11.2.5    Miscellaneous. Amend, alter or modify Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions], 5.3 [Sharing of Payments by Lenders], this Section 11.2, any provision regarding the pro rata treatment of the Lenders, any provision requiring all Lenders to authorize the taking of any action, or the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);
provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of such Administrative Agent or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.2.1 through 11.2.5 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend the Expiration Date with respect to the Revolving Credit Commitments of Lenders under the revolving credit facility that agree to such extension with respect to their Revolving Credit Commitments with the written consent of each such approving Lender, the Administrative Agent and the Borrowers (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the revolving credit facility with respect to the portion of the Revolving Credit Commitments with an Expiration Date so extended.
In addition, notwithstanding the foregoing, (a) with the consent of the Borrowers, the Administrative Agent may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in any Loan Document (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Lenders taken as a whole), and (b) without the consent of any Lender or the Borrowers, within a reasonable time after (i) the effective date of any increase or addition to, extension of or decrease from, the Revolving Credit Commitment, or (ii) any assignment by any Lender of some or all of its Revolving Credit Commitment, the Administrative Agent shall, and is hereby authorized and directed to, revise Schedule 1.1(B) to reflect such change and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Schedule 1.1(B) shall replace the old Schedule 1.1(B) and become part of this Agreement.
In addition, notwithstanding the foregoing, without the consent of any Lender, the Administrative Agent may waive, amend or change any provision of this Agreement and the other Loan Documents (i) relating to deposit accounts, securities accounts and commodity accounts located outside of the United States or (ii) relating to security interests in jurisdictions outside of the United States.
11.2.6    Reserved.
11.2.7    Release of Trademarks, Patents and other Intellectual Property. Notwithstanding anything to the contrary contained in this Section 11.2, the Administrative Agent may, in its Permitted Discretion (and without Required Lender consent or approval) release its Lien (held for the benefit of itself and the Lenders) on any patents, trademarks, service marks, trade names, copyrights, licenses, registrations or other intellectual property which Borrowers determine is not material or which Borrowers in good faith determine is not useful or used in their business. Such release shall be in the form of Exhibit 11.2.6.
11.3    No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the Lenders specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.
11.4    Expenses; Indemnity; Damage Waiver.
11.4.1    Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates and PNCCM (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent and the Lead Arranger in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable and documented out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties; provided however that, absent the occurrence and during the continuance of an Event of Default, the Borrowers shall not be obligated to pay the costs, expenses or fees of more than two (2) such audits per fiscal year.
11.4.2    Indemnification by the Borrowers. The Borrowers shall, on a joint and several basis, indemnify the Administrative Agent (and any sub-agent thereof), the Joint Lead Arrangers, each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from (and shall reimburse each Indemnitee as the same are incurred), any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from a dispute solely among Indemnitees that does not involve an act or omission by the Borrower, any Loan Party or their Affiliates and is not brought against such Indemnitee in its capacity as Administrative Agent or arranger or similar role with respect to this Agreement or the Loan Documents. This Section 11.4.2 [Indemnification by the Borrowers] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
11.4.3    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Sections 11.4.1 [Costs and Expenses] or 11.4.2 [Indemnification by the Borrowers] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.
11.4.4    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.4.2 [Indemnification by Borrowers] shall be liable for any damages arising from the use by any recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
11.4.5    Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
11.4.6    Survival. Each party’s obligations under this Section 11.4 shall survive the termination of the Loan Documents and payment of the obligations hereunder.
11.5    Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
11.6    Notices; Effectiveness; Electronic Communication.
11.6.1    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.6.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.6.2 [Electronic Communications], shall be effective as provided in such Section.
11.6.2    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
11.6.3    Change of Address, Etc. Any party hereto may change its address, email address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
11.6.4    Platform.
(i)    Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.
11.7    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Lender or each Swing Loan Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.8    Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article 5 [Payments] and Section 11.4 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the Effective Date and until Payment In Full.
11.9    Successors and Assigns.
11.9.1    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (including by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.9.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.9.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.9.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.9.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
11.9.2    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (i)(A) of this Section 11.9.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent and each Swing Loan Lender, which shall not be unreasonably withheld or delayed and:
(A)    the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)    the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(iv)    Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrowers or any of the Borrower’s Affiliates or Subsidiaries (or a holding company, investment vehicle or trust for, or owned and operated for the benefit of, a Borrower or an Affiliate or Subsidiary of a Borrower), or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the benefit of, a natural person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, each Swing Loan Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Ratable Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(viii)    Effectiveness; Release. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.9.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [Term SOFR Rate Unascertainable; Etc.], 5.8 [Increased Costs], and 11.4 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.9.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.9.4 [Participations].
11.9.3    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States of America a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Such Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that the Loans and the Commitments will be at all times maintained in “registered form” within the meaning of Sections 163(f), 165(j), 871(h)(2), 881(c)(2) and 4701 of the Code.
11.9.4    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Swing Loan Lenders, the Issuing Lenders or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the benefit of, a natural person, or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.2.1 [Increase of Commitment], 11.2.2 [Extension of Payment, Etc.], or 11.2.3 [Release of Collateral or Guarantor]) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.4 [Term SOFR Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) shall be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.12 [Mitigation Obligations] as if it were an assignee under Section 11.9.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
11.9.5    Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.10    Confidentiality.
11.10.1    General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers, (viii) on a confidential basis to (x) any rating agency in connection with rating Crocs or its Subsidiaries or the revolving credit facility or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the revolving credit facility or (ix) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Revolving Credit Commitments.

11.10.2    Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.10.1 [General].
11.11    Counterparts; Integration; Effectiveness.
(i)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
(ii)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.12    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
11.12.1    Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to is conflict of laws principles. If a Person is represented by an attorney in connection with the signing and/or execution of this Agreement or any other Loan Document, and the relevant power of attorney is expressed to be governed by Netherlands or any other law, that choice of law is hereby accepted by each other Person, in accordance with Article 14 of the Hague Convention on the Law Applicable to Agency of 14 March 1978.
11.12.2    SUBMISSION TO JURISDICTION. THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.12.3    WAIVER OF VENUE. THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
11.12.4    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.6 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH LOAN PARTY THAT IS NOT A U.S. PERSON DESIGNATES CROCS AS ITS AGENT FOR PURPOSES OF RECEIVING SERVICE OF PROCESS ON BEHALF OF SUCH LOAN PARTY.
11.12.5    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.13    USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties, a Beneficial Ownership Certification and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.
11.14    No Novation. This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Obligations under, and as defined in, the Existing Credit Agreement or the Lien or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under, and as defined in, the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Borrower or Guarantor under the Existing Credit Agreement from any of its obligations and liabilities as a “Borrower” or “Guarantor” thereunder. Each Borrower hereby (a) confirms and agrees that the Existing Credit Agreement and Loan Documents (as defined in the Existing Credit Agreement) to which such Person is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the Fifth Amendment Date all references in any such “Loan Document,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended and restated by this Agreement and (b) confirm and agree that to the extent that any such Loan Documents purports to assign or pledge to Administrative Agent a security interest in or Lien on, any collateral as security for the obligations of Borrowers or Guarantors from time to time existing in respect of the Existing Credit Agreement, this Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respect.
11.15    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the

Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
11.16    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Obligation under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding such Loan or other Obligation in accordance with Applicable Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan or other Obligation but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Overnight Bank Funding Rate for each day to the date of repayment, shall have been received by such Lender or other Person. Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.
11.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrowers and their Subsidiaries and any Joint Lead Arranger, the Administrative Agent, any Issuing Lender, any Swing Loan Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether such Joint Lead Arranger, the Administrative Agent, any Issuing Lender, any Swing Loan Lender or any Lender has advised or is advising any Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by such Joint Lead Arranger, the Administrative Agent, the Issuing Lenders, the Swing Loan Lenders and the Lenders are arm’s-length commercial transactions among the Borrowers and their Affiliates, on the one hand, and the Joint Lead Arrangers, the Administrative Agent, the Issuing Lenders, the Swing Loan Lenders and the Lenders, on the other hand, (iii) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent that they have deemed it appropriate and (iv) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Joint Lead Arranger, the Administrative Agent, the Issuing Lenders, the Swing Loan Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any Affiliate of any Borrower, or any other Person; (ii) none of the Joint Lead Arranger, the Administrative Agent, the Issuing Lenders, the Swing Loan Lenders and the Lenders has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Joint Lead Arranger, the Administrative Agent, the Issuing Lenders, the Swing Loan Lenders and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Joint Lead Arranger, the Administrative Agent, the Issuing Lenders, the Swing Loan Lenders and the Lenders has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by Law, each Borrower hereby waives and releases any claims that it may have against any of the Joint Lead Arrangers, the Administrative Agent, the Issuing Lenders, the Swing Loan Lenders and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.18    Acknowledgment Regarding any Supported QFC’s. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedge, any Other Hedging Transaction or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any

Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(i)    In the event a QFC Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(ii)    As used in this Section 11.18, the following terms have the following meanings:
(A)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(B)    “QFC Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
(C)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(D)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(iii)    The Loan Parties represent and warrant that no Loan Party is a QFC Covered Entity.
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